                                                                EXHIBIT 10(B)

                       MASTER LOAN AND SECURITY AGREEMENT


                           ---------------------------


                             DATED AS OF MAY 1, 1998

                           ---------------------------




                    SOURCE ONE MORTGAGE SERVICES CORPORATION
                                   AS BORROWER



                                       AND




                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
                                    AS LENDER









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                                TABLE OF CONTENTS

                                                                            Page

Section 1. Definitions and Accounting Matters...............................-1-
  1.01     Certain Defined Terms............................................-1-
  1.02     Accounting Terms and Determinations.............................-17-

Section 2. Advances, Note and Prepayments..................................-17-
  2.01     Advances........................................................-17-
  2.02     Notes...........................................................-18-
  2.03     Procedure for Borrowing.........................................-18-
  2.04     Limitation on Types of Advances; Illegality.....................-20-
  2.05     Repayment of Advances; Interest.................................-20-
  2.06     Mandatory Prepayments or Pledge.................................-21-
  2.07     [Intentionally Omitted].........................................-21-
  2.08     Optional Prepayments............................................-21-
  2.09     Requirements of Law.............................................-22-
  2.10     Extension of Termination Date...................................-23-
  2.11     Purpose of Advances.............................................-23-

Section 3. Payments; Computations; Etc.....................................-23-
  3.01     Payments........................................................-23-
  3.02     Computations....................................................-24-
  3.03     U.S. Taxes......................................................-24-

Section 4. Collateral Security.............................................-25-
  4.01     Collateral; Security Interest...................................-25-
  4.02     Further Documentation...........................................-26-
  4.03     Changes in Locations, Name, etc.................................-26-
  4.04     Lender's Appointment as Attorney-in-Fact........................-26-
  4.05     Performance by Lender of Borrower's Obligations.................-27-
  4.06     Proceeds........................................................-28-
  4.07     Remedies........................................................-28-
  4.08     Limitation on Duties Regarding Preservation of Collateral.......-29-
  4.09     Release of Security Interest....................................-29-

Section 5. Conditions Precedent............................................-29-
  5.01     Initial Advance.................................................-29-
  5.02     Initial and Subsequent Loans....................................-31-

Section 6. Representations and Warranties..................................-32-
  6.01     Existence.......................................................-32-
  6.02     Financial Condition.............................................-32-
  6.03     Litigation......................................................-33-
  6.04     No Breach.......................................................-33-

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  6.05     Action..........................................................-33-
  6.06     Approvals.......................................................-33-
  6.07     Margin Regulations..............................................-33-
  6.08     Taxes...........................................................-34-
  6.09     Investment Company Act..........................................-34-
  6.10     No Legal Bar....................................................-34-
  6.11     No Default......................................................-34-
  6.12     Collateral; Collateral Security.................................-34-
  6.13     Chief Executive Office..........................................-35-
  6.14     Location of Books and Records...................................-35-
  6.15     True and Complete Disclosure....................................-35-
  6.16     Tangible Net Worth..............................................-35-
  6.17     ERISA...........................................................-35-
  6.18     Intentionally Omitted...........................................-35-
  6.19     Relevant States.................................................-36-
  6.20     True Sales......................................................-36-
  6.21     No Burdensome Restrictions......................................-36-
  6.22     Subsidiaries....................................................-36-
  6.23     Origination and Acquisition of Mortgage Loans...................-36-
  6.24     No Adverse Selection............................................-36-
  6.25     Borrower Solvent; Fraudulent Conveyance.........................-36-

Section 7. Covenants of the Borrower.......................................-36-
  7.01     Financial Statements............................................-36-
  7.02     Litigation......................................................-38-
  7.03     Existence, Etc..................................................-39-
  7.04     Prohibition of Fundamental Changes..............................-39-
  7.05     Borrowing Base Deficiency.......................................-40-
  7.06     Notices.........................................................-40-
  7.07     Servicing.......................................................-40-
  7.08     Intentionally Omitted...........................................-40-
  7.09     Underwriting Guidelines.........................................-40-
  7.10     Intentionally Omitted...........................................-40-
  7.11     Transactions with Affiliates....................................-41-
  7.12     Use of Proceeds.................................................-41-
  7.13     Limitation on Liens.............................................-41-
  7.14     Limitation on Sale of Assets....................................-41-
  7.15     Limitation on Distributions.....................................-41-
  7.16     [Intentionally Omitted.]........................................-41-
  7.17     Maintenance of Tangible Net Worth...............................-41-
  7.18     Maintenance of Ratio of Total Indebtedness to Tangible Net
           Worth...........................................................-42-
  7.19     Banking Loan Data File..........................................-42-
  7.20     Servicing Loan Data File........................................-42-
  7.21     No Amendment or Waiver..........................................-42-
  7.22     Maintenance of Property; Insurance..............................-42-
  7.23     Mortgage Loan Determined to be Defective........................-42-

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  7.24        Interest Rate Protection Agreements..........................-42-


Section 8.    Events of Default............................................-42-

Section 9.    Remedies Upon Default........................................-45-

Section 10.   Intentionally Omitted........................................-45-

Section 11. Miscellaneous..................................................-45-
  11.01     Waiver.........................................................-45-
  11.02     Notices........................................................-45-
  11.03     Indemnification and Expenses...................................-46-
  11.04     Amendments.....................................................-47-
  11.05     Successors and Assigns.........................................-47-
  11.06     Survival.......................................................-47-
  11.07     Captions.......................................................-47-
  11.08     Counterparts...................................................-47-
  11.09     Loan Agreement Constitutes Security Agreement; Governing Law...-47-
  11.10     SUBMISSION TO JURISDICTION.....................................-47-
  11.11     Intentionally Omitted..........................................-48-
  11.12     Acknowledgments................................................-48-
  11.13     Hypothecation or Pledge of Collateral..........................-48-
  11.14     Assignments; Participations....................................-48-
  11.15     Servicing......................................................-49-
  11.16     Periodic Due Diligence Review..................................-50-
  11.17     Set-Off........................................................-51-
  11.18     Intent.........................................................-51-


SCHEDULES

         SCHEDULE 1     Representations and Warranties re: Mortgage Loans

         SCHEDULE 2     Filing Jurisdictions and Offices

         SCHEDULE 3     Relevant States

         SCHEDULE 4     Subsidiaries

EXHIBITS

         EXHIBIT A  Form of Promissory Note

         EXHIBIT B  Form of Custodial Agreement

         EXHIBIT C  Form of Opinion of Counsel to the Borrower






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         EXHIBIT D         Form of Notice of Borrowing and Pledge

         EXHIBIT E         Underwriting Guidelines

         EXHIBIT F         Required Fields for Banking Loan Data File

         EXHIBIT F-1       Required Fields for Servicing Loan Data File

         EXHIBIT G         Required Fields for Mortgage Loan Data File

         EXHIBIT H         Form of Borrowing Base Certificate

         EXHIBIT I         Form of Confidentiality Agreement

         EXHIBIT J         Bank Credit Agreement


























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                       MASTER LOAN AND SECURITY AGREEMENT

                  MASTER LOAN AND SECURITY AGREEMENT, dated as of May 1, 1998, between SOURCE ONE MORTGAGE SERVICES CORPORATION, a Delaware corporation (the "Borrower") and GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation (the "Lender").

                                    RECITALS

                  The Borrower wishes to obtain financing from time to time to provide interim funding for the origination and acquisition of certain Mortgage Loans (as defined herein), which Mortgage Loans are to be sold or contributed by the Borrower to one or more trusts or other entities to be sponsored by the Borrower or an Affiliate (as defined herein) thereof, or to third-parties, and which Mortgage Loans shall secure Advances (as defined herein) to be made by the Lender hereunder.

                  The Lender has agreed, subject to the terms and conditions of this Loan Agreement (as defined herein), to provide such financing to the Borrower, with a portion of the proceeds of the sale of all mortgage-backed securities issued by any such trust or other entity, together with a portion of the proceeds of any permitted whole loan sales, together with other funds of the Borrower, if necessary, being used to repay any Advances made hereunder as more particularly described herein.

                  Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  Section 1.        Definitions and Accounting Matters.

                  1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Loan Agreement in the singular to have the same meanings when used in the plural and vice versa):

                  "Accepted Servicing Practices" shall mean, with respect to any Mortgage Loan, accepted and prudent mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loans in the jurisdiction where the related Mortgaged Property is located and in a manner equal in quality to the servicing the Borrower provides to mortgage loans which they own in their own portfolio.

                  "Advance" shall have the meaning specified in Section 2.01(a) hereof.

                  "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" (together with the correlative meanings of "controlled by" and "under common control with") means possession, directly or indirectly, of the power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting


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


power for the directors or managing general partners (or their equivalent) or such Person, or (b) to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

                  "ALTA" means the American Land Title Association.

                  "Applicable Collateral Percentage" shall mean, (i) for the first 180 days following the date such Eligible Mortgage Loan first becomes subject to the terms of this Agreement, with respect to each Advance:

         (a) in the case of Dry Subprime Loans:
                  (1) which are current with respect to scheduled principal and interest payments, 102.5%, (2) which are 30 to 59 days past due with respect to scheduled principal and interest payments, 90%, (3) which are 60 to 89 days past due with respect to scheduled principal and interest payments, 80%, (4) which are 90 to 119 days past due with respect to scheduled principal and interest payments, 70% (5) which are 120 to 149 days past due with respect to scheduled principal and interest payments, 60%, and (6) which are 150 days or more past due with respect to scheduled principal and interest payments, 0%;

         (b) in the case of Dry High LTV Loans:
                  (1) which are current with respect to scheduled principal and interest payments, 100%, (2) which are 30 to 59 days past due with respect to scheduled principal and interest payments, 80%, (3) which are 60 to 89 days past due with respect to scheduled principal and interest payments, 50%, and (4) which are 90 days or more past due with respect to scheduled principal and interest payments, 0%;

         (c) in the case of Wet Subprime Loans:
                  (1) for which all Required Documents have not been delivered for 0 to 10 days, 97%, (2) for which all Required Documents have not been delivered for 11 to 30 days, 90%, (3) for which all Required Documents have not been delivered within 30 days, 0%; or

         (d) in the case of Wet High LTV Loans:
                  (1) for which all Required Documents have not been delivered for 0 to 10 days, 95%, (2) for which all Required Documents have not been delivered for 11 to 30 days, 90%, (3) for which all Required Documents have not been delivered within 30 days, 0%, and (ii) thereafter, 0%.

                  "Applicable Margin" shall mean with respect to Advances that are Tranche A Advances, Tranche B Advances and Tranche C Advances, respectively, and which are secured by the Mortgage Loans, the applicable rate per annum set forth below for each day that such Advances shall be so secured:
                  Tranche A Advances.....................................1.000%

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                  Tranche B Advances ....................................1.000%
                  Tranche C Advances.....................................1.875%;

provided, however, in the case of the Tranche A Advances, the margin shall equal 0.750% after the first securitization for which the Lender acts as sole lead underwriter to the Borrower pursuant to the Securitization Letter; provided further, the Borrower shall have the right to pay a one time buydown commitment fee of $75,000 prior to the initial Advance with respect to Wet Loans, in which case, the rate per annum for Tranche C Advances shall be 1.250%.

                  "Appraised Value" shall mean the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

                  "Assignment of Mortgage" shall mean, with respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment and pledge of the Mortgage.

                  "Bank Credit Agreement" shall mean the Third Amended and Restated Revolving Credit Agreement among the Borrower, The Mortgage Authority, Inc. and Central Pacific Mortgage Company and the First National Bank of Chicago and certain other lenders dated as of July 25, 1997.

                  "Banking Loan Data File" shall mean a computer-readable magnetic tape or other electronic format mutually acceptable to the parties incorporating the fields identified on Exhibit F.

                  "Bankruptcy Code" shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

                  "Best's" means Best's Key Rating Guide, as the same shall be amended from time to time.

                  "Borrower" shall have the meaning provided in the heading hereof.

                  "Borrowing Base" shall mean the aggregate Collateral Value of all Eligible Mortgage Loans that have been, and remain pledged to the Lender hereunder.

                  "Borrowing Base Certificate" shall mean the certificate prepared either by the Lender or the Custodian substantially in the form of Exhibit H, attached hereto.

                  "Borrowing Base Deficiency" shall have the meaning provided in
Section 2.06 hereof.

                  "Business Day" shall mean any day other than (i) a Saturday or Sunday, or (ii) a day in which the New York Stock Exchange, the Federal Reserve Bank of New York or the

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Custodian is authorized or obligated by law or executive order to be closed.

                  "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Loan Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                  "Cash Equivalents" shall mean (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of 90 days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by Standard and Poor's Ratings Group ("S&P") or P-1 or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "Change of Control" means the acquisition by any Person, or two or more Persons (other than White Mountain Holdings, Inc.) acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of outstanding shares of voting stock of the Borrower at any time if after giving effect to such acquisition (i) such Person or Persons owns twenty percent (20%) or more of such outstanding voting stock or (ii) White Mountain Holdings, Inc. does not own more than fifty (50%) of such outstanding shares of voting stock.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" shall have the meaning assigned to such term in
Section 4.01(b) hereof.

                  "Collateral Value" shall mean with respect to each Mortgage Loan, the lesser of (a) the Applicable Collateral Percentage of the outstanding principal balance of such Mortgage

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Loan, or (b) the Market Value; provided, that:

                           (i) the Collateral Value of a Mortgage Loan originally funded as a Dry Loan which has a Material Exception with respect thereto shall be calculated in the same manner as a Wet Loan; and

                  (ii) the Collateral Value shall be deemed to be zero with respect to each Mortgage Loan:

                  (1) in respect of which there is a material breach of a representation and warranty set forth on Schedule 1 (assuming each representation and warranty is made as of the date Collateral Value is determined);

                  (2) which remains pledged to the Lender hereunder more than 180 days after the date on which it is first included in the Collateral;

                  (3) which the Lender determines, in its reasonable discretion that such Mortgage Loan is not eligible for sale in the secondary market or for securitization without unreasonable credit enhancement;

                  (4) which has been released from the possession of the Custodian under Section 5(a) of the Custodial Agreement to the Borrower or its bailee for a period in excess of twenty (20) calendar days (or if such twentieth day is not a Business Day, the next succeeding Business Day);

                  (5) which has been released from the possession of the Custodian (i) under Section 5(b) of the Custodial Agreement under any Transmittal Letter in excess of the time period stated in such Transmittal Letter for release, or (ii) under
                  Section 5(c) of the Custodial Agreement under an Attorney Bailee Letter, from and after the date such Attorney's Bailee Letter is terminated or ceases to be in full force and effect;

                  (6) in respect of which (a) the related Mortgaged Property is the subject of a foreclosure proceeding or (b) the related Mortgage Note has been extinguished under relevant state law in connection with a judgment of foreclosure or foreclosure sale or otherwise; provided, however, Mortgage Loans with an aggregate current principal amount of less than $2,500,000 shall not be subject to this subclause (6);

                  (7) (a) the related Mortgage Note or the related Mortgage is not genuine or is not the legal, valid, binding and enforceable obligation of the maker thereof, subject to no right of rescission, set-off, counterclaim or defense, or (b) such Mortgage, is not a valid, subsisting, enforceable and perfected first or second lien on the Mortgaged Property; or


                  (8) the Mortgagor has not made its first payment on the related Mortgage Loan


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                  within 45 days of its scheduled payment date.

                  "Combined LTV or CLTV" means with respect to any Mortgage Loan, (i) the ratio of the original outstanding principal amount of the Mortgage Loan plus (ii) the Mortgage Loan constituting a first lien on the Mortgaged Property to the lesser of (a) the Appraised Value of the Mortgaged Property at origination or (b) if the Mortgaged Property was purchased within 12 months of the origination of the Mortgage Loan, the purchase price of the Mortgaged Property.

                  "Contractual Obligation" shall mean as to any Person, any material provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound or any material provision of any security issued by such Person.

                  "Custodial Agreement" shall mean the Custodial Agreement, dated as of the date hereof, among the Borrower, the Custodian and the Lender, substantially in the form of Exhibit B hereto, as the same shall be modified and supplemented and in effect from time to time.

                  "Custodian" shall mean National City Bank of Kentucky, its successors and permitted assigns.

                  "Custodian Loan Data File" shall have the meaning assigned thereto in the Custodial Agreement.

                  The Custodian shall incorporate on a daily basis all current data provided by the Borrower to the Custodian into the Custodian Loan Data File.

                  "Cut-off Date" means the first day of the month in which the related Funding Date occurs.

                  "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

                  "Discrepancy" shall have the meaning assigned to such term in
Section 2.05(c) hereof.

                  "Dollars" and "$" shall mean lawful money of the United States of America.

                  "Dry High LTV Loan" shall mean a first or second lien Mortgage Loan which is underwritten in accordance with the Underwriting Guidelines which Mortgage File contains all required Mortgage Loan Documents.

                  "Dry Loan" shall mean either a Dry Subprime Loan or a Dry High LTV Loan.

                  "Dry Subprime Loan" shall mean a first or second lien Mortgage Loan which is underwritten in accordance with the Underwriting Guidelines made to a Mortgagor with a subprime credit history which Mortgage File contains all required Mortgage Loan Documents.

                  "Due Date" means the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

                  "Due Diligence Review" shall mean the performance by the Lender of any or all of the reviews permitted under Section 11.16 hereof with respect to any or all of the Mortgage Loans or the Borrower or related parties, as desired by the Lender from time to time.

                  "Effective Date" shall mean the date upon which the conditions precedent set forth in Section 5.01 shall have been satisfied.

                  "Eligible Mortgage Loan" shall mean as to each Mortgage Loan that forms part of the Collateral hereunder (and the related Mortgage, Mortgage Note, Assignment of Mortgage and Mortgaged Property), a mortgage lien (as reflected on the Mortgage Loan Data File) as to which (i) the representations and warranties in Section 6.10 and Schedule 1 hereof are correct and (ii) was originated or acquired by the Borrower in accordance with the Borrower's Underwriting Guidelines.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and
Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which the Borrower is a member.

                  "Escrow Payments" means with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

                  "Event of Default" shall have the meaning provided in Section 8 hereof.

                  "Exception Report" shall mean the exception report prepared by the Custodian pursuant to the Custodial Agreement.

                  "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a

Business Day, the average of the quotations for the day of such transactions received by the Lender from three primary dealers (other than an Affiliate of the Lender) of recognized standing selected by it.

                  "FHLMC" means the Federal Home Loan Mortgage Corporation, or any successor thereto.

                  "First Lien" shall mean with respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a mortgage note which creates a first lien on the Mortgaged Property.

                  "FNMA" means the Federal National Mortgage Association, or any successor thereto.

                  "Funding Date" shall mean the date on which an Advance is made hereunder.

                  "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

                  "GNMA" shall mean the Government National Mortgage Association, or any successor thereto.

                  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over the Borrower, any of its Subsidiaries or any of its properties.

                  "Gross Margin" means with respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note.

                  "Guarantee" shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise), provided that the term "Guarantee" shall not include (i) endorsements for collection or deposit in the ordinary course of business, (ii) obligations to make servicing advances for delinquent taxes and insurance, or other obligations in respect of a Mortgaged Property, to the extent required by the Lender or (iii) obligations of the Borrower pursuant to Recourse Servicing. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms "Guarantee" and "Guaranteed" used as verbs shall have correlative meanings.

                  "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (i) Indebtedness of general partnerships of which such Person is a general partner; (j) Mortgage-Related Indebtedness and (k) any other indebtedness of such Person by a note, bond, debenture or similar instrument.

                  "Index" means with respect to each adjustable rate Mortgage Loan, the index set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

                  "Interest Period" shall mean, with respect to any Advance, (i) initially, the period commencing on the Funding Date with respect to such Advance and ending on the eighth calendar day of the next succeeding month, and
(ii) thereafter, each period commencing on the ninth calendar day of a month and ending on the eighth calendar day of the next succeeding month. Notwithstanding the foregoing, no Interest Period may end after the Termination Date. The last Interest Period shall end on the Termination Date.

                  "Insurance Proceeds" means with respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

                  "Interest Rate Adjustment Date" means with respect to each adjustable rate Mortgage Loan, the date, specified in the related Mortgage Note and the Mortgage Loan Schedule, on which the Mortgage Interest Rate is adjusted.

                  "Interest Rate Protection Agreement" shall mean with respect to any or all of the Mortgage Loans and/or Advances: any interest rate swap, cap or collar agreement or any other applicable hedging arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies entered into by Borrower and reasonably acceptable to the Lender.

                  "Lender" shall have the meaning assigned thereto in the heading hereto.

                  "LIBO Base Rate" shall mean with respect to each day an Advance is outstanding (or if such day is not a Business Day, the next succeeding Business Day), the rate per annum equal to the rate published by Bloomberg as determined on a Monday (or if such Monday is not a Business Day, the next succeeding Business Day) or if such rate is not available, the rate per annum published by Knight-Ridder as one-month LIBOR on such date, and if such rate shall not be so quoted, the rate per annum at which the Lender is offered Dollar deposits at or about 11:00 A.M., eastern time, on such date by prime banks in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Advances are then being conducted for delivery on such day for a period of one month and in an amount comparable to the amount of the Advances to be outstanding on such day.

                  "LIBO Rate" shall mean with respect to each Interest Period pertaining to an Advance, a rate (reset on a weekly basis) per annum determined by the Lender in its sole discretion in accordance with the following formula (rounded upwards to the nearest l/100th of one percent), which rate as determined by the Lender shall be conclusive absent manifest error by the
Lender:

                                 LIBO Base Rate
                        1.00 - LIBO Reserve Requirements

         The LIBO Rate shall be determined each Monday (or next Business Day if such Monday is not a Business Day) commencing with the first Monday prior to the initial Advance.

                  "LIBO Reserve Requirements" shall mean for any Interest Period for any Advance, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements applicable to the Lender in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such Governmental Authority.

                  "Lien" shall mean any mortgage, lien, pledge, charge, security interest or similar encumbrance.

                  "Loan Agreement" shall mean this Master Loan and Security Agreement, as may be amended, supplemented or otherwise modified from time to time as mutually agreed by the parties in writing.

                  "Loan Documents" shall mean collectively, this Loan Agreement, the Note and the Custodial Agreement.

                  "Loan-to-Value Ratio" or "LTV" means with respect to any Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan to the lesser of (a) the Appraised Value of the Mortgaged Property at origination or (b) if the Mortgaged Property was purchased within 12 months of the origination of the Mortgage Loan, the purchase price of the Mortgaged Property.

                  "Market Value" shall mean as of any date in respect of an Eligible Mortgage Loan, the price at which such Eligible Mortgage Loan could readily be sold at the then applicable market price as determined by the Lender in its reasonable discretion (exercised in good faith), which Market Value may be determined to be zero. The Lender's determination of Market Value shall be conclusive upon the parties, absent manifest error on the part of the Lender. The Lender shall have the right to mark to market the Eligible Mortgage Loans on a daily basis.

                  "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations or financial condition of the Borrower taken as a whole, (b) the ability of the Borrower to perform in all material respects its obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability in all material respects of any of the Loan Documents, (d) the rights and remedies of the Lender under any of the Loan Documents, (e) the Collateral (other than changes in Market Value).

                  "Material Exception" shall have the meaning assigned thereto in the Custodial Agreement.

                  "Maximum Credit" shall mean $175,000,000; provided, however, the following limitations on Maximum Credit shall apply:

                  (1) the Maximum Credit for Mortgage Loans which are Dry Subprime Loans may not exceed $150 million at any time;

                  (2) the Maximum Credit for Mortgage Loans which are Dry High LTV Loans may not exceed $25 million at any time; and

                  (3) the Maximum Credit for Mortgage Loans which are Wet Loans may not exceed $15 million at any time.

                  "Monthly Payment" means the scheduled monthly payment of principal and interest on a Mortgage Loan as adjusted in accordance with changes in the Mortgage Interest Rate pursuant to the provisions of the Mortgage Note for an adjustable rate Mortgage Loan.

                  "Mortgage" shall mean with respect to a Mortgage Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien (as indicated on the Mortgage Loan Data File) on the fee simple in real property securing the Mortgage Note.

                  "Mortgage File" shall have the meaning assigned thereto in the Custodial Agreement.

                  "Mortgage Interest Rate" means the annual rate of interest borne on a Mortgage Note, which shall be adjusted from time to time with respect to adjustable rate Mortgage Loans.

                  "Mortgage Interest Rate Cap" means with respect to an adjustable rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.

                  "Mortgage Loan" shall mean a mortgage loan which the Custodian has been instructed to hold for the Lender pursuant to the Custodial Agreement, and which Mortgage Loan includes, without limitation, (i) a Mortgage Note, the related Mortgage and all other Mortgage Loan Documents and (ii) all right, title and interest of the Borrower in and to the Mortgaged Property covered by such Mortgage.

                  "Mortgage Loan Data File" shall mean a computer-readable magnetic tape incorporating the fields identified on Exhibit G.

                  "Mortgage Loan Documents" shall mean, with respect to a Mortgage Loan, the documents comprising the Mortgage File for such Mortgage Loan.

                  "Mortgage Loan List" shall mean the hard copy report provided by the Borrower which shall include with respect to each Mortgage Loan to be included as Collateral: (i) the Mortgage Loan number, (ii) the Mortgagor's name and (iii) the original principal amount of the Mortgage Loan.

                  "Mortgage Note" shall mean the original executed promissory note or other evidence of the indebtedness of a mortgagor/borrower with respect to a Mortgage Loan.

                  "Mortgaged Property" means the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Mortgage Note.

                  "Mortgage-Related Indebtedness" means, with respect to the Borrower and its Subsidiaries, any amount arising out of the issuance in the ordinary course of the mortgage banking business of the Borrower and its Subsidiaries of (i) mortgage pools, pass-throughs, participation certificates and other mortgage-related securities to the extent that such amount would not, in accordance with GAAP, be shown as indebtedness on a consolidated balance sheet of the Borrower and its Subsidiaries as at such date and (ii) collateralized mortgage obligations and other mortgage-related securities issued by a Subsidiary of the Borrower, the payment of principal and interest in respect of which is secured by a Lien on mortgage loans or other mortgage-related securities (or other securities in which the Borrower invests in the ordinary course of its mortgage banking business) conveyed to such Subsidiary in an amount reasonably anticipated by the Borrower to approximate the amount required to pay the principal and interest in respect of such collateralized mortgage obligations or other mortgage-related securities (whether or not such amount would, in accordance with GAAP, be shown as indebtedness on a consolidated balance sheet of the Borrower and its Subsidiaries at such date).

                  "Mortgagee" means either Borrower or any subsequent holder of a Mortgage Loan.

                  "Mortgagor" means the obligor on a Mortgage Note.

                  "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.

                  "Net Income" shall mean, for any period, the net income of the applicable Borrower for such period as determined in accordance with GAAP.

                  "Net Worth" shall mean, with respect to any Person, the excess of total assets of such Person, over total liabilities of such Person, determined in accordance with GAAP.

                  "Note" shall mean the promissory note provided for by Section 2.02(a) hereof for Advances and any promissory note delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

                  "Notice of Borrowing and Pledge" shall have the meaning assigned to such term in Section 2.03(a).

                  "Origination Date" shall mean, with respect to each Mortgage Loan, the date of the Mortgage Note relating to such Mortgage Loan, unless such information is not provided by the Borrower with respect to such Mortgage Loan, in which case the Origination Date shall be deemed to be the date that is 40 days prior to the date of the first payment under the Mortgage Note relating to such Mortgage Loan.

                  "Payment Date" shall mean the eleventh day of each calendar month, or if such day is not a Business Day, the next succeeding Business Day.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Permitted Exceptions" shall mean the exceptions to lien priority including but not limited to: (i) the lien of current real property taxes and assessments not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (A) referred to or to otherwise considered in the appraisal (if any) made for the originator of the Mortgage Loan or (B) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal; (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and (iv) in the case of a Second Lien Mortgage Loan, a First Lien on the Mortgaged Property.

                  "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

                  "Plan" shall mean an employee benefit or other plan established or maintained by either Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

                  "PMI Policy" or "Primary Insurance Policy" means a policy of primary mortgage guaranty insurance issued by a Qualified Insurer.

                  "Post-Default Rate" shall mean, in respect of any principal of any Advance or any other amount under this Loan Agreement, the Note or any other Loan Document that is not paid when due to the Lender (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% per annum, plus (a)(i) the interest rate otherwise applicable to such Advance or other amount, or (ii) if no interest rate is otherwise applicable, the LIBO Rate plus (b) the Applicable Margin.

                  "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Qualified Insurer" means an insurance company duly qualified as such under the laws of the states in which the Mortgaged Property is located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, and approved as an insurer by FNMA and FHLMC.

                  "Qualified Originator" shall mean (a) the Borrower and (b) any other originator of Mortgage Loans; provided, however, the Lender shall have the right to reject an originator (in its reasonable discretion) by delivering written notice to the Borrower 60 days prior to ceasing to accept Collateral originated by such party.

                  "Recourse Servicing" shall mean any servicing rights under a servicing agreement (other than with GNMA) which obligates the Borrower to repurchase Mortgage Loans upon default by the borrower thereunder or indemnify any party having an interest in such Mortgage Loans against any principal loss arising from such a default.

                  "Regulations G, T, U and X" shall mean Regulations G, T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

                  "Requirement of Law" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Required Documents" shall mean those documents identified in
Section 2(I) of the Custodial Agreement.

                  "Responsible Officer" shall mean, as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person; provided, that in the event any such officer is unavailable at any time he or she is required to take any action hereunder, Responsible Officer shall mean any officer authorized to act on such officer's behalf as demonstrated by a certificate of corporate resolution.

                  "Second Lien" shall mean with respect to each Mortgaged Property, the lien of the mortgage, deed of trust or other instrument securing a mortgage note which creates a second lien on the Mortgaged Property.

                  "Second Lien Mortgage Loan" shall mean an Eligible Mortgage Loan secured by the lien on the Mortgaged Property, subject to one prior lien on such Mortgaged Property securing financing obtained by the related Mortgagor and to Permitted Exceptions.

                  "Secured Obligations" shall have the meaning assigned thereto in Section 4.01(c) hereof.

                  "Securitization Letter" shall mean that certain letter agreement by and between Borrower and Lender, dated the date hereof, outlining rights and obligations with respect to securitizations and whole loan sales of Mortgage Loans subject to this Loan Agreement from time to time.

                  "Servicing File" means with respect to each Mortgage Loan, the file retained by the Borrower consisting of originals of all material documents in the Mortgage File which are not delivered to a Custodian and copies of the Mortgage Loan Documents set forth in Section 2 of the Custodial Agreement.

                  "Servicing Loan Data File" shall mean a computer-readable magnetic tape or other electronic format acceptable to the parties containing the information identified on Exhibit F-1.

                  "Servicing Records" shall have the meaning assigned thereto in
Section 11.15(c) hereof.

                  "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

                  "Tangible Net Worth" shall mean, with respect to any Person, as of any date of determination, the consolidated Net Worth of such Person and its Subsidiaries, less the consolidated net book value of all assets of such Person and its Subsidiaries (to the extent reflected as an asset in the balance sheet of such Person or any Subsidiary at such date) which will be treated as intangibles under GAAP, including, without limitation, such items as deferred financing expenses, good will, trademarks, trade names, service marks, copyrights, patents, licenses and unamortized debt discount and expense; provided, that residual securities issued by such Person or its Subsidiaries shall not be treated as intangibles for purposes of this definition.

                  "Termination Date" shall mean April 29, 1999, or such earlier date on which this Loan Agreement shall terminate in accordance with the provisions hereof or by operation of law as same may be extended pursuant to
Section 2.10.

                  "Total Indebtedness" shall mean, for any period, the aggregate Indebtedness of the Borrower and its Subsidiaries during such period, less the amount of any nonspecific consolidated balance sheet reserves maintained in accordance with GAAP.

                  "Tranche A Advances" shall mean Advances so long as, and to the extent that, they are secured by Dry Subprime Loans.

                  "Tranche B Advances" shall mean Advances so long as, and to the extent that, they are secured by Dry High LTV Loans.

                  "Tranche C Advances" shall mean Advances so long as, and to the extent that, they are secured by Wet Loans.

                  "Trust Status" shall mean the determination by the Custodian which shall be confirmed by the Lender whether a Mortgage Loan is a Dry High LTV Loan, Dry Subprime Loan, Wet High LTV Loan, Wet Subprime Loan or zero Collateral Value Mortgage Loan.

                  "Underwriting Guidelines" shall mean collectively, the underwriting guidelines attached as Exhibit E hereto (including high LTV guidelines) as amended from time to time in accordance with Section 7.09.

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

                  "Wet High LTV Loan" shall mean a wet-funded first or second lien Mortgage Loan which is underwritten in accordance with the Underwriting Guidelines and does not contain all the required Mortgage Loan Documents in the Mortgage File.

                  "Wet Loan" shall mean a Wet Subprime Loan or a Wet High LTV Loan, which in order to be deemed an Eligible Mortgage Loan shall have the following additional characteristics:

         (a) the proceeds thereof have been funded (or, on the date of the Advance supported by a Notice of Borrowing and Pledge are being funded) by wire transfer or cashier's check, cleared check or draft or other form of immediately available funds to the escrow or closing agent for such Wet Loan;

         (b) the Borrower expects such Wet Loan to close and become a valid lien securing actual indebtedness by funding to the order of the Mortgagor thereunder;

         (c) the proceeds thereof have not been returned to the Lender from the escrow or closing agent for such Wet Loan;

         (d) the Borrower has not learned that such Wet Loan will not be closed and funded to the order of the Mortgagor; and

         (e) upon recordation such Mortgage Loan will constitute a first or second lien on the premises described therein.

                  "Wet Subprime Loan" shall mean a wet-funded first or second lien Mortgage Loan which is underwritten in accordance with the Underwriting Guidelines made to a Mortgagor with a subprime credit history and which does not contain all the required Mortgage Loan Documents in the Mortgage File.


                  1.02 Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lender hereunder shall be prepared, in accordance with GAAP.

                  Section 2.        Advances, Note and Prepayments.

                  2.01     Advances.

                  (a) Subject to fulfillment of the conditions precedent set forth in Sections 5.01 and 5.02 hereof, and provided that no Default shall have occurred and be continuing hereunder (provided that an Event of Default contained in Section 8(j) shall not apply to continuation of Advances requested by the Borrower, not to exceed Advances outstanding at the time of an occurrence of an Event of Default pursuant to Section 8(j)), the Lender agrees from time to time, on the terms and conditions of this Loan Agreement, to make loans (individually, a "Advance"; collectively, the "Advances") to the Borrower in Dollars, on any Business Day from and including the Effective Date to but excluding the Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the lesser of

(i) the Maximum Credit (which shall be further subject to the limitations in the definition of Collateral Value) and (ii) the Borrowing Base as in effect from time to time.

                  (b) Subject to the terms and conditions of this Loan Agreement, during such period the Borrower may borrow, repay and reborrow hereunder.

                  (c) In no event shall an Advance be made (subject to Section 2.01(a)) when any Default or Event of Default has occurred and is continuing.

                  2.02     Notes.

                  (a) The Advances made by the Lender shall be evidenced by a single promissory note of the Borrower substantially in the form of Exhibit A hereto (the "Note"), dated the date hereof, payable to the Lender in a principal amount equal to the amount of the Maximum Credit as originally in effect and otherwise duly completed. The Lender shall have the right to have its Note subdivided, by exchange for promissory notes of lesser denominations or otherwise.

                  (b) The date, amount and interest rate of each Advance made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of the Note, noted by the Lender on the grid attached to the Note or any continuation thereof; provided, that the failure of the Lender to make any such recordation or notation shall not affect the obligations of the Borrower to make a payment when due of any amount owing hereunder or under the Note in respect of the Advances.

                  2.03     Procedure for Borrowing.

                  (a) Borrowing Procedure for Requesting an Advance. The Borrower may request a borrowing to be secured by any Mortgage Loans hereunder, on any Business Day during the period from and including the Effective Date to and including the Termination Date, by (i) providing oral notice of the approximate amount of the principal balance of the Mortgage Loans to be used as Collateral to the Lender and the Custodian no later than 5:00 p.m. (eastern time) on the day prior to the requested Funding Date and (ii) delivering to the Lender, with a copy to the Custodian, a Mortgage Loan Data File and an irrevocable Notice of Borrowing and Pledge substantially in the form of Exhibit D hereto (a "Notice of Borrowing and Pledge"), appropriately completed, which must be received no later than 12:00 p.m (eastern time) on the requested Funding Date. Such Notice of Borrowing and Pledge clearly indicate those Mortgage Loans that are intended to be Wet Loans and Dry Loans and shall include a Mortgage Loan List in respect of the Eligible Mortgage Loans that the Borrower proposes to pledge to the Lender and to be included in the Borrowing Base in connection with such borrowing. The treasury office of the Borrower agrees to report to the Custodian and the Lender by facsimile transmission within one Business Day of discovery that any Wet Loans that were previously pledged to the Borrower do not close for any reason including, but not limited to, a recission.

                  (b) Intentionally Omitted.

                  (c) Pursuant to the Custodial Agreement, the Custodian shall review any Required Documents delivered prior to 10:30 a.m. (eastern time) on any Business Day in time to include the related Mortgage Loans in such Borrowing Base determination on the same day. Not later than 3:00 p.m. (eastern time) on each Business Day, the Custodian shall deliver to the Lender, via electronic transmission acceptable to the Lender, the Custodian Loan Data File and an Exception Report showing the status of all Mortgage Loans then held by the Custodian, including but not limited to the Wet Loans and Dry Loans which are subject to document exceptions, and any Mortgage Loans which have been assigned a zero value due to, among other things, the time such Mortgage Loans have been subject to this Agreement, the amount of time such Mortgage Loans have been Wet Loans and the time the related Mortgage Loan Documents have been released pursuant to Section 5(a) or 5(b) of the Custodial Agreement. Not later than 4:00 p.m. (eastern time) on each Business Day, the Custodian shall calculate the Borrowing Base of all Mortgage Loans that are held by the Custodian and forward to the Lender by facsimile transmission a copy of the Borrowing Base Certificate in the form of Exhibit H. Notwithstanding the foregoing, the Lender shall have the right to recalculate the Borrowing Base at any time and such calculation by the Lender shall be deemed correct, absent manifest error; provided, however,
(i) if the difference in the calculations of the Lender and the Custodian exceeds $1,000,000, the Borrower shall remit such difference within two Business Days if not otherwise cured or (ii) if the difference in the calculations of the Lender and the Custodian is less than or equal to $1,000,000, the parties shall use best efforts to cure such difference within five Business Days, at the end of which time, the Borrower shall remit such difference, if any, to the Lender. In addition, the Custodian shall deliver to the Lender no later than 4:00 p.m. (eastern time) by facsimile transmission on each Funding Date, one or more Trust Receipts (as defined in the Custodial Agreement) relating to either Wet Loans, Dry Loans and/or those Mortgage Loans with a Collateral Value of zero. The original copies of such Trust Receipts shall be delivered to Chase Manhattan Bank at Four New York Plaza, Ground Floor, Outsourcing Department, New York, New York 10004, Attention: Jennifer John for the account of Greenwich Capital Markets (telephone number (212) 623-5953), as agent for the Lender by overnight delivery using a nationally recognized insured overnight delivery service.

                  Notwithstanding any other provision of this Loan Agreement or the Custodial Agreement, the Lender shall calculate the Borrowing Base until such time that the Lender transfers to the Custodian the right to determine the Borrower Base. The Lender shall determine the Borrowing Base in accordance with the provisions of this Loan Agreement and shall deliver such calculation to the Borrower in the same manner as the Custodian.

                  (d) Upon the Borrower's request for a borrowing pursuant to
Section 2.03(a) above, the Lender shall, assuming all conditions precedent set forth in this Section 2.03 and in Section 5.01 and 5.02 have been met, and provided no Default shall have occurred and be continuing (in accordance with Section 2.01), not later than 4:00 p.m. (eastern time) on the requested Funding Date make an Advance (determined by the Lender) in an amount which would not cause the aggregate amount of Advances then outstanding to exceed the lesser of
(i) the Maximum Credit or (ii) the Borrowing Base shown on the latest Borrowing Base Certificate of the Custodian. Subject to the foregoing, such borrowing will be made available to the Borrower by the Lender transferring, via wire transfer (pursuant to wire transfer instructions provided by the Borrower on or prior to such Funding
Date), in the aggregate amount of such borrowing in funds immediately available to the Borrower.

                  2.04 Limitation on Types of Advances; Illegality. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any LIBO Base Rate:

                  (a) the Lender determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "LIBO Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Advances as provided herein; or

                  (b) it becomes unlawful for the Lender to honor its obligation to make or maintain Advances hereunder using a LIBO Rate;

then the Lender shall give the Borrower prompt notice thereof and, so long as such condition remains in effect, the Borrower shall, at its option, either prepay such Advances or pay interest on such Advances at a rate per annum equal to the Federal Funds Rate plus 1%.

                  2.05     Repayment of Advances; Interest.

                  (a) The Borrower shall repay in full on the Termination Date the then aggregate outstanding principal amount of the Advances (as evidenced by the Note).

                  (b) No later than 11:59 p.m. eastern time on the 8th calendar day of each month, the Lender shall provide to the Borrower a report which shall state the interest amount due for the current Interest Period on the Advance. The calculation on such report shall be based upon information provided in the Custodian Loan Data File, the Servicing Loan Data File and all Banking Loan Data Files.

                  (c) The Borrower shall pay to the Lender interest on the unpaid principal amount of each Advance for the period from and including the date of such Advance to but excluding the date such Advance shall be paid in full, at a rate per annum equal to the LIBO Rate plus the Applicable Margin. Notwithstanding the foregoing, the Borrower shall pay to the Lender interest at the applicable Post-Default Rate on any principal of any Advance and on any other amount payable by the Borrower hereunder or under the Note, that shall not be paid in full when due (whether at stated maturity, by acceleration or by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Advance shall be payable monthly on each Payment Date and on the Termination Date, except that interest payable at the Post-Default Rate shall accrue daily and shall be payable promptly upon three (3) Business Days upon receipt of invoice. Promptly after the determination of any interest rate provided for herein or any change therein, the Lender shall give written notice thereof to the Borrower.

                  2.06     Mandatory Prepayments or Pledge.

                  On each Business Day, the Custodian shall deliver to the Lender and the Borrower the Custodian Loan Data File. The Custodian shall also deliver to the Lender and the Borrower a Borrowing Base Certificate in the form attached hereto as Exhibit H, the calculation in such certificate to be based on the delinquency status and principal balance of the Eligible Mortgage Loans as of the later of the funding date balance or the last calendar day of the prior month). Such information shall be ascertained from the Servicing Loan Data File and each Banking Loan Data File, which shall be delivered by the Borrower in accordance with Sections 7.19 and 7.20 and shall include all Mortgage Loans which were funded on or prior to the last calendar day of the previous month. In the event that such Borrowing Base Certificate indicates or if at any time the aggregate outstanding principal amount of Advances exceeds the Borrowing Base (a "Borrowing Base Deficiency"), as determined by the Custodian and notified to the Lender and the Borrower on any Business Day, the Borrower shall no later than one Business Day after receipt of such written notice, either prepay the Advances in part or in whole or pledge additional Eligible Mortgage Loans (which Collateral shall be in all respects acceptable to the Lender) to the Lender, such that after giving effect to such prepayment or pledge the aggregate outstanding principal amount of the Advances does not exceed the Borrowing Base.

                  Notwithstanding the foregoing, the Lender shall have the right at any time to calculate the Borrowing Base based upon any information delivered to the Lender by the Borrower or the Custodian and reasonably determine whether there is a Borrowing Base Deficiency. The Lender's calculation shall be deemed correct absent manifest error; provided, however, (i) if the difference in the calculation determined by the Lender and the Custodian exceeds $1,000,000, the Borrower shall deliver such difference within two Business Days if not otherwise cured or (ii) if the difference in the calculation determined by the Lender and the Custodian is less than or equal to $1,000,000, the parties shall use best efforts to cure such difference within five Business Days, at the end of which time, the Borrower shall deliver such difference, if any, to the Lender.

                  Notwithstanding any other provision of this Loan Agreement or the Custodial Agreement, the Lender shall calculate the Borrowing Base Deficiency until such time that the Lender transfers to the Custodian the right to determine the Borrowing Base Deficiency. The Lender shall determine the Borrowing Base in accordance with the provisions of this Loan Agreement and shall deliver such calculation to the Borrower in the same manner as the Custodian.

                  2.07     [Intentionally Omitted].


                  2.08     Optional Prepayments.

                  (a) The Advances are prepayable without premium or penalty, in whole or in part on each Payment Date. The Advances are prepayable at any other time, in whole or in part, in accordance herewith and subject to clause (b) below. Any amounts prepaid shall be applied to repay the outstanding principal amount of any Advances until paid in full. Amounts repaid may be reborrowed in accordance with the terms of this Loan Agreement. If the

Borrower intends to prepay an Advance in whole or in part from any source, the Borrower shall give two (2) Business Days' prior written notice thereof to the Lender. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of at least $100,000.

                  (b) If the Borrower makes a prepayment of the Advances without providing the Lender with at least two Business Days' notice, the Borrower shall indemnify the Lender and hold the Lender harmless from any actual loss or expense which the Lender may sustain or incur arising from (a) the reemployment of funds obtained by the Lender to maintain the Advances hereunder or from (b) fees payable to terminate the deposits from which such funds were obtained, in either case, which actual loss or expense shall be equal to an amount equal to the excess, as reasonably determined by the Lender, of (i) its cost of obtaining funds for such Advances for the period from the date of such payment through the following Monday (or next Business Day if such Monday is not a Business Day) over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds not utilized by reason of such payment for such period.

                  2.09     Requirements of Law.

                  (a) If any Requirement of Law (other than with respect to any amendment made to the Lender's certificate of incorporation and by-laws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                  (i) shall subject the Lender to any tax of any kind whatsoever with respect to this Loan Agreement, the Note or any Advance made by it (excluding net income taxes or any franchise taxes to the extent such franchise taxes are in lieu of net income taxes) or change the basis of taxation of payments to the Lender in respect thereof;

                  (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory Advance or similar requirement against assets held by deposits or other liabilities in or for the account of advances. Advances or other extensions of credit by, or any other acquisition of funds by any office of the Lender which is not otherwise included in the determination of the LIBO Base Rate hereunder;

and the result of any of the foregoing is to increase the cost to the Lender, by an amount which the Lender deems to be material, of making, continuing or maintaining any Advance or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduced amount receivable thereafter incurred.

                  (b) If the Lender shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to the Lender's certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by the

Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on the Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which the Lender or such corporation (taking into consideration the Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, the Borrower shall promptly pay to the Lender such additional amount or amounts as will thereafter compensate the Lender for such reduction.

                  (c) If the Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower of the event by reason of which it has become so entitled.

                  (d) Notwithstanding the foregoing, if any of the foregoing circumstances otherwise giving rise to the yield protection provisions of this Section are imposed solely against Lender as a result of circumstances or conditions which apply solely to Lender, then the yield protection provisions of this section shall not apply with respect to such circumstances.

                  2.10     Extension of Termination Date.

                  At the request of Borrower, at least thirty (30) days prior to the then Termination Date, the Lender may in its sole discretion extend the Termination Date for a period of 364 days by giving written notice of such extension to the Borrower no later than twenty (20) days, but in no event more than thirty (30) days, prior to the then current Termination Date.

                  2.11     Purpose of Advances.

                  Each Advance shall be used to finance the origination or purchase of Eligible Mortgage Loans identified to the Lender in writing on each Mortgage Loan Schedule as such Mortgage Loan Schedule may be amended from time to time.

                  Section 3.        Payments; Computations; Etc.

                  3.01     Payments.

                  Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Loan Agreement and the Note, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender at the following account maintained by the Lender at The Chase Manhattan Bank: Account Number 140095961, For the A/C of Greenwich Capital Financial Products, Inc., ABA# 021000021, Attn: Jim Glover, using best efforts to have such payments received by 1:00 p.m., eastern time, on the date on which such payment shall become due (each such payment made after the Federal Reserve has processed all payments for such day to be deemed to have been made on the next succeeding Business Day). The Borrower acknowledges that it has no rights of withdrawal from the foregoing account.

                  3.02 Computations. Interest on the Advances shall be computed on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

                  3.03 U.S. Taxes.

                  (a) The Borrower agrees to pay to the Lender such additional amounts as are necessary in order that the net payment of any amount due to the Lender hereunder after deduction for or withholding in respect of any U.S. Tax (as defined below) imposed with respect to such payment (or in lieu thereof, payment of such U.S. Tax by the Lender), will not be less than the amount stated herein to be then due and payable; provided, that the foregoing obligation to pay such additional amounts shall not apply:

                  (i) to any payment to the Lender hereunder unless the Lender is entitled to submit a Form 1001 (relating to the Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Advances) or Form 4224 (relating to all interest to be received by the Lender hereunder in respect of the Advances), or

                  (ii) to any U.S. Tax imposed by reason of the failure by the Lender to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of the Lender if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Tax.

For the purposes of this Section 3.03(a), (w) "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America, (x) "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates), and (y) "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein.

                  (b) Within 30 days after paying any such amount to the Lender, and within 30 days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, the Borrower shall deliver to the Lender evidence satisfactory to the Lender of such deduction, withholding or payment (as the case may be).

                  (c) The Lender represents and warrants to the Borrower that on the date hereof the Lender is either incorporated under the laws of the United States or a State thereof or is entitled to submit a Form 1001 (relating to the Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Advances) or Form 4224 (relating to all interest to be received by the Lender hereunder in respect of the Advances).

                  Section 4.    Collateral Security.

                  4.01     Collateral; Security Interest.

                  (a) Pursuant to the Custodial Agreement, the Custodian shall hold the Mortgage Loan Documents as exclusive bailee and agent for the Lender pursuant to the terms of the Custodial Agreement and shall deliver to the Lender Trust Receipts with Exception Reports (as such terms are defined in the Custodial Agreement) to the effect that it has reviewed such Mortgage Loan Documents in the manner required by the Custodial Agreement and identifying any deficiencies in such Mortgage Loan Documents as so reviewed.

                  (b) Each of the following items or types of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the "Collateral":

                  (i) all Mortgage Loans identified on a Notice of Borrowing and Pledge delivered by the Borrower to the Lender and the Custodian from time to time;

                  (ii) all Mortgage Loan Documents, including without limitation all promissory notes, and all Servicing Records, and any other collateral pledged or otherwise relating to such Mortgage Loans, together with all files, material documents, instruments, surveys (if available), certificates, correspondence, appraisals, computer records, computer storage media, Mortgage Loan accounting records and other books and records relating thereto;

                  (iii) all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Mortgage Loans and all claims and payments thereunder;

                  (iv) all other insurance policies and insurance proceeds relating to any Mortgage Loans or the related Mortgaged Property;

                  (v) all Interest Rate Protection Agreements relating to any or all of the foregoing;

                  (vi) any purchase agreements or other agreements or contracts relating to or constituting any or all of the foregoing;

                  (vii) all purchase or take-out commitments relating to or constituting any or all of the foregoing;

                  (viii) all "accounts", "chattel paper" and "general intangibles" as defined in the Uniform Commercial Code relating to or constituting any or all of the foregoing; and

                  (ix) any and all replacements, substitutions, distributions on or proceeds of any or all of the foregoing.

                  (c) The Borrower hereby assigns, pledges and grants a security interest to the Lender in all of its right, title and interest in, to and under all the Collateral, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, to secure the repayment of principal of and interest on all Advances and all other amounts owing to the Lender hereunder, under the Note and under the other Loan Documents (collectively, the "Secured Obligations"). The Borrower agrees to mark their computer records and tapes to evidence the security interests granted to the Lender hereunder.

                  4.02 Further Documentation. At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Borrower, the Borrower will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, the filing of any financing or continuation statements to be filed under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. In addition, upon the written request of the Lender, and at the sole expense of the Lender, the Borrower will promptly and duly execute and deliver, or will promptly cause to be executed and delivered such further instruments and documents as are deemed necessary to obtain or preserve the full benefits of the Loan Agreement and of the rights and powers herein granted for the benefit of the Lender. Following an Event of Default, the Borrower also hereby authorizes the Lender to file any such financing or continuation statement without the signature of the Borrower to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Loan Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

                  4.03 Changes in Locations, Name, etc. The Borrower shall not
(i) change the location of its chief executive office/chief operating office from that specified in Section 6 hereof or (ii) change its name or change the location where it maintains its records with respect to the Collateral unless it shall have given the Lender at least 30 days prior written notice thereof and shall have delivered to the Lender all Uniform Commercial Code financing statements and amendments thereto as the Lender shall request and taken all other actions deemed reasonably necessary by the Lender to continue its perfected status in the Collateral with the same or better priority.

                  4.04     Lender's Appointment as Attorney-in-Fact.

                  (a) The Borrower hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the

Borrower and in the name of the Borrower or in its own name, if and only following the occurrence of an Event of Default, for the purpose of carrying out the terms of this Loan Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Loan Agreement, and, without limiting the generality of the foregoing, the Borrower hereby gives the Lender the power and right, on behalf of the Borrower, without assent by, but with notice to, the Borrower, if and only following the occurrence of an Event of Default, to do the following:

                  (i) in the name of the Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any other Collateral whenever payable;

                  (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

                  (iii) (A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender's option and the Borrower's expense, at any time, or from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender's Liens thereon and to effect the intent of this Loan Agreement, all as fully and effectively as the Borrower might do.

                  (b) The Borrower also authorizes the Lender, at any time and from time to time, to execute, in connection with the sale provided for in
Section 4.07 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                  4.05 Performance by Lender of Borrower's Obligations. If the Borrower fails to perform or comply with any of its material agreements contained in the Loan Documents and the Lender may itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable out-of-pocket expenses of the Lender incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Post-Default Rate, shall be payable by the Borrower to the Lender on demand and shall constitute Secured Obligations.

                  4.06 Proceeds. If an Event of Default shall occur and be continuing, (a) all proceeds of Collateral received by the Borrower consisting of cash, checks and other near-cash items shall be held by the Borrower in trust for the Lender, segregated from other funds of the Borrower, and shall forthwith upon receipt by the Borrower be turned over to the Lender in the exact form received by the Borrower (duly endorsed by the Borrower to the Lender, if required) and (b) any and all such proceeds received by the Lender will (whether from the Borrower or otherwise) be applied by the Lender against the Secured Obligations. Any balance of such proceeds remaining after the Secured Obligations shall have been paid in full and this Loan Agreement shall have been terminated shall be promptly paid over to the Borrower or to whomsoever may be lawfully entitled to receive the same. For purposes hereof, proceeds shall include, but not be limited to, all principal and interest payments, all prepayments and payoffs, insurance claims, condemnation awards, sale proceeds, real estate owned rents and any other income and all other amounts received with respect to the Collateral.

                  4.07 Remedies. If an Event of Default shall occur and be continuing, the Lender may exercise, in addition to all other rights and remedies granted to it in this Loan Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Uniform Commercial Code. Without limiting the generality of the foregoing, the Lender without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person, may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker's board or office of the Lender or elsewhere upon such terms and conditions and at prices that are consistent with the prevailing market for similar collateral for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall act in good faith to obtain the best execution possible under prevailing market conditions. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the Collateral so sold. The Borrower further agrees, at the Lender's request, to assemble the Collateral and make it available to the Lender at a place which the Lender shall reasonably select, whether at the Borrower's premises or elsewhere. The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable out-of-pocket expenses incurred therein for the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, and only after such application and after the payment by the Lender of any other amount required or permitted by any provision of law, including, without limitation, Section 9-504(1)(c) of the Uniform Commercial Code, need the Lender account for the surplus, if any, to the Borrower. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 20 calendar days before such sale or other disposition. The Borrower shall remain liable for any deficiency (plus accrued interest thereon as contemplated pursuant to Section 2.05(b) hereof) if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the reasonable fees and out-of pocket costs of any attorneys reasonably employed by the Lender to collect such deficiency.

                  4.08 Limitation on Duties Regarding Preservation of Collateral. The Lender's duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Lender deals with similar property for its own account. Neither the Lender nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or otherwise and the Lender shall be accountable only for amounts that it actually receives as a result of the exercise of the powers conferred on the Lender hereunder (and shall not impart any duty upon it to exercise such powers regarding the Collateral) unless and to the extent Lender has not so acted in a commercially reasonably manner.

                  4.09 Release of Security Interest. Upon termination of this Loan Agreement and repayment to the Lender of all Secured Obligations and the performance of all obligations under the Loan Documents the Lender shall release its security interest in any remaining Collateral; provided that if any payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or a trustee or similar officer for the Borrower or any substantial part of its Property, or otherwise, this Loan Agreement, all rights hereunder and the Liens created hereby shall continue to be effective, or be reinstated, until such payments have been made.

                  Section 5. Conditions Precedent.

                  5.01 Initial Advance. The obligation of the Lender to make its initial Advance hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Advance, of the following conditions precedent:

                  (a) Loan Agreement. The Lender shall have received this Loan Agreement, executed and delivered by a duly authorized officer of the Borrower.

                  (b) Loan Documents. The Lender shall have received the following documents, each of which shall be satisfactory to the Lender in form and substance:

                           (i) Note. The Note, duly completed and executed; and

                           (ii) Custodial Agreement. The Custodial Agreement,
                  duly executed and delivered by the Borrower and the Custodian. In addition, the Borrower shall have filed all Uniform Commercial Code and related filings and performed under the Custodial Agreement in order to perfect the security interests created pursuant to the Loan Agreement.

                  (c) Organizational Documents. A good standing certificate and a certificate of corporate resolution for the Borrower with respect to the execution, delivery and performance of the Loan Documents and each other document to be delivered by the Borrower from time to time in connection herewith (and the Lender may conclusively rely on such certificate until it receives notice in writing from the Borrower to the contrary).

                  (d) Legal Opinion. A legal opinion of counsel to the Borrower, substantially in the form attached hereto as Exhibit C.

                  (e) Securitization Letter. The Lender shall have received the Securitization Letter, in form and substance satisfactory to the Lender and executed by a duly authorized officer of the Borrower.

                  (f) Bank Credit Agreement. The Lender shall have received a copy of the Bank Credit Agreement, a copy of which is attached hereto as Exhibit J. The Borrower shall deliver to the Lender any amendments, restatements or replacements of the Bank Credit Agreement promptly upon execution thereof.

                  (g) Filings, Registrations, Recordings. Any documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of the Lender, a perfected, first-priority security interest in the Collateral, subject to no Liens other than those created hereunder, shall have been properly prepared and executed for filing (including the applicable county(ies) if the Lender determines such filings are necessary in its reasonable discretion), registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first-priority security interest.

                  (h) Fees and Expenses. The Lender shall have received all fees and expenses required to be paid by the Borrower on or prior to the initial Funding Date pursuant to Section 11.03(b).

                  (i) Financial Statements. The Lender shall have received the financial statements referenced in Section 7.01(a).

                  (j) Underwriting Guidelines. The Lender and the Borrower have agreed upon the Borrower's current Underwriting Guidelines for Mortgage Loans as set forth on Exhibit E.

                  (k) Consents, Licenses, Approvals, etc. The Lender shall have received copies certified by the Borrower of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrower of, and the validity and enforceability of, the Loan Documents, which consents, licenses and approvals shall be in full force and effect.

                  (l) Insurance. The Lender shall have received evidence in form and substance satisfactory to the Lender showing compliance by the Borrower as of such initial Funding Date with Section 7.22 hereof.

                  (m) Other Documents. The Lender shall have received such other documents as the Lender or its counsel may reasonably request.

                  5.02 Initial and Subsequent Loans. The making of each Advance to the Borrower (including the initial Advance) on any Business Day is subject to the following further conditions precedent, both immediately prior to the making of such Advance and also after giving effect thereto and to the intended use thereof:

                  (a) no Default or Event of Default shall have occurred and be continuing; provided that an Event of Default contained in Section 8(j) shall not apply to continuation of Advances requested by the Borrower, not to exceed Advances outstanding at the time of the occurrence of an Event of Default pursuant to Section 8(j);

                  (b) both immediately prior to the making of such Advance and also after giving effect thereto and to the intended use thereof, the representations and warranties made by the Borrower in Section 6 hereof, and in each of the other Loan Documents, shall be true and complete on and as of the date of the making of such Advance in all material respects (in the case of the representations and warranties in Section 6.10 and Schedule 1, solely with respect to Mortgage Loans included in the Borrowing Base) with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). At the request of the Lender, the Lender shall have received an officer's certificate signed by a Responsible Officer of the Borrower certifying as to the truth and accuracy of the above, which certificate shall specifically include a statement that the Borrower is in compliance with all governmental licenses and authorizations and is qualified to do business and in good standing in all required jurisdictions;

                  (c) the aggregate outstanding principal amount of the Advances shall not exceed the Borrowing Base;

                  (d) subject to the Lender's right to perform one or more Due Diligence Reviews pursuant to Section 11.16 hereof, the Lender shall have completed its due diligence view of the Mortgage Loan Documents for each Advance and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Advances as the Lender in its reasonable discretion deems appropriate to review and such review shall be satisfactory to the Lender in its reasonable discretion;

                  (e) the Lender shall have received from the Borrower a Notice of Borrowing and Pledge, Mortgage Loan List and Mortgage Loan Data File and all other documents required under Section 2.03;

                  (f) the Lender shall have received from the Custodian a Borrowing Base Certificate (reasonably satisfactory to Lender in accordance with Section 2.03), a Custodian Loan Data File and one or more Trust Receipts in respect of Mortgage Loans to be pledged hereunder on such Business Day and an Exception Report, in each case dated such Business Day and duly completed;

                  (g) if any Mortgage Loans to be pledged hereunder were acquired by the Borrower, the Lender shall have received Underwriting Guidelines for such Mortgage Loans acceptable to the Lender in its reasonable discretion; and

                  (h) the Lender shall have received all information requested from the Borrower relating to Interest Rate Protection Agreements pursuant to Section 7.24, and the Lender shall have reasonably determined that such Interest Rate Protection Agreements adequately protect the Borrower from interest rate fluctuations.

Each request for a borrowing by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in this Section (both as of the date of such notice, request or confirmation and as of the date of such borrowing).

                  Section 6. Representations and Warranties. The Borrower represents and warrants to the Lender that throughout the term of this Loan
Agreement:

                  6.01 Existence. The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a material adverse effect on its business or financial condition; and (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a material adverse effect on its business or financial condition and (d) is in compliance in all material respect with all Requirements of Law.

                  6.02 Financial Condition. The Borrower has heretofore furnished to the Lender a copy of its audited consolidated balance sheets and the audited consolidated balance sheets of its consolidated Subsidiaries, each as at December 31, 1997 with the opinion thereon of KPMG Peat Marwick, a copy of which has been provided to Lender. The Borrower has also heretofore furnished to the Lender the related consolidated statements of income and retained earnings and of cash flows for the Borrower and its consolidated Subsidiaries for the period, setting forth comparative form the figures for the previous year. All such financial statements are materially complete and correct and fairly present the consolidated financial condition of the Borrower and its Subsidiaries and the consolidated results of their operations for the fiscal year ended on said date, all in accordance with GAAP applied on a consistent basis. Since December 31, 1997 there has been no development or event which has had or should reasonably be expected to have a Material Adverse Effect.

                  6.03 Litigation. There are no actions, suits, arbitrations, investigations or proceedings pending or, to its knowledge, threatened against the Borrower or any of its Subsidiaries or affecting any of the property thereof before any Governmental Authority, (i) as to which individually or in the aggregate there is a reasonable likelihood of an adverse decision which would be reasonably likely to have a material adverse effect on the business or financial condition of the Borrower or (ii) which questions the validity or enforceability of any of the Loan Documents or any action to be taken in connection with the transactions contemplated hereby and there is a reasonable likelihood of a material adverse effect or decision.

                  6.04 No Breach. Neither (a) the execution and delivery of the Loan Documents or (b) the consummation of the transactions therein contemplated in compliance with the terms and provisions thereof will conflict with or result in a breach of the charter or by-laws of the Borrower, or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or other material agreement or instrument to which the Borrower, or any of its Subsidiaries, is a party or by which any of them or any of their property is bound or to which any of them is subject, or constitute a default under any such material agreement or instrument, or (except for the Liens created pursuant to this Loan Agreement) result in the creation or imposition of any Lien upon any property of the Borrower or any of its Subsidiaries, pursuant to the terms of any such agreement or instrument.

                  6.05 Action. The Borrower has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party; the execution, delivery and performance by the Borrower of each of the Loan Documents to which it is a party has been duly authorized by all necessary corporate or other action on its part; and each Loan Document has been duly and validly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

                  6.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority, or any other Person, are necessary for the execution, delivery or performance by the Borrower of the Loan Documents to which it is a party or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to this Loan Agreement.

                  6.07 Margin Regulations. Neither the making of any Advance hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of

Regulation G, T, U or X.

                  6.08 Taxes. The Borrower and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes, if any, that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate.

                  6.09 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to any Federal or state statute or regulation which limits its ability to incur indebtedness.

                  6.10 No Legal Bar. The execution, delivery and performance of this Loan Agreement and the Note, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien (other than the Liens created hereunder) on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

                  6.11 No Default. No Default or Event of Default has occurred and is continuing.

                  6.12     Collateral; Collateral Security.

                  (a) The Borrower has not assigned, pledged, or otherwise conveyed or encumbered any Mortgage Loan to any other Person, and immediately prior to the pledge of any such Mortgage Loan, the Borrower was the sole owner of such Mortgage Loan and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the Liens granted in favor of the Lender hereunder and no Person other than the Borrower has any Lien on any Mortgage Loan.

                  (b) The provisions of this Loan Agreement are effective to create in favor of the Lender a valid security interest in all right, title and interest of the Borrower in, to and under the Collateral.

                  (c) Upon receipt by the Custodian of each Mortgage Note, endorsed in blank by a duly authorized officer of the Borrower, the Lender shall have a fully perfected first priority security interest therein, in the Mortgage Loan evidenced thereby and in the Borrower's interest in the related Mortgaged Property.

                  (d) Upon the filing of financing statements on Form UCC-1 naming the

Lender as "Secured Party" and the Borrower as "Debtor", and describing the Collateral, in the jurisdictions and recording offices listed on Schedule 2 attached hereto, the security interests granted hereunder in the Collateral will constitute fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of the Borrower in, to and under such Collateral, which can be perfected by filing under the Uniform Commercial Code.

                  6.13 Chief Executive Office; Chief Operating Office. The Borrower's chief executive office on the Effective Date is located at 27555 Farmington Road, Farmington Hills, Michigan 48334-3357 and the chief operating office is located at 341 State Route 55, Taconic Office Park, Lagrangeville, NY 12540-5105.

                  6.14 Location of Books and Records. The location where the Borrower keeps its books and records including all computer tapes and records relating to the Collateral is its chief executive office, chief operating office or, with respect to the Collateral delivered to the Custodian, the Custodian.

                  6.15 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Borrower to the Lender in connection with the negotiation, preparation or delivery of this Loan Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of the Borrower to the Lender in connection with this Loan Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to the chief executive officer, the chief operating officer or the chief financial officer of the Borrower that, after due inquiry, could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lender for use in connection with the transactions contemplated hereby or thereby.

                  6.16 Tangible Net Worth. On the Effective Date, Tangible Net Worth is not less than $350,000,000.

                  6.17 ERISA. Each Plan to which the Borrower or its Subsidiaries make direct contributions, and, to the knowledge of the Borrower, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law. No event or condition has occurred and is continuing as to which the Borrower would be under an obligation to furnish a report to the Lender under
Section 7.01(d) hereof.

                  6.18     Intentionally Omitted.

                  6.19 Relevant States. Schedule 3 sets forth all of the states or other jurisdictions (the "Relevant States") in which the Borrower originates Mortgage Loans in its own name or through brokers on the date of this Loan Agreement.

                  6.20 True Sales. Any Mortgage funded in the name of or acquired by a Qualified Originator which is an Affiliate of the Borrower has been conveyed to the Borrower pursuant to a legal sale.

                  6.21 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries has a Material Adverse Effect.

                  6.22 Subsidiaries. All of the Subsidiaries of the Borrower at the date hereof are listed on Schedule 4 to this Loan Agreement.

                  6.23 Origination and Acquisition of Mortgage Loans. The Mortgage Loans were originated or acquired by the Borrower, and the origination and collection practices used by the Borrower or Qualified Originator, applicable, with respect to the Mortgage Loans have been, in all material respects legal, proper, and prudent in the residential mortgage loan servicing business, and in accordance with the Underwriting Guidelines. With respect to Mortgage Loans acquired by the Borrower, all such Mortgage Loans are in conformity with the Underwriting Guidelines.

                  6.24 No Adverse Selection. The Borrower used no selection procedures that identified the Mortgage Loans as being less desirable or valuable than other comparable Mortgage Loans owned by the Borrower.

                  6.25 Borrower Solvent; Fraudulent Conveyance. As of the date hereof and immediately after giving effect to each Advance, the fair value of the assets of the Borrower is greater than the fair value of the liability (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the financial statements of the Borrower in accordance with GAAP) of the Borrower and the Borrower is and will be solvent, is and will be able to pay its debts as they mature and does not and will not have an unreasonably small capital to engage in the business in which it is engaged and proposes to engage. Borrower does not intend to incur, or believe that it has incurred, debt beyond its ability to pay such debts as they mature. Borrower is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Borrower or any of its assets. Borrower is not transferring any Mortgage Loans with any intent to hinder, delay or defraud any of its creditors.

                  Section 7. Covenants of the Borrower. The Borrower covenants and agrees with the Lender that, so long as any Advance is outstanding and until payment in full of all Secured Obligations:

                  7.01 Financial Statements. The Borrower shall deliver to the
Lender:

                  (a) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Borrower, the consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for the Borrower and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of the Borrower. which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

                  (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, the consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for the Borrower and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Borrower and its consolidated Subsidiaries at the end of, and for, such fiscal year in accordance with GAAP; and

                  (c) as soon as reasonably possible, and in any event within thirty (30) days after a Responsible Officer knows, or with respect to any Plan or Multiemployer Plan to which the Borrower or any of its Subsidiaries makes direct contributions, has reason to believe, that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Borrower setting forth details respecting such event or condition and the action, if any, that the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

                           (i) any reportable event, as defined in Section
                  4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation or otherwise waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

                           (ii) the distribution under Section 4041(c) of ERISA
                  of a notice of
                                      -37-
                  intent to terminate any Plan or any action taken by the Borrower or an ERISA Affiliate to terminate any Plan;

                           (iii) the institution by PBGC of proceedings under
                  Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

                           (iv) the complete or partial withdrawal from a
                  Multiemployer Plan by the Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

                           (v) the institution of a proceeding by a fiduciary of
                  any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

                           (vi) the adoption of an amendment to any Plan that,
                  pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of said Sections.

The Borrower will furnish to the Lender, at the time it furnishes each set of financial statements pursuant to paragraphs (a) and (b) above, a certificate of a Responsible Officer of the Borrower to the effect that, to the best of such Responsible Officer's knowledge, the Borrower during such fiscal period or year has observed or performed all of its covenants and other agreements, and satisfied every material condition, contained in this Loan Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate (and, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action the Borrower has taken or proposes to take with respect thereto).

                  7.02 Litigation. The Borrower will promptly, and in any event within 7 days after service process on any of the following, give to the Lender notice of all legal or arbitrable proceedings affecting the Borrower or any of its Subsidiaries that questions or challenges the validity or enforceability of any of the Loan Documents and there is a reasonable likelihood of adverse determination which would result in a Material Adverse Effect.

                  7.03     Existence, Etc.  The Borrower will:

                  (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises;

                  (b) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, truth in lending, real estate settlement procedures and all environmental laws) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;

                  (c) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

                  (d) not move its chief executive office or chief operating office from the addresses referred to in Section 6.13 unless it shall have provided the Lender 30 days prior written notice of such change;

                  (e) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

                  (f) permit representatives of the Lender, during normal business hours upon three (3) Business Days' prior written notice at a mutually agreeable time discuss its business and affairs with its officers, all to the extent reasonably requested by the Lender which discussions will include the most recent month end financial statements (it being understood that in the event Mortgage Loans have been offered to a third party and the Lender wishes to purchase such Mortgage Loans in accordance with the Securitization Letter, the Lender may not exercise its rights under this paragraph (f) in order to obtain an unfair advantage in purchasing such Mortgage Loans); and

                  (g) do all things necessary to maintain, preserve and keep its properties in good repair and condition, and make all necessary repairs and lease renewals so that its business carried on in connection therewith may be properly conducted.

                  7.04 Prohibition of Fundamental Changes. The Borrower shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that the Borrower may merge or consolidate with (a) any wholly owned subsidiary of the Borrower, or (b) any other Person if the Borrower is the surviving corporation; and provided further, that if after giving effect thereto, no Default would exist hereunder.

                  7.05 Borrowing Base Deficiency. If at any time there exists a Borrowing Base Deficiency the Borrower shall cure same in accordance with
Section 2.06 hereof.

                  7.06 Notices. The Borrower shall give notice to the Lender promptly:

                  (a) upon the Borrower becoming aware of, and in any event within one (1) Business Day after, the occurrence of any Default or Event of Default or any Event of Default or Default under any other material agreement of the Borrower;

                  (b) upon, and in any event within ten (10) calendar days after, service of process on the Borrower or any of its Subsidiaries, or any agent thereof for service of process, in respect of any legal or arbitrable proceedings affecting the Borrower or any of its Subsidiaries (i) that questions or challenges the validity or enforceability of any of the Loan Documents or (ii) in which the amount in controversy exceeds $2,500,000;

                  (c) upon the Borrower becoming aware of any default related to any Collateral, any Material Adverse Effect and any event or change in circumstances which should reasonably be expected to have a Material Adverse Effect;

                  (d) upon the Borrower becoming aware during the normal course of their business that the Mortgaged Property in respect of any Mortgage Loan or Mortgage Loans with an aggregate unpaid principal balance of at least $2,500,000 has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to materially and adversely affect the Collateral Value of such Mortgage Loan;

                  (e) of entry of a judgment or decree in an amount in excess of $2,500,000.

Each notice pursuant to this Section 7.06 (other than 7.06(e) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken or proposes to take with respect thereto.

                  7.07 Servicing. The Borrower shall not permit any Person other than the Borrower (or a subservicer) to service Mortgage Loans without the prior written consent of the Lender, which consent shall not be unreasonably withheld.

                  7.08     Intentionally Omitted.

                  7.09 Underwriting Guidelines. The Borrower shall notify the Lender in writing of any modifications to the Underwriting Guidelines prior to implementation of such change, and unless the Lender objects in writing within five (5) Business Days of receipt of notice, the proposed modification shall be deemed acceptable.

                  7.10     Intentionally Omitted.

                  7.11 Transactions with Affiliates. The Borrower will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) not a bulk sale, an attempt to evade creditors or similar event to shelter assets and (b) upon fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section 7.11 to any Affiliate.

                  7.12 Use of Proceeds. The Borrower will use the proceeds of the Advances solely to originate, fund, manage and service Eligible Mortgage Loans.

                  7.13 Limitation on Liens. The Borrower will not, nor will it permit or allow others to, create, incur or permit to exist any Lien, security interest or claim on the Collateral created pursuant to this Loan Agreement. The Borrower will defend the Collateral against, and will take such other action as is necessary to remove, any Lien, security interest or claim on or to the Collateral, other than the security interests created under this Loan Agreement, and the Borrower will defend the right, title and interest of the Lender in and to any of the Collateral against the claims and demands of all persons whomsoever.

                  7.14 Limitation on Sale of Assets. The Borrower shall not convey, sell, lease, assign, transfer or otherwise dispose of (collectively, "Transfer"), all or substantially all of its business or assets (including, without limitation, receivables and leasehold interests) whether now owned or hereafter acquired or allow Central Pacific Mortgage Company to Transfer substantially all of its assets to any Person without Lender's prior consent; provided, that the Borrower may, after prior written notice to the Lender, allow such action with respect to Central Pacific Mortgage Company which is not a material part of the Borrower's overall business operations.

                  7.15 Limitation on Distributions. After the occurrence and during the continuation of any uncured Event of Default under Sections 7.17, 7.18, 8(a), 8(b), 8(f), 8(g), 8(k), 8(l) or 8(m), the Borrower shall not make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any stock of the Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower.

                  7.16     [Intentionally Omitted.]

                  7.17 Maintenance of Tangible Net Worth. The Borrower shall maintain the Adjusted Consolidated Tangible Net Worth (as defined in the Bank Credit Agreement) specified in Section 7.9 of the Bank Credit Agreement or, if the Bank Credit Agreement is amended, restated or replaced, such replacement financial covenant; provided, however, if any amended, restated or replaced agreement fails to provide for a tangible net worth financial covenant, the covenant in the Bank Credit Agreement shall remain in full force and effect.

                  7.18 Maintenance of Ratio of Total Indebtedness to Tangible Net Worth. The Borrower shall not permit the ratio of Total Indebtedness to Tangible Net Worth at any time to be greater than 3.5:1.

                  7.19 Banking Loan Data File. The Borrower shall provide to the Lender, within ten (10) calendar days of the date funds for a Mortgage Loan are disbursed, a copy of the related Banking Loan Data File. Each Banking Loan Data File shall contain in a format acceptable to the Lender the information relating to the Mortgage Loans identified on Exhibit F.

                  7.20 Servicing Loan Data File. The Borrower shall provide to the Lender and the Custodian on a monthly basis no later than 11:00 a.m. eastern time ten (10) days after the last calendar day of the month (or such other day requested by Lender) the Servicing Loan Data File, on a loan-by-loan basis and in the aggregate, with respect to the Mortgage Loans serviced hereunder by the Borrower which were funded prior to the first day of the current month. The Servicing Loan Data File shall contain in a format acceptable to the Lender all information relating to the Mortgage Loans as the Lender may reasonably request.

                  7.21 No Amendment or Waiver. The Borrower will not, nor will it permit or allow others to amend, modify, terminate or waive any provision of any Mortgage Loan to which the Borrower is a party in any manner which shall reasonably be expected to materially and adversely affect the value of such Mortgage Loan as Collateral.

                  7.22 Maintenance of Property; Insurance. The Borrower shall keep all property useful and necessary in its business in good working order and condition. The Borrower shall maintain errors and omissions insurance and/or mortgage impairment insurance and blanket bond coverage in such amounts as are required by FNMA and FHLMC, and shall also maintain such other insurance with financially sound insurance companies, and with respect to property and risks of a character usually maintained by entities engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such entities.

                  7.23 Mortgage Loan Determined to be Defective. Upon discovery by the Borrower or the Lender of any breach of any representation or warranty listed on Schedule 1 hereto applicable to any Mortgage Loan, the party discovering such breach shall promptly give notice of such discovery to the other.

                  7.24 Interest Rate Protection Agreements. The Borrower shall deliver to the Lender any and all information relating to Interest Rate Protection Agreements.

                  Section 8. Events of Default. Each of the following events shall constitute an event of default (an "Event of Default") hereunder:

                  (a) the Borrower shall default in the payment of any principal of or interest on any Advance when due (whether at stated maturity, upon acceleration or at mandatory prepayment); or

                  (b) the Borrower shall default in the payment of any other amount payable by it hereunder or under any other Loan Document after notification by the Lender of such default, and such default shall have continued unremedied for three Business Days; or

                  (c) any representation, warranty or certification made or deemed made herein or in any other Loan Document by the Borrower or any certificate furnished to the Lender pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished and such representation, warranty or certification shall not be cured within thirty (30) calendar days (other than the representations and warranties set forth in Schedule 1 which shall be considered solely for the purpose of determining the Collateral Value of the Mortgage Loans; unless Borrower shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made); or

                  (d) the Borrower shall fail to comply with the requirements of
         Section 7.03(a), Section 7.04, Section 7.06, or Sections 7.09 through
         7.24 hereof; or the Borrower shall default in the performance of their obligations under Section 7.05 hereof, and such default shall continue unremedied for a period of twenty one (21) calendar days unless not reasonably curable; or the Borrower shall otherwise fail to observe or perform any other agreement contained in this Loan Agreement or any other Loan Document and such failure to observe or perform shall continue unremedied for a period of five (5) Business Days; or

                  (e) a final judgment or judgments for the payment of money in excess of $5,000,000 in the aggregate (to the extent that it is, in the reasonable determination of the Lender, uninsured and provided that any insurance or other credit posted in connection with an appeal shall not be deemed insurance for these purposes) shall be rendered against the Borrower or any of its Subsidiaries by one or more courts, administrative tribunals or other bodies having jurisdiction over them and the same shall not be discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Borrower or any such Subsidiary shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

                  (f) the Borrower shall admit in writing its inability to pay its debts as such debts become due; or

                  (g) the Borrower or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or
         (vi) take any corporate or other action for the purpose of effecting any of the foregoing; or

                  (h) a proceeding or case shall be commenced, without the application or consent of the Borrower or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Borrower or any such Subsidiary or of all or any substantial part of its property, or (iii) similar relief in respect of the Borrower or any such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Borrower or any such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

                  (i) the Custodial Agreement or any Loan Document shall for whatever reason (including an event of default thereunder) be terminated or the lien on the Collateral created by this Agreement or Borrower's material obligations hereunder shall cease to be in force and effect, or the enforceability of the pledge or lien on the Collateral shall be contested by the Borrower; or

                  (j) any material adverse change in the business or financial condition of the Borrower taken as a whole; or

                  (k) (i) any Person shall engage in any non-exempt "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), if not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or PBGC proceedings shall commence to have a trustee appointed, or a trustee shall be appointed by PBGC, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate due to material unfunded liabilities under Title IV of ERISA,
         (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Lenders is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (l) any Change of Control of the Borrower shall have occurred without the reasonable prior consent of the Lender; or


                  (m) the Borrower shall knowingly grant, or knowingly suffer to exist, any Lien on any Collateral except the Liens contemplated hereby.

                      Section 9. Remedies Upon Default.

                  (a) Upon the occurrence of one or more Events of Default (other than in the case of Section 8(j)) (subject to the expiration of the various applicable cure periods contained therein), the Lender may then immediately declare the principal amount of the Advances then outstanding under the Note to be immediately due and payable, together with all interest thereon and actual and reasonable fees and out-of-pocket expenses accruing under this Loan Agreement; provided that upon the occurrence of an Event of Default referred to in Sections 8(g), such amounts shall immediately and automatically become due and payable without any further action by any Person. Upon such declaration or such automatic acceleration, the balance then outstanding on the Note shall become immediately due and payable.

                  (b) Upon the occurrence of one or more Events of Default (other than in the case of Section 8(j)), the Lender shall have the right to obtain physical possession of the Servicing Records and all other files of the Borrower relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come in to the possession of the Borrower or any third party acting for the Borrower and the Borrower shall deliver to the Lender such assignments as the Lender shall request. The Lender shall be entitled to specific performance of all agreements of the Borrower contained in this Loan Agreement.

                  Section 10. Intentionally Omitted.

                  Section 11. Miscellaneous.

                  11.01 Waiver. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  11.02 Notices. Except as otherwise expressly permitted by this Loan Agreement, all notices, requests and other communications provided for herein and under the Custodial Agreement (including, without limitation, any modifications of, or waivers, requests or consents under, this Loan Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Except as


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



otherwise provided in this Loan Agreement and except for notices given under
Section 2 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                  11.03    Indemnification and Expenses.

                  (a) For a period not to exceed two (2) years from the termination of this Loan Agreement, the Borrower agrees to hold the Lender harmless from and indemnify the Lender against all liabilities, losses, damages, judgments, costs and out-of-pocket expenses which may be imposed on, incurred by, or asserted against the Lender, relating to or arising out of, this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than the Lender's negligence, misconduct or material breach of the Loan Documents by the Lender which results in liabilities, losses, damages, judgments, costs and out-of-pocket expenses to the Lender. In any suit, proceeding or action brought by the Lender in connection with any Mortgage Loan for any sum owing thereunder, or to enforce any provisions of any Mortgage Loan, the Borrower will save, indemnify and hold the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Borrower. The Borrower also agrees to reimburse the Lender for the Lender's reasonable out-of-pocket costs and expenses incurred with the enforcement or the preservation of the Lender's rights under this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and out-of-pocket expenses of its counsel. The Borrower hereby acknowledges that, notwithstanding the fact that the Note is secured by the Collateral, the obligation of the Borrower under the Note is a recourse obligation of the Borrower.

                  (b) The Borrower will pay (i) all reasonable out-of-pocket costs and expenses incurred by the Lender (including the fees and out-of-pocket expenses and other reasonable expenses of counsel to the Lender) for the preparation, execution and delivery of the Loan Documents and any amendments, supplements or modifications thereto, and (ii) all reasonable out-of-pocket costs and expenses incurred by the Lender (including the fees, out-of-pocket expenses and other reasonable expenses of counsel to the Lender) as to the enforcement and protection of the Lender under the Loan Documents, other than any cost and expenses incurred in connection with the Lender's rehypothecation of the Mortgage Loans prior to an Event of Default.

                  (c) For a period not to exceed two (2) years from the termination of this Loan Agreement, the Lender agrees to hold the Borrower harmless from and indemnify the Borrower against all liabilities, losses, damages, judgments, costs and out-of-pocket expenses which may be imposed on, incurred by, or asserted against the Borrower, relating to or arising out of, this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than the Borrower's negligence, misconduct or material breach of the Loan Documents by the Borrower which results in liabilities, losses, damages, judgments, costs and out-of-pocket expenses to the Borrower.

                  11.04 Amendments. Except as otherwise expressly provided in this Loan Agreement, any provision of this Loan Agreement may be modified or supplemented only by an instrument in writing signed by the Borrower and the Lender.

                  11.05 Successors and Assigns. This Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  11.06 Survival. Only the obligations of the Borrower under Sections 3.03 (for a period not to exceed five years from the termination of this Loan Agreement) and 11.03 (for a period not to exceed two years from the termination of this Loan Agreement) hereof shall survive the repayment of the Advances and the termination of this Loan Agreement. In addition, each representation and warranty made, or deemed to be made by a request for a borrowing, herein or pursuant hereto shall survive the making of such representation and warranty (for a period of two years from the termination of this Loan Agreement), and the Lender shall not be deemed to have waived, by reason of making any Advance, any Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that the Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Advance was made.

                  11.07 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Loan Agreement.

                  11.08 Counterparts. This Loan Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Loan Agreement by signing any such counterpart.

                  11.09 Loan Agreement Constitutes Security Agreement; Governing Law. This Loan Agreement shall be governed by New York law without reference to choice of law doctrine (but with reference to Section 5-1401 of the New York General Obligations Law, which by its terms applies to this Loan Agreement), and shall constitute a security agreement within the meaning of the Uniform Commercial Code.

                  11.10 SUBMISSION TO JURISDICTION. EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS FOR ITSELF AND

ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LOAN AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NONEXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF.

                  11.11    Intentionally Omitted.

                  11.12 Acknowledgments. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Loan Agreement, the Note and the other Loan Documents to which it is a party;

                  (b) the Lender has no fiduciary relationship to the Borrower, and the relationship between the Borrower and the Lender is solely that of debtor and creditor; and

                  (c) no joint venture exists among or between the Lender and the Borrower.

                  11.13 Hypothecation or Pledge of Collateral. The Lender shall have free and unrestricted use of all Collateral and nothing in this Loan Agreement shall preclude the Lender from engaging in repurchase transactions with the Collateral or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Collateral. The Lender shall segregate the Collateral delivered to the Lender by the Borrower.

                  11.14    Assignments; Participations.

                  (a) The Borrower may assign any of its rights or obligations hereunder or under the Note with the prior written consent of the Lender which consent shall not be unreasonably withheld. The Lender may assign or transfer to any bank or other financial institution that makes or invests in loans or any Affiliate of the Lender all or any of its rights or obligations under this Loan Agreement and the other Loan Documents upon written consent of the Borrower, which consent shall not be unreasonably withheld.

                  (b) The Lender may, in accordance with applicable law, at any time sell to one or more lenders or other entities ("Participants") participating interests in any Advance, the Note, its commitment to make Advances, or any other interest of the Lender hereunder and under the other Loan Documents. In the event of any such sale by the Lender of participating interests to a Participant, the Lender's obligations under this Loan Agreement to the Borrower shall remain unchanged, the Lender shall remain solely responsible for the performance thereof, the Lender shall remain the holder of the Note for all purposes under this Loan Agreement and the other Loan Documents, and the Borrower and the Lender shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Loan Agreement and the other Loan Documents. The Lender also agrees that each

Participant shall be entitled to the benefits of Sections 2.08 and 11.03 with respect to its participation in the Advances outstanding from time to time; provided, that the Lender and all Participants shall be entitled to receive no greater amount in the aggregate pursuant to such Sections than the Lender would have been entitled to receive had no such transfer occurred.

                  (c) The Lender may furnish any information concerning the Borrower or Central Pacific Mortgage Company in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants) only after notifying the Borrower in writing and securing signed confidentiality statements (a form of which is attached hereto as Exhibit
I) and only for the sole purpose of evaluating participations and for no other purpose.

                  (d) The Borrower agrees to cooperate with the Lender in connection with any such assignment and/or participation, to execute and deliver such replacement notes, and to enter into such restatements of, and amendments, supplements and other modifications to, this Loan Agreement and the other Loan Documents in order to give effect to such assignment and/or participation.

                  11.15    Servicing.

                  (a) The Borrower covenants to maintain or cause the servicing of the Mortgage Loans to be maintained in conformity with Accepted Servicing Practices. In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) an Event of Default, or (ii) the date on which all the Secured Obligations have been paid in full, or (iii) the transfer of servicing to any entity approved by the Lender.

                  (b) It is understood and agreed by the parties that prior to an uncured Event of Default and termination for cause, the Borrower shall retain the servicing fees, servicing rights and all economic rights with respect to the Mortgage Loans.

                  (c) The Borrower agrees that upon the occurrence of an uncured Event of Default, the Lender may terminate the Borrower in its capacity as servicer and transfer all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of such Mortgage Loans (the "Servicing Records") to the Lender or its designee, at no cost or expense to the Lender. The Borrower agrees to cooperate with the Lender in connection with the transfer of servicing. The Lender shall pay the Borrower or apply the value of the servicing to the Secured Obligations at the prevailing market price for the servicing (as determined by averaging values established by CRSI, Harrison, New York and Bayview Financial, Miami, Florida). Any funds remaining after the Secured Obligations have been paid in full shall be promptly paid to the Borrower.

                  (d) After the Funding Date, until the pledge of any Mortgage Loan is relinquished by the Custodian, the Borrower will have no right to modify or alter the terms of the Mortgage Loan or consent to the modification or alteration of the terms of any Mortgage Loan, and the Borrower will have no obligation or right to repossess any Mortgage Loan or substitute another Mortgage Loan, except as provided in the Custodial Agreement.

                  (e) The Borrower shall permit the Lender to inspect upon reasonable prior written notice (which shall be no less than five (5) Business Days prior to such date) at a mutually convenient time the Borrower's or its Affiliate's servicing facilities, as the case may be, for the purpose of satisfying the Lender that the Borrower or its Affiliate, as the case may be, has the ability to service the Mortgage Loans as provided in this Loan Agreement.

                  (f) In the event servicing of the Mortgage Loans is terminated without cause prior to an Event of Default and the Servicing Records are delivered to the Lender or its designee, the Lender shall pay to the Borrower a termination fee equal to the product of 150 basis points and the outstanding principal balance of such Mortgage Loans and to which the servicing is terminated.

                  11.16 Periodic Due Diligence Review. The Borrower acknowledges that the Lender has the right to perform continuing due diligence reviews with respect to the Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and the Borrower agrees that upon reasonable (but no less than three (3) Business Days') prior notice to the Borrower, the Lender or its authorized representatives will be permitted during normal business hours at a mutually agreeable time to examine, inspect, make copies of, and make extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of the Borrower and/or the Custodian. The Borrower also shall make available to the Lender a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans. Without limiting the generality of the foregoing, the Borrower acknowledges that the Lender shall make Advances to the Borrower based solely upon the information provided by the Borrower to the Lender in the Mortgage Loan Data File and the representations, warranties and covenants contained herein, and that the Lender, at its option, has the right, at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans securing such Advance, including, without limitation, ordering new credit reports, new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan. The Lender may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. The Borrower agrees to cooperate with the Lender and any third party underwriter in connection with such underwriting, including, but not limited to, providing the Lender and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of the Borrower. In addition, the Lender has the right (to be exercised reasonably and in good faith) to perform continuing Due Diligence Reviews of the Borrower and its Affiliates at Lender's expense.

                  11.17 Set-Off. Upon the occurrence of an Event of Default, the expiration of the applicable cure period and with prior written notice to the Borrower, the Lender shall, in addition to any rights and remedies provided by this Loan Agreement and by law, have the right upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or any Affiliate thereof to or for the credit or the account of the Borrower. The Lender agrees promptly to notify the Borrower prior to any such set-off made by the Lender; provided that the failure to give such notice shall not affect the validity of such set-off.

                  11.18 Intent. The parties recognize that each Advance is a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended.


                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered as of the day and year first above written.

                                BORROWER

                                SOURCE ONE MORTGAGE SERVICES CORPORATION


                                By:/s/ Thomas J. Marshall
                                   ----------------------------
                                   Thomas J. Marshall
                                Title: Vice President


                                Address for Notices:

                                27555 Farmington Road
                                Farmington Hills, Michigan 48334-3357
                                Attention:  Chief Financial Officer
                                Telecopier No.: (248) 488-7300
                                Telephone No.: (248) 488-8639

                                With a copy to:

                                Attention: Vice President/Treasury
                                Telecopier No.: (248) 488-7812
                                Telephone No.: (248) 488-7338

                                LENDER

                                GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.

                                By: /s/ Dawn Papaccio
                                   ------------------------
                                Title: Vice President

                                Address for Notices:
                                600 Steamboat Road
                                Greenwich, Connecticut  06830
                                Attention: Dawn Papaccio / Vice President
                                Telecopier No.: (203) 629-4640
                                Telephone No.: (203) 625-2928

                                With a copy to:

                                Attention: General Counsel
                                Telecopier No.: (203) 629-5718
                                Telephone No.: (203) 625-2700

                                                                      SCHEDULE 1

                REPRESENTATIONS AND WARRANTIES RE: MORTGAGE LOANS


                             Eligible Mortgage Loans

                  As to each Mortgage Loan that forms part of the Collateral hereunder (and the related Mortgage, Mortgage Note, Assignment of Mortgage and Mortgaged Property), each Borrower shall be deemed to make the following representations and warranties to the Lender as of such date and as of each date Collateral Value is determined:

                  (a) Mortgage Loans as Described. The information set forth in the Mortgage Loan Data File with respect to the Mortgage Loan is complete, true and correct in all material respects.

                  (b) Payments Current. The first Monthly Payment shall have been made within forty-five (45) days of its scheduled payment date.

                  (c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage securing the Mortgage Loan, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Neither the Borrower nor the Qualified Originator from which the Borrower acquired the Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of the Mortgage Loan, whichever is more recent, to the day which precedes by one month the Due Date of the first installment of principal and interest thereunder.

                  (d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written instrument which has been recorded, if necessary to protect the interests of the Lender, and which has been delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the title insurance policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Mortgage File delivered to the Custodian and the terms of which are reflected in the Mortgage Loan Schedule.

                  (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, setoff, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

                  (f) Hazard Insurance. The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a Qualified Insurer, and such other hazards as are applicable and available in the area where the Mortgaged Property is located, and to the extent required by the Borrower as of the date of origination consistent with the Underwriting Guidelines, against risks insured against by Persons operating like properties in the locality of the Mortgaged Property, in an amount not less than the greatest of (i) 100% of the replacement cost of all improvements to the Mortgaged Property, (ii) the outstanding principal balance of the Mortgage Loan with respect to each First Lien Mortgage Loan, (iii) the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and consistent with the amount that would have been required as of the date of origination in accordance with the Underwriting Guidelines or (iv) the amount necessary to fully compensate for any damage or loss to the improvements that are part of such property on a replacement cost basis. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Mortgage Loan, (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended. All such insurance policies (collectively, the "hazard insurance policy") contain a standard mortgagee clause naming the Borrower, its successors and assigns (including without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without 10 days' prior written notice to the mortgagee. All premiums due and owing on such insurance policy have been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor's failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. The Borrower has not engaged in, and has no knowledge of the Mortgagor's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by the Borrower.

                  (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Borrower shall maintain or shall cause its agent to maintain in its possession, available for the inspection of the Lender, and shall deliver to the Lender, upon five (5) Business Days' request, evidence of compliance with all such requirements.

                  (h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole-or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission other than in the case of a release of a portion of the land comprising a Mortgaged Property or a release of a blanket mortgage which release will not cause the Mortgage Loan to fail to satisfy the Underwriting Guidelines. The Borrower has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Borrower waived any default resulting from any action or inaction by the Mortgagor.

                  (i) Location and Type of Mortgaged Property. The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with an attached or detached single family residence erected thereon, or a two- to eight-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that any condominium unit or planned unit development shall conform with the applicable FNMA and FHLMC requirements regarding such dwellings and that no residence or dwelling is a mobile home or a manufactured dwelling.

                  (j) Valid Lien. The Mortgage is a valid, subsisting, enforceable and perfected (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Borrower to be a First Lien (as reflected on the Mortgage Loan Data File), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Borrower to be a Second Lien (as reflected on the Mortgage Loan Data File), in either case, on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

                  (1) the lien of current real property taxes and assessments not yet to the penalty date;

                  (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the Lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or

         (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;

                  (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; and

                  (4) with respect to each Mortgage Loan which is indicated by the Borrower to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Data File) a First Lien on the Mortgaged Property.

                  Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable (A) first lien and first priority security interest with respect to each Mortgage Loan which is indicated by the Borrower to be a First Lien (as reflected on the Mortgage Loan Data File), or (B) second lien and second priority security interest with respect to each Mortgage Loan which is indicated by the Borrower to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Data File), in either case, on the property described therein and the Borrower has full right to pledge and assign the same to the Lender.

                  (k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken placed on the part of any Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan. The Borrower has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.

                  (l) Full Disbursement of Proceeds. The proceeds of the Mortgage Loan have been fully disbursed and there is no further requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

                  (m) Ownership. The Borrower is the sole owner and holder of the Mortgage Loan. All Mortgage Loans acquired by the Borrower from third parties (including

Affiliates) were acquired in a true and legal sale. The Mortgage Loan is not assigned or pledged, and the Borrower has good, indefeasible and marketable title thereto, and has full right to transfer, pledge and assign the Mortgage Loan to the Lender free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to assign, transfer and pledge each Mortgage Loan pursuant to this Loan Agreement and following the pledge of each Mortgage Loan, the Lender will hold such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Loan Agreement (other than an interest in the Servicing Records which may be held by a subservicer for a period of up to thirty days from the Funding Date).

                  (n) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were)
(i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state or (D) not doing business in such state.

                  (o) LTV. As of the date of origination of the Mortgage Loan, the LTV and CLTV (if available) are as identified on the Mortgage Loan Data File.

                  (p) Title Insurance. The Mortgage Loan is covered by either
(i) an attorney's opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA Lender's title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC and each such title insurance policy is issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Borrower, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan (or to the extent a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (1), (2), (3) and, with respect to each Mortgage Loan which is indicated by the Borrower to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Data File) clause (4) of paragraph (j) of this
Part I of Schedule 1, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such Lender's title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. The Borrower, its successors and assigns, are the sole insureds of such Lender's title insurance policy, and such Lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Loan Agreement. No claims have been made under such Lender's title insurance policy, and no prior holder or servicer of the related Mortgage, including the Borrower, has done, by act or omission, anything which would impair the coverage of such Lender's title insurance policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by the Borrower.

                  (q) No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Borrower nor its predecessors have waived any default, breach, violation or event of acceleration. With respect to each Mortgage Loan which is indicated by the Borrower to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Data File) (i) the First Lien is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such First Lien mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder.

                  (r) No Mechanics' Liens. At origination, there were no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with the lien of the Mortgage.

                  (s) Location of Improvements: No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation.

                  (t) Origination: Payment Terms. The Mortgage Loan was originated by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority. Principal payments on the Mortgage Loan commenced no more than sixty (60) days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Interest Rate is adjusted, with respect to adjustable rate Mortgage Loans, on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin (rounded up or down to the nearest .125 %), subject to the Mortgage Interest Rate Cap. The Mortgage
Note is payable on the day set forth in the Mortgage Note in equal monthly installments of principal and interest, which installments of interest, with respect to adjustable rate Mortgage Loans, are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears over an original term of not more than 30 years from commencement of amortization. The due date of the first payment under the Mortgage Note is no more than 60 days from the date of the Mortgage Note.

                  (u) Customary Provisions. The Mortgage Note has a stated maturity. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

                  (v) Conformance with Underwriting Guidelines and Agency Standards. The Mortgage Loan was underwritten in accordance with the applicable Underwriting Guidelines. The Mortgage Note and Mortgage are on forms similar to those used by FHLMC or FNMA and the Borrower has not made any representations to a Mortgagor that are inconsistent with the mortgage instruments used.

                  (w) Occupancy of the Mortgaged Property. As of the Funding Date the Mortgaged Property is either vacant or lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. The Borrower has not received written notification from any governmental authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. The Borrower has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate.

                  (x) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above.

                  (y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Custodian or the Lender to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

                  (z) Delivery of Mortgage Documents. If the Mortgage Loan is a Dry

Loan, the Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered under the Custodial Agreement for each Mortgage Loan have been delivered to the Custodian. The Borrower or its agent is in possession of a materially complete, true and materially accurate Mortgage File in compliance with the Custodial Agreement, except for such documents the originals of which have been delivered to the Custodian.

                  (aa) Transfer of Mortgage Loans. If the Mortgage Loan is a Dry Loan, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

                  (bb) Due-On-Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.

                  (cc) No Buydown Provisions: No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Borrower, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.

                  (dd) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having (A) first lien priority with respect to each Mortgage Loan which is indicated by the Borrower to be a First Lien (as reflected on the Mortgage Loan Data File), or (B) second lien priority with respect to each Mortgage Loan which is indicated by the Borrower to be a Second Lien Mortgage Loan (as reflected on the Mortgage Loan Data File), in either case, by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

                  (ee) Mortgaged Property Undamaged. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended. There have not been any condemnation proceedings with respect to the Mortgaged Property and the Borrower has no knowledge of any such proceedings.

                  (ff) Collection Practices: Escrow Deposits: Interest Rate Adjustments. The origination and collection practices used by the originator, each servicer of the Mortgage Loan and the Borrower with respect to the Mortgage Loan have been in all material respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments (other than with respect to each Mortgage Loan which is indicated by the Borrower to be a Second Lien Mortgage Loan and for which the mortgagee under the First Lien is collecting Escrow Payments (as reflected on the Mortgage Loan Data File), all such payments are in the possession of, or under the control of, the Borrower and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Borrower have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.

                  (gg) Conversion to Fixed Interest Rate. With respect to adjustable rate Mortgage Loans, the Mortgage Loan is not convertible to a fixed interest rate Mortgage Loan.

                  (hh) Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Borrower or by any officer, director, or employee of the Borrower or any designee of the Borrower or any corporation in which the Borrower or any officer, director, or employee had a financial interest at the time of placement of such insurance.

                  (ii) Soldiers' and Sailors' Civil Relief Act. The Mortgagor has not notified the Borrower, and the Borrower has no knowledge, of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940.

                  (jj) Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the Borrower or the Qualified Originator, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of FNMA or FHLMC and Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 as amended and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

                  (kk) Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans, and the Borrower maintains such statement in the Mortgage File.

                  (ll) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property (other than a construction-to-permanent loan which has converted to a permanent loan) or facilitating the trade-in or exchange of a Mortgaged Property.

                  (mm) No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Funding Date (whether or not known to the Borrower on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Borrower, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer's breach of such insurance policy or such insurer's financial inability to pay.

                  (nn) Capitalization of Interest. The Mortgage Note does not by its terms provide for the capitalization or forbearance of interest.

                  (oo) No Equity Participation. No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and the Borrower has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.

                  (pp) Withdrawn Mortgage Loans. If the Mortgage Loan has been released to the Borrower pursuant to a Request for Release as permitted under
Section 5 of the Custodial Agreement, then the promissory note relating to the Mortgage Loan was returned to the Custodian within 15 days (or if such fifteenth day was not a Business Day, the next succeeding Business Day).

                  (qq) No Exception. There are no exceptions other than those noted on the Exception Report (as defined in the Custodial Agreement) which would materially adversely affect the Mortgage Loan or the Lender's security interest, granted by the Borrower, in the Mortgage Loan.

                  (rr) Qualified Originator. The Mortgage Loan has been originated by, and, if applicable, purchased by the Borrower from, a Qualified Originator.

                  (ss) Mortgage Submitted for Recordation. The Mortgage has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

                  (tt) First Lien Consent. With respect to each Mortgage Loan which is a Second Lien, (i) if the related first lien provides for negative amortization, the LTV was calculated at the maximum principal balance of such first lien that could result upon application of such negative amortization feature, and (ii) either no consent for the Mortgage Loan is required by the holder of the first lien or such consent has been obtained and is contained in the Mortgage File.

                  (uu) Environmental Matters. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation

                  (vv) Ground Leases. With respect to each ground lease to which the Mortgaged Property is subject (a "Ground Lease"): (i) the Mortgagor is the owner of a valid and subsisting interest as tenant under the Ground Lease; (ii) the Ground Lease is in full force and effect, unmodified and not supplemented by any writing or otherwise; (iii) all rent, additional rent and other charges reserved therein have been paid to the extent they are payable to the date hereof; (iv) the Mortgagor enjoys the quiet and peaceful possession of the estate demised thereby, subject to any sublease; (v) the Mortgagor is not in default under any of the terms thereof and there are no circumstances which, with the passage of time or the giving of notice or both, would constitute an event of default thereunder; (vii) the lessor under the Ground Lease is not in default under any of the terms or provisions thereof on the part of the lessor to be observed or performed; (vii) the lessor under the Ground Lease has satisfied all of its repair or construction obligations, if any, to date pursuant to the terms of the Ground Lease; and (ix) the execution, delivery and performance of the Mortgage do not require the consent (other than those consents which have been obtained and are in full force and effect) under, and will not contravene any provision of or cause a default under, the Ground Lease.

                  (ww) Value of Mortgage Property. The Borrower has no knowledge of any circumstances existing that should reasonably be expected to adversely affect the value or the marketability of the Mortgaged Property or the Mortgage Loan or to cause the Mortgage Loan to prepay during any period materially faster or slower than the Mortgage Loans originated by the Borrower generally.

                  (xx) Section 32 Mortgages; Overages. The Borrower has provided the related Mortgagor with all disclosure materials required by Section 226.32 of the Federal Reserve Board Regulation Z with respect to any Mortgage Loans subject to such Section of the Federal Reserve Board Regulation Z. The Borrower has not made or caused to be made any payment in the nature of an "overage" or "yield spread premium" to a mortgage broker or like Person which has not been fully disclosed to the Mortgagor.

                                                                     SCHEDULE 2






                        Secretary of State of Michigan

                                                                     SCHEDULE 3





                     Mortgage Loan Origination will occur
                     in all 50 States and the District
                     of Columbia

                                                                Schedule 4


                                      FUND AMERICAN ENTERPRISES


                                              WHITE MOUNTAIN HOLDING
                                                       (PARENT)



                                           Source One Mortgage Services
                                             (full service mortgage corporation)




The Mortgage Authority,             CMC Insurance Agency, Inc.          MHMC Insurance          SOMSC Services,
Inc. (whole loan/broker             (credit insurance agency)           Agency (credit          Inc. (biweekly
purchasing)                                                             insurance agency)       mortgage payment
                                                                                                admin.)






Central Pacific Mortgage Company
(full service mortgage corporation)




Northwest Pacific Mortgage
Company

                                    EXHIBIT A

                            [FORM OF PROMISSORY NOTE]

                                  $175,000,000
                                   May 1, 1998
                               New York, New York

                  FOR VALUE RECEIVED, SOURCE ONE MORTGAGE SERVICES
CORPORATION, a Delaware corporation (the "Borrower"), hereby promise to pay to the order of GREENWICH CAPITAL FINANCIAL PRODUCTS, INC. (the "Lender"), at the principal office of the Lender at 600 Steamboat Road, Greenwich, Connecticut 06830, in lawful money of the United States, and in immediately available funds, the principal sum of ONE HUNDRED SEVENTY-FIVE MILLION DOLLARS ($175,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Advances made by the Lender to the Borrower under the Loan Agreement), on the dates and in the principal amounts provided in the Loan Agreement, and to pay interest on the unpaid principal amount of each such Advance, at such office, in like money and funds, for the period commencing on the date of such Advance until such Advance shall be paid in full, at the rates per annum and on the dates provided in the Loan Agreement.

                  The date, amount and interest rate of each Advance made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof; provided, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Loan Agreement or hereunder in respect of the Advances made by the Lender.

                  This Note is the Note referred to in the Master Loan and Security Agreement dated as of May 1, 1998 (as amended, supplemented or otherwise modified and in effect from time to time, the "Loan Agreement") between the Borrower, and the Lender, and evidences Advances made by the Lender thereunder. Terms used but not defined in this Note have the respective meanings assigned to them in the Loan Agreement.

                  The Borrower agrees to pay all the Lender's costs of collection and enforcement (including reasonable attorneys' fees and disbursements of Lender's counsel) in respect of this Note when incurred as a result of Borrower's default .

                  Notwithstanding the pledge of the Collateral, the Borrower hereby acknowledges, admits and agrees that the Borrower's obligations under this Note are recourse obligations of the Borrower to which the Borrower pledges its full faith and credit.

                  The Borrower, and any endorsers or guarantors hereof, (a) expressly agree that this Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further Collateral, the release of any Collateral for this Note, the release of any party primarily or secondarily liable hereon, and (b) expressly agree that it will not be necessary for the Lender, in order to enforce payment of this Note, to first institute or exhaust the Lender's remedies against the Borrower or any other party liable hereon or against any Collateral for this Note. No extension of time for the payment of this Note, or any installment hereof, made by agreement by the Lender with any person now or hereafter liable for the payment of this Note, shall affect the liability under this Note of the Borrower, even if the Borrower is not a party to such agreement; provided, however, that the Lender and the Borrower, by written agreement between them, may affect the liability of the Borrower.

                  Any reference herein to the Lender shall be deemed to include and apply to every subsequent holder of this Note. Reference is made to the Loan Agreement for provisions concerning optional and mandatory prepayments, Collateral, acceleration and other material terms affecting this Note.

                  The Borrower hereby submits to New York jurisdiction with respect to any action brought with respect to this Note.

                  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CHOICE OF LAW DOCTRINE BUT WITH REFERENCE TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH BY ITS TERMS APPLIES TO THIS NOTE) WHOSE LAWS THE BORROWER EXPRESSLY ELECTS TO APPLY TO THIS NOTE. THE BORROWER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT TO ENFORCE OR ARISING OUT OF THIS NOTE MAY BE COMMENCED IN THE SUPREME COURT OF THE STATE OF NEW YORK, BOROUGH OF MANHATTAN, OR IN THE DISTRICT COURT OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK.

                                  SOURCE ONE MORTGAGE SERVICES CORPORATION

                                  By:/s/ Thomas J. Marshall
                                     -------------------------------------
                                     Name:  Thomas J. Marshall
                                     Title: Vice President

                              SCHEDULE OF LOANS


        This Note evidences Advances made under the within-described Loan Agreement to the Borrower, on the dates, in the principal amounts and bearing interest at the rates set forth below, and subject to the payments and prepayments of principal set forth below:

------------------------------------------------------------------------------------------------
                PRINCIPAL AMOUNT OF        AMOUNT PAID      UNPAID PRINCIPAL     NOTATION
DATE MADE              LOAN                OR PREPAID           AMOUNT            MADE BY
---------       -------------------        -----------      ----------------    ----------
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------


                                   EXHBIT B

                         FORM OF CUSTODIAL AGREEMENT

                                                                EXECUTION COPY

                               CUSTODIAL AGREEMENT

         CUSTODIAL AGREEMENT (this "Custodial Agreement") dated as of May 1, 1998, made by and among:

                  (i) SOURCE ONE MORTGAGE SERVICES CORPORATION, a Delaware corporation (the "Borrower");

                  (ii) NATIONAL CITY BANK OF KENTUCKY, as custodian and collateral agent for the Lender pursuant to the Loan Agreement referred to below (in such capacity, the "Custodian"); and

                  (iii) GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation (the "Lender").

                                    RECITALS

         The Borrower and the Lender are parties to the Master Loan and Security Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified and in effect from time to time, the "Loan Agreement"), pursuant to which the Lender has agreed, subject to the terms and conditions of the Loan Agreement, to make revolving credit loans to the Borrower to finance Eligible Mortgage Loans (as defined therein) owned by the Borrower.

         It is a condition precedent to the effectiveness of the Loan Agreement that the parties hereto execute and deliver this Custodial Agreement to provide for the appointment of the Custodian as custodian and collateral agent hereunder. Accordingly, the parties hereto agree as follows:

         Section 1.  Definitions.

         Unless otherwise defined herein, terms defined in the Loan Agreement shall have their respective assigned meanings when used herein, and the following terms shall have the following meanings:

         "Advance" shall mean a loan made by the Lender to the Borrower from time to time, on the terms and conditions set forth in the Loan Agreement.

         "Advance Balance" shall mean the aggregate outstanding principal balance of an Advance secured by the applicable pledged Mortgage Loans.

         "Approved Purchaser" shall mean a third party purchaser approved by the Lender in its reasonable discretion, as set forth on Annex 16.

         "Assignment of Mortgage" shall mean an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage.

         "Authorized Representative" shall have the meaning specified in Section 18 hereof.
         "Collateral" shall have the meaning assigned thereto in the Loan Agreement.

         "Custodial Delivery Failure" shall have the meaning specified in
Section 13 hereof.

         "Custodian Loan Data File" shall mean in the case of each Mortgage Loan, a computer-readable data file or OTHER ELECTRONIC FORMAT MUTUALLY ACCEPTABLE TO THE PARTIES containing the following information to be delivered by the Custodian to the Lender pursuant to the Custodial Agreement: the Mortgage Loan number, Trust Status, Mortgagor's name, codes indicating Exceptions and codes indicating cleared Exceptions.

         The Custodian shall incorporate on a daily basis all current data provided by the Borrower to the Custodian into the Custodian Loan Data File.

         "Dry High LTV Loan" shall mean a first or second lien Mortgage Loan which is underwritten in accordance with the Underwriting Guidelines which Mortgage File contains all required Mortgage Loan Documents and there are no Material Exceptions.

         "Dry Loan" shall mean either a Dry Subprime Loan or a Dry High LTV
Loan.

         "Dry Subprime Loan" shall mean a first or second lien Mortgage Loan which is underwritten in accordance with the Underwriting Guidelines made to a Mortgagor with a subprime credit history which Mortgage File contains all required Mortgage Loan Documents and there are no Material Exceptions.

         "Exception" shall mean, with respect to any Mortgage Loan, any of the following: (i) any variance from the requirements of Section 2 hereof with respect to the Mortgage Files (giving effect to the Borrower's right to deliver certified copies in lieu of original documents in certain circumstances); (ii) an Eligible Mortgage Loan which has been pledged to the Lender under the Loan Agreement for more than 180 calendar days; (iii) the release of a Mortgage Loan to the Borrower pursuant to Section 5(a) hereof in excess of the time period stated in the Transmittal Letter for release; (iv) the release of such Mortgage Loan under Section 5(b) hereof under any Transmittal Letter in excess of the time period stated in such Transmittal Letter for release; or (v) any Mortgage Loan with respect to which the Custodian receives written notice or has actual knowledge of a lien subject or security interest in favor of a Person other than the Lender with respect to such Mortgage Loan.

         "Exception Report" means a list, in the format of Annex 17 of Mortgage Loans delivered by the Custodian to the Lender on each Business Day, reflecting the Mortgage Loans held by the Custodian for the benefit of the Lender, which includes codes indicating any Exceptions with respect to each Mortgage Loan listed thereon and with respect to Wet Loans, those Mortgage Loans for which Required Documents have not been delivered within 11-30 days from the related Funding Date. Each Exception Report shall set forth (a) the Mortgage Loans being pledged to the Lender on any applicable Funding Date as well as the Mortgage Loans previously pledged to the Lender and held by the Custodian hereunder, which such Mortgage Loans shall be listed separately from those funded on the current Funding Date, and (b) all Exceptions with respect thereto, with any updates thereto from the time last delivered.

         "Funding Date" means the date on which an Advance is made pursuant to the Loan Agreement.


         "Last Endorsee" shall have the meaning specified in Section 2(I)(a) hereof.
         "Material Exception" shall mean, with respect to any Mortgage Loan, any Exception listed on the Exception Report consisting of a variance described as a "Material Exception" on Annex 14 or the absence from the Mortgage File, or deficiency in respect of, any of the Mortgage Loan Documents set forth in Sections 2(I)(a)-(f) of this Custodial Agreement.

         "Mortgage" shall mean the mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on the fee simple in real property or in a leasehold interest securing the Mortgage Note.

         "Mortgage File" shall mean, as to each Mortgage Loan, those documents listed in Sections 2(I)(a)- (g) (and if reasonably requested by the Lender, Sections 2(I)(h)-(j)) of this Custodial Agreement that are delivered to the Custodian or which at any time come into the possession of the Custodian.

         "Mortgage Loan" shall mean a mortgage loan which the Custodian has been instructed to hold for the Lender pursuant to this Agreement, and which Mortgage Loan includes, without limitation, (i) a Mortgage Note, related Mortgage and all other Mortgage Loan Documents and (ii) all right, title and interest of the Borrower in and to the mortgaged property covered by such Mortgage.

         "Mortgage Loan List" shall mean the hard copy report provided by the Borrower which shall include with respect to each Mortgage Loan to be included as Collateral: (i) the Mortgage Loan number, (ii) the Mortgagor's name, and
(iii) the original principal amount of the Mortgage Loan.

         "Mortgage Loan Data File" shall mean a computer-readable data file in a format acceptable to the Lender and Custodian incorporating the field identified on Annex 1.

         "Mortgage Note" shall mean the original executed promissory note or other evidence of the indebtedness of a mortgagor/borrower with respect to a Mortgage Loan.

         "Notice of Borrowing and Pledge" shall mean an irrevocable Notice of Borrowing and Pledge substantially in the form of Exhibit D to the Loan Agreement.

         "Officer's Certificate" shall mean a certificate signed by a Responsible Officer of the Person delivering such certificate and delivered as required by this Custodial Agreement.

         "Opinion of Counsel" shall mean a written opinion letter of counsel in form and substance reasonably acceptable to the party receiving such opinion letter.

         "Pledgee" shall have the meaning specified in Section 25 hereof.

         "Proceeds" shall mean whatever is receivable or received when Collateral or proceeds are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto.

         "Qualified Originator" shall have the meaning set forth in the Loan Agreement.

         "Review Procedures" shall have the meaning specified in Section 3(b) hereof.

         "Transmittal Letter" shall mean a letter substantially in the form of Annex 11 or Annex 12 hereto, as applicable.

         "Trust Receipt" shall mean a trust receipt in the form annexed hereto as Annex 2 delivered to the Lender by the Custodian covering any of the Mortgage Loans subject to this Custodial Agreement from time to time, as reflected on the Mortgage Loan Tape and the Exception Report accompanied therewith in accordance with Section 3(e) hereof. Separate Trust Receipts will be delivered in connection with Wet B&C Loans, Wet High LTV Loans, Dry High LTV Loans, Dry B&C Loans and zero Collateral Value Mortgage Loans.

         "Trust Receipt Interest" shall mean an interest in the Mortgage Loans covered by the Trust Receipt which the Lender has pledged to a third party.

         "Trust Status" shall mean have the meaning set forth in the Loan Agreement.

         "Wet High LTV Loan" shall mean a wet-funded first or second lien Mortgage Loan which is underwritten in accordance with the Underwriting Guidelines and does not contain all the required Mortgage Loan Documents in the Mortgage File.

         "Wet Loan" shall mean a Wet Subprime Loan or a Wet High LTV Loan, which in order to be deemed an Eligible Mortgage Loan shall have the following additional characteristics:

         (a) the proceeds thereof have been funded (or, on the date of the Advance supported by a Notice of Borrowing and Pledge are being funded) by wire transfer or cashier's check, cleared check or draft or other form of immediately available funds to the escrow or closing agent for such Wet Loan;

         (b) the Borrower expects such Wet Loan to close and become a valid lien securing actual indebtedness by funding to the order of the Mortgagor thereunder;

         (c) the proceeds thereof have not been returned to the Lender from the escrow or closing agent for such Wet Loan;

         (d) the Borrower has not learned that such Wet Loan will not be closed and funded to the order of the Mortgagor; and

         (e) upon recordation such Mortgage Loan will constitute a first or second lien on the premises described therein.

         "Wet Subprime Loan" shall mean a wet-funded first or second lien Mortgage Loan which is underwritten in accordance with the Underwriting Guidelines made to a Mortgagor with a subprime credit history and which does not contain all the required Mortgage Loan Documents in the Mortgage File.

         "Zero Value Trust Receipt" shall have the meaning set forth in Section 3(g).


         Section 2.  Delivery of Mortgage File.

         With respect to each Advance, (a) the Borrower shall provide oral notice to the Lender and the Custodian of the approximate amount of the principal balance of the Mortgage Loans to be used as Collateral no later than 5:00 p.m. eastern time on the day prior to the requested Funding Date and (b) no later than 10:30 a.m. eastern time on the Funding Date, the Borrower shall deliver to the Custodian the following original documents pertaining to the Eligible Mortgage Loans to be pledged to the Lender on such Funding Date each of which Mortgage Loans shall be identified in a Mortgage Loan Data File delivered by 12:00 p.m. eastern time on the requested Funding Date, to both the Custodian and the Lender by electronic medium acceptable to the Custodian and the Lender:

         (I)      In the case of Dry Loans:

                  a) The original Mortgage Note bearing all intervening endorsements showing a complete chain of endorsements from the originator of such Mortgage Loan to the last endorsee (the "Last Endorsee"), endorsed by the Last Endorsee, without recourse in the following form:
                           "Pay to the order of _________, without recourse" and signed in the name of the Last Endorsee by an authorized officer;

                  b) The original Mortgage with evidence of recording indicated thereon, subject to paragraph III below;

                  c) An original Assignment of Mortgage, in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located, such assignment to be in blank and signed in the name of the Last Endorsee by an authorized person;

                  d) The originals of all intervening assignments of the Mortgage (with evidence of recording thereon) showing a complete chain of assignments from the originator of such Mortgage Loan to the Last Endorsee, subject to paragraph III below;

                  e) Any assumption, modification (with evidence of recording thereon), consolidation or extension agreements;

                  f) The original policy of title insurance (or a commitment for title insurance, if the policy is being held by the title insurance company pending recordation of the Mortgage) or attorney's opinion of title; and

                  g) A Notice of Borrowing and Pledge executed by an authorized representative of the Borrower together with a Mortgage Loan List and such other documentation required under the Loan Agreement.

                  In the event that the Lender shall reasonably request, the Borrower shall deliver to the Custodian the following additional documents:

                  h) The original of the guarantee executed in connection with the Mortgage Note (if any);

                  i) The original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage Loan; and

                  j) The certificate of primary mortgage guaranty insurance, if any, issued with respect to such Mortgage Loan.

         (II) In the case of Wet Loans:

                           A Notice of Borrowing and Pledge executed by an authorized representative of the Borrower together with a Mortgage Loan List and such other documentation required under the Loan Agreement.

         (III) With respect to all Mortgage Files:

                           From time to time, the Borrower shall forward to the Custodian additional original documents or additional documents evidencing any assumption, modification, consolidation or extension of a Mortgage Loan approved by the Borrower, in accordance with the terms of the Loan Agreement, and upon receipt of any such other documents, the Custodian shall hold such other documents for the Lender hereunder.

                           With respect to any documents which have been delivered or are being delivered to recording offices for recording and have not been returned to the Borrower in time to permit their delivery hereunder at the time required, in lieu of delivering such original documents, the Borrower shall deliver to the Custodian a copy thereof certified by an authorized representative of the Borrower as a true, correct and complete copy of the original which has been transmitted for recordation. The Borrower shall deliver such original documents to the Custodian promptly when they are received.

         (IV) With respect to Mortgage Loans with Exceptions:

                           With respect to any Mortgage Loan, if the Custodian has identified such Mortgage Loan as having any Exception or if the Borrower has knowledge of any Exception, the Borrower shall promptly and diligently notify the Lender of any such Exception and shall promptly and diligently attempt to cure any such Exception.

         Section 3.  Mortgage Loan Data File; Exception Report; Trust Receipt.

         (a) Intentionally Omitted.

         (b) With respect to each Mortgage Loan, no later than 12:00 p.m. eastern time on the Funding Date, the Borrower shall provide the Custodian and the Lender with a copy of the related Notice of Borrowing and Pledge and Mortgage Loan List (which shall indicate which Mortgage Loans are expected to be Wet Loans and which are expected to be Dry Loans) via facsimile and an electronically transmitted copy of the related Mortgage Loan Data File, with respect to the Eligible Mortgage Loans to be pledged to the Lender on such Funding Date.

         (c) Notwithstanding and in addition to the foregoing, if the Custodian has received the Notice of Borrowing and Pledge and a Mortgage File for each Mortgage Loan identified on the Mortgage Loan Data File transmitted thereto (and, in the case of Wet Loans, a Notice of Borrowing and Pledge) at the times indicated in the preceding paragraph, the Custodian shall review the documents required to be delivered pursuant to Sections 2(I) and 2(II) above, in the case of Dry Loans and Wet Loans, respectively.

The Custodian will deliver, no later than 3:00 p.m., eastern time, on the Funding Date, to the Borrower and the Lender, via modem, a Custodian Loan Data File and an Exception Report, which Exception Report shall reflect the Exceptions identified by the Custodian in connection with its review of the documents described in the prior sentence. Each Exception Report shall list all Exceptions using such codes as listed on Annex 14, attached hereto. Each Custodian Loan Data File and each Exception Report shall be superseded by a subsequently issued Custodian Loan Data File and an Exception Report.

             The delivery of each Custodian Loan Data File and the related Exception Report to the Lender shall be the Custodian's representation that, other than the Exceptions listed as part of the Exception Report: (i) all documents in respect of such Mortgage Loan required to be delivered at such time pursuant to Section 2 of this Custodial Agreement have been delivered and are in the possession of the Custodian as part of the Mortgage File for such Mortgage Loan; (ii) all such documents have been reviewed by the Custodian in accordance with the review procedures attached hereto as Annex 4 (the "Review Procedures") and appear on their face to be regular and to relate to such Mortgage Loan and to satisfy the requirements set forth in Section 2 of this Custodial Agreement; and (iii) each Mortgage Loan identified in such Custodian Loan Data File is being held by the Custodian as bailee for the Lender and/or its designees pursuant to this Custodial Agreement.

         (d) In connection with any Custodian Loan Data File or Exception Report delivered hereunder by the Custodian, the Custodian shall make no representations as to and shall not be responsible to verify (A) the validity, legality, enforceability, due authorization, recordability, sufficiency, or genuineness of any of the documents contained in each Mortgage File or (B) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan. Subject to the following sentence, the Borrower and the Lender hereby give the Custodian notice that from and after the Funding Date, the Lender shall have a security interest in each Mortgage Loan identified on a Mortgage Loan Data File until such time that the Custodian receives written notice from the Lender that the Lender no longer has a security interest in such Mortgage Loan. To the extent that (i) the Custodian has not determined or (ii) the Lender has not notified the Custodian that there is a Borrowing Base Deficiency, in the event that the Lender does not make an Advance to the Borrower prior to 4:30 p.m. eastern time because of deficiencies in the related Mortgage Loans, on such Funding Date, upon written notice thereof from the Borrower, acknowledged by the Lender, the Custodian shall hold on behalf of the Borrower or release to the Borrower, pursuant to the Borrower's written instructions, the Mortgage Loans identified as added on such Funding Date to the Mortgage Loan Data File delivered by the Custodian on such Funding Date.

         (e) In addition to the foregoing, no later than 4:00 p.m. eastern time on the Funding Date, the Custodian shall deliver to the Lender by facsimile transmission one or more Trust Receipts. The original Trust Receipt(s) shall be delivered to Chase Manhattan Bank at Four New York Plaza, Ground Floor, Outsourcing Department, New York, New York 10004, Attention: Jennifer John for the account of Greenwich Capital Markets (telephone number (212) 623-5953) by overnight delivery using a nationally recognized insured overnight delivery service. Each Trust Receipt, Custodian Loan Data File and Exception Report subsequently delivered by the Custodian to the Lender shall supersede and cancel the Trust Receipt, Custodian Loan Data File and the Exception Report previously delivered by the Custodian to the Lender hereunder, and shall replace the then existing Custodian Loan Data File and the then existing Trust Receipt and Exception Report.

         (f) In addition to the foregoing, in the case of Wet Loans, the delivery of the Notice of Borrowing and Pledge to the Custodian shall be deemed to constitute a required document with respect to the related Wet Loan. Notwithstanding the foregoing, Borrower shall deposit with the Custodian the documents described in Section 2(I) for such Wet Loan as soon as possible and, in any event, within thirty (30) days after the date the related Notice of Borrowing and Pledge is executed by the Borrower. If there are any Material Exceptions outstanding with respect to such Wet Loans as of the thirtieth (30th) day after the related Funding Date, the Custodian shall immediately notify the Lender, the Wet Loans shall be deemed to have a Collateral Value of zero and such Mortgage Loans will be included on the Trust Receipt for zero Collateral Value Mortgage Loans. Upon deposit of such documents with Custodian, Custodian shall review such documents in accordance with the standards set forth in
Section 3(c), shall promptly notify Lender if such documents do not comply with the requirements thereof and shall indicate on its records that Custodian maintains possession of such documents for Lender hereunder. Borrower hereby represents, warrants and covenants to Lender and Custodian that Borrower and any person or entity acting on behalf of Borrower that has possession of any of the documents described in Section 2(I) for such Wet Loan prior to the deposit thereof with Custodian will hold such documents in trust for Lender.

         (g) In addition to the foregoing, in the event that the Custodian determines or the Lender gives the Custodian notice of any Mortgage Loan with a Collateral Value of zero, the Custodian shall deliver to the Lender a separate Trust Receipt (the "Zero Value Trust Receipt"), with a Custodian Loan Data File listing those Mortgage Loans with a Collateral Value of zero and a separate Exception Report attached thereto. If at any time the Custodian receives notice from the Lender that a Mortgage Loan has been assigned a Collateral Value of zero or such other value based upon the Lender's ability to mark-to-market the Collateral, the Custodian shall promptly issue a revised Custodian Loan Data File and new Trust Receipts and Exception Reports. Each such Trust Receipt, each such Custodian Loan Data File and each such Exception Report delivered by the Custodian to the Lender shall supersede and cancel the Trust Receipt, Custodian Loan Data File and the Exception Report previously delivered by the Custodian to the Lender hereunder, and shall replace the then existing Custodian Loan Data File and the then existing Exception Report to be attached to such Trust Receipt.

             The Borrower shall have the right to request a return of any Collateral identified on such Zero Value Trust Receipt. The Lender shall review such request and notify the Custodian if such Collateral may be released to the Borrower, and in such case, the Custodian shall issue a new Zero Value Trust Receipt and Exception Report to reflect the Mortgage Loans to be held on behalf of the Lender.

         Section 4.  Obligations of the Custodian.

         (a) On each Business Day, the Custodian shall prepare and send a Custodian Loan Data File to the Lender no later than 3:00 p.m. (eastern time). In addition, no later than 4:00 p.m. (eastern time) on each Business Day, the Custodian shall compute the value of the Borrowing Base and notify the Borrower and the Lender thereof by sending a facsimile copy or electronic transmission of a report, in the form attached hereto as Annex 15 (a "Borrowing Base Certificate"). To prepare the Borrowing Base Certificate, the Custodian shall determine the Collateral Value by incorporating the data on each Mortgage Loan Data File and Banking Loan Data File delivered by the Borrower with the information on the Servicing Data File delivered by the Borrower (which such information shall be delivered no later than the 10th day of the month or such other date requested by the Lender) on the date such information is received. On a monthly basis or otherwise upon request by the Lender, the Custodian shall forward by overnight courier to the Lender any hard copy reports delivered by the Borrower used in connection with preparing the Borrowing Base Certificate and shall cooperate with the Lender in connection with the Lender's review of the Borrowing Base Certificate.

             In making any determination of Collateral Value or other calculations involving a determination of the value of the Borrowing Base, the Custodian shall be permitted to rely, without independent investigation of the correctness on:

         (1) the information supplied by the Borrower to the Custodian on each Mortgage Loan Data File and the Servicing Data File; and

         (2) any information supplied by the Lender to the Custodian in writing for assigning a Collateral Value to any Mortgage Loan including any mark-to-market for specific Mortgage Loans.

         In the event the Lender calculates any amounts differently from the Custodian with respect to interest owed, the Borrowing Base or a Borrowing Base Deficiency, the Custodian agrees to work with the Lender to resolve any such discrepencies.

         Notwithstanding any other provision of this Custodial Agreement, the Borrower shall calculate the Borrowing Base and any Borrowing Base Deficiency until such time that the Lender transfers to the Custodian the right to determine the Borrowing Base and the Borrowing Base Deficiency. The Lender shall determine the Borrowing Base in accordance with the provisions of the Loan Agreement and shall deliver such calculations to the Borrower in the same manner as the Custodian.

         (b) The Custodian shall maintain continuous custody of all items constituting the Mortgage Files in secure facilities in accordance with customary standards for such custody and shall reflect in its records the interest of the Lender therein. Each Mortgage Note (and Assignment of Mortgage) and Wet Notice of Borrowing and Pledge shall be maintained in fireproof facilities.

         (c) With respect to the documents constituting each Mortgage File, the Custodian shall (i) act exclusively as the bailee of, and custodian for, the Lender, (ii) hold all documents constituting such Mortgage File received by it for the exclusive use and benefit of the Lender, and (iii) make disposition thereof only in accordance with the terms of this Custodial Agreement or with written instructions furnished by the Lender pursuant to the terms of this Custodial Agreement; provided, however, that in the event of a conflict between the terms of this Custodial Agreement and such written instructions of the Lender, the Lender's written instructions shall control.

         (d) In the event that (i) the Lender, the Borrower or the Custodian shall be served by a third party with any type of levy, attachment, writ or court order with respect to any Mortgage File or any document included within a Mortgage File or (ii) a third party shall institute any court proceeding by which any Mortgage File or a document included within a Mortgage File shall be required to be delivered otherwise than in accordance with the provisions of this Custodial Agreement, the party receiving such service shall promptly deliver or cause to be delivered to the other parties to this Custodial Agreement copies of all court papers, orders, documents and other materials concerning such proceedings. The Custodian shall, to the extent permitted by law, continue to hold and maintain all the Mortgage Files that are the subject of such proceedings pending a final, nonappealable order of a court of competent jurisdiction permitting or directing disposition thereof. Upon final determination of such court, the Custodian shall dispose of such Mortgage File or any document included within such Mortgage File as directed by the Lender which shall give a direction consistent with such determination. Expenses of the Custodian (including reasonable attorneys' fees and related expenses) incurred as a result of such proceedings shall be borne by the Borrower.

         (e) The Lender hereby acknowledges that the Custodian shall not be responsible for the validity and perfection of the Lender's security interest in the Collateral hereunder, other than the Custodian's obligation to take possession of Collateral as set forth in Section 2 hereof.



         Section 5.  Release of Collateral.

         (a) From time to time until the Custodian is otherwise notified by the Lender, which notice shall be given by the Lender only following the occurrence of an Event of Default, the Custodian is hereby authorized upon receipt of written request of the Borrower to release Mortgage Files relating to Mortgage Loans in the possession of the Custodian to the Borrower, or its designee, for the purpose of servicing or correcting documentary deficiencies relating thereto against a request for release of Mortgage Files and receipt (a "Request for Release and Receipt") executed by the Borrower and the Lender (in its discretion) in the form of Annex 5-A hereto (the Custodian shall keep track of the release of such Mortgage Files by completing the collateral shipped report in the form of Annex 5-A-1, attached to Annex 5-A, if applicable. The Custodian may release to the Borrower, or its designee, Mortgage Files pertaining to no more than twenty (20) Mortgage Loans at the time being held by the Custodian on behalf of the Lender, and for any such release the Custodian shall promptly notify the Lender that it has released such Mortgage Files to the Borrower or its designee. In the event the Borrower, or its designee, requests more than twenty (20) Mortgage Loans to be released by the Custodian to the Borrower, or its designee, the Custodian shall notify the Lender before releasing the additional requested Mortgage Files. Any such additional Mortgage Files requested to be released by the Borrower, or its designee, may be released only upon written authorization of the Lender. If the Lender, in its discretion, requires Lender's execution of a Request for Release and Receipt, the Lender hereby agrees to respond to a Request for Release and Receipt, via facsimile, no later than one (1) Business Day after the Lender's receipt thereof. The Borrower or its designee shall return to the Custodian each Mortgage File previously released by the Custodian as stated on Annex 5-A. The Borrower hereby further represents and warrants to the Lender that any such request by the Borrower for release of Collateral shall be solely for the purposes set forth in the Request for Release and Receipt and that the Borrower has requested such release in compliance with all terms and conditions of such release set forth in the Loan Agreement.

         (b) (i) From time to time until otherwise notified by the Lender, which notice shall be given by the Lender only following the occurrence of an Event of Default, the Custodian is hereby authorized upon receipt of written request of the Borrower at least one (1) Business Day prior to the date of the anticipated sale, to release Mortgage Files in the possession of the Custodian to a third-party purchaser (subject to the written consent of the Lender if such third party purchaser is not an Approved Purchaser) for the purpose of resale thereof against a Request for Release executed by the Borrower and the Lender (in its discretion) in the form of Annex 5-B hereto. On such Request for Release, the Borrower shall indicate the Mortgage Loans to be sold, the approximate amount of sale proceeds anticipated to be received, the date of such anticipated sale, the name and address of the third-party purchaser, whether the shipment is made pursuant to the sale of the Mortgage Loans to a third party or pursuant to the formation of a mortgage pool supporting a mortgage-backed security (an "MBS") and the preferred method and date of delivery.

         (ii) Any transmittal of Mortgage Files for Mortgage Loans in the possession of the Custodian in connection with the sale thereof to a third-party purchaser will be under cover of a transmittal letter substantially in the form attached hereto as Annex 11 duly completed by the Custodian and executed by the

Custodian. Any transmittal of Mortgage Files for Mortgage Loans in the possession of the Custodian in connection with the shipment to a custodian or trustee in connection with the formation of a mortgage pool supporting a MBS will be under cover of a transmittal letter substantially in the form attached hereto as Annex 12. Promptly upon the remittance by such third-party purchaser, custodian or trustee, as applicable of the full amount set forth in such transmittal letter as the "Payoff Amount", the Lender shall notify the Custodian thereof. The Custodian on the first Business Day of each week shall send to the Lender, by electronic media acceptable to the Lender, a report detailing all Mortgage Files released to the Borrower, or its designee, or any Approved Purchaser or other third party purchaser hereunder.

         (c) Any Payoff Amount sent by a third-party purchaser of Mortgage Loans in connection with Section 5(b)(ii) above shall be sent to an account to be established by the Borrower for the benefit of the Lender. In connection therewith, the Lender shall deliver to the Borrower a copy of the Blocked Account Agreement attached hereto as Annex 18.

         (d) From time to time until the Custodian is otherwise notified by the Lender, and with the prior written consent of the Lender, the Borrower may substitute for one or more Eligible Mortgage Loans constituting the Collateral one or more substitute Eligible Mortgage Loans having aggregate Collateral Value equal to or greater than the Collateral Value of the Mortgage Loans being substituted for, or obtain the release of one or more Mortgage Loans constituting Collateral hereunder; provided that, after giving effect to such substitution or release, the Secured Obligations then outstanding shall not exceed the Borrowing Base, which determination shall be made solely by the Lender in accordance with the Loan Agreement. In connection with any such requested substitution or release, the Borrower will provide notice to the Custodian and the Lender no later than 12:00 p.m., eastern time, on the date of such request, specifying the Mortgage Loans to be substituted for or released and the substitute Mortgage Loans to be pledged hereunder in substitution therefor, if any, and shall deliver with such notice a Custodial Identification Certificate and a revised Mortgage Loan Data File indicating any substitute Mortgage Loans. If the Custodian and Lender have received notice in accordance with the preceding sentence, the Custodian will effect the requested substitution or release no later than 4:00 p.m., eastern time, one Business Day following the day on which such request was made after the Custodian has certified to the Lender on such Business Day that the matters set forth in
Section 3(c) hereof with respect to any substitute Mortgage Loans are true and correct. Each such substitution or release shall be deemed to be a representation and warranty by the Borrower that any substitute Mortgage Loans are Eligible Mortgage Loans and that after giving effect to such substitution or release, the Secured Obligations then outstanding shall not exceed the Borrowing Base.

         (e) So long as no Event of Default has occurred and is continuing and to the extent notice has been provided to the Custodian, the Custodian and the Lender shall take such steps as they may reasonably be directed from time to time by the Borrower in writing, which the Borrower deems necessary and appropriate, to transfer promptly and deliver to the Borrower any Mortgage File in the possession of the Custodian relating to any Mortgage Loan previously included in the Borrowing Base but which the Borrower, with the written consent of the Lender, has notified the Custodian has ceased to be included in the Borrowing Base, or any Mortgage Loan in respect of which the Borrower has paid the applicable Advance Balance in full. The Lender agrees to reply promptly to any such request for transfer and delivery, and if any such request is received by 12:00 p.m., eastern time, the Lender agrees to reply on the Business Day such request is received.

         Section 6.  Fees and Expenses of Custodian.

         The Custodian shall charge such fees for its services under this Custodial Agreement as are set forth in a separate agreement between the Custodian and the Borrower, the payment of which fees, together with the Custodian's expenses in connection herewith, shall be solely the obligation of the Borrower.

         Section 7.  Removal or Resignation of Custodian.

         (a) The Custodian may at any time resign and terminate its obligations under this Custodial Agreement upon at least 60 days' prior written notice to the Borrower and the Lender. Promptly after receipt of notice of the Custodian's resignation, the Borrower shall appoint, by written instrument, a successor custodian, subject to written approval by the Lender (which approval shall not be unreasonably withheld). One original counterpart of such instrument of appointment shall be delivered to each of the Lender, the Borrower, the Custodian and the successor custodian.

         (b) The Lender, with the consent of the Borrower, upon at least 60 days' prior written notice to the Custodian, may remove and discharge the Custodian (or any successor custodian thereafter appointed) from the performance of its obligations under this Custodial Agreement. Promptly after the giving of notice of removal of the Custodian, the Lender shall appoint, by written instrument, a successor custodian, which appointment shall be reasonably acceptable to the Borrower. One original counterpart of such instrument of appointment shall be delivered to each of the Lender, the Borrower, the Custodian and the successor custodian.

         (c) In the event of any such resignation or removal, the Custodian shall promptly upon the simultaneous surrender of any outstanding Trust Receipts held by Lender, transfer to the successor custodian, as directed in writing, all the Mortgage Files being administered under this Custodial Agreement and, if the endorsements on the Mortgage Notes and the Assignments of Mortgage have been completed in the name of the Custodian, assign the Mortgages and endorse without recourse the Mortgage Notes to the successor Custodian or as otherwise directed by the Lender. The cost of the shipment of Mortgage Files arising out of the resignation of the Custodian shall be at the expense of the Custodian; and any cost of shipment arising out of the removal of the Custodian shall be at the expense of the Lender. The Borrower shall be responsible for the fees and expenses of the successor custodian.

         Section 8.  Examination of Mortgage Files.

         Upon reasonable prior written notice to the Custodian (which shall be two Business Days or such shorter period of time agreed to by the Custodian and the Lender) and at the Lender's expense, the Lender and each of its respective agents, accountants, attorneys and auditors will be permitted during normal business hours to examine the Mortgage Files, documents, records and other papers in the possession of or under the control of the Custodian relating to any or all of the Mortgage Loans.

         Section 9.  Insurance of Custodian.

         At its own expense, the Custodian shall maintain at all times during the existence of this Custodial Agreement and keep in full force and effect fidelity insurance, theft of documents insurance, forgery insurance and errors and omissions insurance. All such insurance shall be in amounts, with standard coverage and subject to deductibles, all as is customary for insurance typically maintained by banks which act as custodian of collateral substantially similar to the Collateral and who also act in a collateral agent capacity. Upon request, the Lender shall be entitled to receive a certificate of the respective insurer that such insurance is in full force and effect.

         Section 10.  Representations and Warranties.

         The Custodian represents and warrants to the Lender that:

         (i) the Custodian has the power and authority and the legal right to execute and deliver, and to perform its obligations under, this Custodial Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Custodial Agreement;

         (ii) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of the Custodian) is required in connection with the execution, delivery, performance, validity or enforceability of this Custodial Agreement;

         (iii) this Custodial Agreement has been duly executed and delivered on behalf of the Custodian and constitutes a legal, valid and binding obligation of the Custodian enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law); and

         (iv)  the Custodian is not an Affiliate of the Borrower.

         Section 11. Statements.

         Upon the request of the Lender or the Borrower, the Custodian shall provide the Lender or the Borrower, as applicable, with a list of all the Mortgage Loans for which the Custodian holds a Mortgage File pursuant to this Custodial Agreement. Such list shall be in the form of a Custodian Loan Data File and an Exception Report.

         Section 12.  No Adverse Interest of Custodian.

         By execution of this Custodial Agreement, the Custodian represents and warrants that it currently holds, and during the existence of this Custodial Agreement shall hold, no adverse interest, by way of security or otherwise, in any Mortgage Loan, and hereby waives and releases any such interest which it may have in any Mortgage Loan as of the date hereof. The Mortgage Loans shall not be subject to any security interest, lien or right to set-off by Custodian or any third party claiming through Custodian, and Custodian shall not pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant any third party interest in, the Mortgage Loans.

         Section 13.  Indemnification of Custodian.

         The Borrower agrees to reimburse, indemnify and hold the Custodian and its directors, officers, agents and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or out-of-pocket expenses, including reasonable attorney's fees, that may be imposed on, incurred from this Custodial Agreement or any action taken or not taken by it or them hereunder unless such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or out-of-pocket expenses were imposed on, incurred by and against the Custodian because of the breach by the Custodian of its obligations hereunder. The foregoing indemnification shall survive any resignation or removal of the Custodian or the termination or assignment of this Custodial Agreement for a period of two years from the date of termination of this Custodial Agreement.

         In the event that the Custodian fails to produce a Mortgage Note, Assignment of Mortgage or any other document related to a Mortgage Loan that was in its possession pursuant to Section 2 within two (2) Business Days after written request therefor by the Lender or the Borrower in accordance with the terms and conditions of this Custodial Agreement; (a "Custodial Delivery Failure"), and provided that (i) Custodian previously delivered to the Lender a Trust Receipt, Custodian Loan Data File and an Exception Report which did not list such document as an Exception on the related Funding Date; (ii) such document is not outstanding pursuant to a Request for Release and Receipt in the form annexed hereto as Annex 5-A; and (iii) such document was held by the Custodian on behalf of the Borrower or Lender, as applicable, then the Custodian shall (a) with respect to any missing Mortgage Note, promptly deliver to the Lender or Borrower upon request, a Lost Note Affidavit in the form of Annex 9 hereto and (b) with respect to any missing document related to such Mortgage Loan, including but not limited to a missing Mortgage Note, indemnify the Borrower or Lender in accordance with the succeeding paragraph of this Section
13. Notwithstanding the foregoing, in the event that the Custodian fails to produce a Mortgage Note with respect to a Mortgage Loan requested pursuant to
Section 5(b) hereof, the Custodian shall then promptly (but no later than one Business Day following such request) provide the Lender or Borrower, as applicable, with a Lost Note Affidavit. In the event that such original Mortgage
Note is subsequently found and delivered to the Lender or Borrower, as applicable, such party shall return the Lost Note Affidavit to the Custodian.

         The Custodian agrees to indemnify and hold the Lender and Borrower, and their respective designees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, or out-of-pocket expenses, including reasonable attorney's fees, that may be imposed on, incurred by, relating to or arising out of a Custodial Delivery Failure, the failure to properly prepare or deliver the Borrowing Base Certificate or any material errors or miscalculations contained therein or the Custodian's negligence, lack of good faith or misconduct or any breach of the conditions, representations or warranties contained herein. The foregoing indemnification shall survive any termination or assignment of this Custodial Agreement for a period of two years from the date of termination of this Custodial Agreement.

Section 14.  Reliance of Custodian.

         The Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instruction, certificate, opinion or other document furnished to the Custodian, reasonably believed by the Custodian to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Custodial Agreement; but in the case of any Mortgage Loan Document or other request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to the Custodian, the Custodian shall be under a duty to examine the same in accordance with the requirements of this Custodial Agreement.

         Section 15.  Term of Custodial Agreement.

         Promptly after written notice from the Lender of the termination of the Loan Agreement and payment in full of all amounts owing to the Lender thereunder and under the Note, the Custodian shall deliver all documents remaining in the Mortgage Files to the Borrower, and this Custodial Agreement shall thereupon terminate.

         Section 16.  Notices.

         All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by the recipient party at the address shown on its signature page hereto, or at such other addresses as may hereafter be furnished to each of the other parties by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee. Any demand, notice or communication hereunder shall be (i) sent by telecopy, (ii) delivered in person, or (iii) transmitted by a recognized private (overnight) courier service. The Custodian's office is located at the address set forth on its signature page hereto, and the Custodian shall notify the Lender and the Borrower if such address should change.

         Section 17.  Governing Law.

         This Custodial Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws without regard to the conflict of laws doctrine applied in such state.

         Section 18.  Authorized Representatives.

         Each individual designated as an authorized representative of the Lender or its successors or assigns, the Borrower and the Custodian, respectively (an "Authorized Representative"), is authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Custodial Agreement on behalf of the Lender, the Borrower and the Custodian, as the case may be, and the specimen signature for each such Authorized Representative, initially authorized hereunder, is set forth on Annexes 6, 7 and 8 hereof, respectively. From time to time, the Lender, the Borrower and the Custodian or their respective successors or permitted assigns may, by delivering to the others a revised annex, change the information previously given pursuant to this Section 18, but each of the parties hereto shall be entitled to rely conclusively on the then current annex until receipt of a superseding annex.

         Section 19. Amendment

         This Custodial Agreement may be amended from time to time by written agreement signed by the Borrower, the Lender and the Custodian.

         Section 20.  Cumulative Rights.

         The rights, powers and remedies of the Custodian, the Lender and the Borrower under this Custodial Agreement shall be in addition to all rights, powers and remedies given to the Custodian, the Lender and the Borrower by virtue of any statute or rule of law, the Loan Agreement or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Lender's security interest in the Collateral.

         Section 21.  Binding Upon Successors.

         All rights of the Custodian, the Lender and the Borrower under this Custodial Agreement shall inure to the benefit of the Custodian, the Lender and the Borrower and their successors and permitted assigns, and all obligations of the Custodian, the Lender and the Borrower shall bind its successors and assigns.

         Section 22.  Entire Agreement; Severability.

         This Custodial Agreement and the other Loan Documents contain the entire agreement with respect to the Collateral among the Custodian, the Lender and the Borrower. If any of the provisions of this Custodial Agreement shall be held invalid or unenforceable, this Custodial Agreement shall be construed as if not containing such provisions, and the rights and obligations of the parties hereto shall be construed and enforced accordingly.

         Section 23.  Execution In Counterparts.

         This Custodial Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         Section 24.  Tax Reports.

         The Custodian shall not be responsible for the preparation or filing of any reports or returns relating to federal, state or local income taxes with respect to this Custodial Agreement, other than in respect of the Custodian's compensation or for reimbursement of expenses.

         Section 25.  Pledging of the Mortgage Loans by the Lender.

         In connection with a pledge of the Mortgage Loans or Trust Receipt Interest, as applicable, as collateral for an obligation of the Lender, the Lender at its own expense may pledge its interest in the Mortgage Files covered held by the Custodian for the benefit of the Lender from time to time (provided that such use of the Mortgage Loans or Trust Receipt Interest, as applicable,
(i) shall be subject to the Borrower's rights to redeem the Collateral upon final satisfaction of all of its Secured Obligations under the Loan Agreement and (ii) will not impair the Lender's or Borrower's ability to perform its obligations under the Loan Agreement or hereunder) by delivering, at the Lender's option, written notice to the Custodian in the form of Annex 10 hereto stating that the Lender has pledged its interest in the identified Mortgage Loans and Mortgage Files, and the identity of the party to whom the Mortgage Loans or Trust Receipt Interest, as applicable, have been pledged (such party, the "Pledgee"). Upon receipt of such notice from the Lender, the Custodian shall mark its records to reflect the pledge of the Mortgage Loans or Trust Receipt Interest, as applicable, by the Lender to the Pledgee. The Custodian's records shall reflect the pledge of the Mortgage Loans or Trust Receipt Interest, as applicable, by the Lender to the Pledgee until such time as the Custodian receives written instructions from the Lender that the Mortgage Loans or Trust Receipt Interest, as applicable, are no longer pledged by the Lender to the Pledgee, at which time the Custodian shall change its records to reflect the release of the pledge of the Mortgage Loans or Trust Receipt Interest, as applicable, and that the Custodian is holding the Mortgage Loans or Trust Receipt Interest, as applicable, as custodian for, and for the benefit of, the Lender.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, this Custodial Agreement was duly executed by the parties hereto as of the day and year first above written.

                                  SOURCE ONE MORTGAGE SERVICES
                                  CORPORATION


                                  By  /s/ Thomas J. Marshall
                                    -------------------------------------------
                                  Name:   Thomas J. Marshall
                                  Title:  Vice President

                                  Address for Notices:

                                  27555 Farmington Road
                                  Farmington Hills, Michigan 48334-3357
                                  Attention:          Chief Financial Officer
                                  Telecopier No.:     (248) 488-7300
                                  Telephone No.:      (248) 488-8639

                                  With a copy to:

                                  Attention:          Vice President/Treasury
                                  Telecopier No.:     (248) 488-7812
                                  Telephone No.:      (248) 488-7338

                                  NATIONAL CITY BANK OF KENTUCKY


                                  By   /s/ Wilma Kuerzi
                                    -------------------------------------------
                                  Name: Wilma Kuerzi
                                  Title: Senior Vice President

                                  Address for Notices:

                                  421 West Market Street
                                  Louisville, Kentucky 40202
                                  Attention: Wilma Kuerzi, Senior Vice President Telecopier No.:
                                                 ---------------------------
                                  Telephone No.:
                                                 ---------------------------

                                  GREENWICH CAPITAL FINANCIAL
                                  PRODUCTS, INC.

                                  By /s/ Dawn Papaccio
                                    --------------------------------------------
                                  Name:  Dawn Papaccio
                                  Title: Vice President

                                  Address for Notices:

                                  600 Steamboat Road
                                  Greenwich, Connecticut  06830
                                  Attention: Joseph Bartolotta
                                  Telecopier No.:  (203) 629-2666
                                  Telephone No.:   (203) 625-6675

                                  With a copy to:

                                  Attention:  General Counsel
                                  Telecopier No.:  (203) 629-5718
                                  Telephone No.:   (203) 625-2700

                                                                         Annex 1
                                                          to Custodial Agreement

                   REQUIRED FIELDS FOR MORTGAGE LOAN DATA FILE


                           For each Mortgage Loan, the Borrower shall provide the following information electronically to Custodian and Lender:

                           (i) the type of Mortgage Loan;

                           (ii) Borrower's Mortgage Loan identifying number;

                           (iii) Mortgagor's name;

                           (iv) street address of the Mortgaged Property
                                including the state and zip code;

                           (v) original months to maturity;

                           (vi) original date of the Mortgage;

                           (vii) the original principal amount of the Mortgage
                                 Loan;

                           (viii) whether the Mortgage Loan is a first lien or a
                                  second lien;

                           (ix) the Mortgage Interest Rate; and

                           (x) such other information mutually agreed upon by
                               Borrower and Lender.

                                                                         Annex 2
                                                          to Custodial Agreement

                 [WET LOAN][DRY LOAN][ZERO VALUE] TRUST RECEIPT

Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut  06830
Attn:  _________________




____________, 199_




              Re: Custodial Agreement, dated as of May __, 1998 (the "Custodial Agreement"), among Source One Mortgage Services Corporation, as Borrower, National City Bank of Kentucky, as Custodian, and Greenwich Capital Financial Products, Inc., as Lender.

Ladies and Gentlemen:

         In accordance with the provisions of Section 3(e) [and 3(g)] of the above-referenced Custodial Agreement (capitalized terms not otherwise defined herein having the meanings ascribed to them in the Custodial Agreement, or if not defined in the Custodial Agreement, then in that certain Master Loan and Security Agreement dated as of May ___, 1998, between the Borrower and the Lender (the "Security Agreement")), the undersigned, as the Custodian, hereby certifies as to each Mortgage Loan described in the attached Custodian Loan Data File all matters (subject to the Exceptions listed in the Exception Report attached herewith) set forth in Section 3(c) of the Custodial Agreement, subject to the limitation set forth in Section 3(d) of the Custodial Agreement.

         The delivery of this Trust Receipt evidences that (i) the Custodian has reviewed all documents required to be delivered in respect of each Mortgage Loan listed herein pursuant to Section 2 of the Custodial Agreement, and such documents other than the Exceptions listed herein are in the possession of the Custodian as part of the Mortgage File for such Mortgage Loan, (ii) the Custodian is holding each Mortgage Loan identified on the Custodian Loan Data File attached hereto, pursuant to the Custodial Agreement, as the bailee of and custodian for the Lender and (iii) such documents have been reviewed by the Custodian and appear on their face to be regular and to relate to such Mortgage Loan and satisfy the requirements set forth in Section 3(c) of the Custodial Agreement and the Review Procedures.

         The Custodian makes no representations as to, and shall not be responsible to verify, (i) the validity, legality, enforceability, due authorization, recordability, sufficiency, or genuineness of any of the documents contained in each Mortgage File or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

         On each date the Custodian delivers to the holder of this Trust Receipt (to the extent a prior Trust Receipt is outstanding) a new Trust Receipt, Custodian Loan Data File and Exception Report, it shall supersede and cancel the Trust Receipt, Mortgage Loan Data File and Exception Report previously delivered by the Custodian to the Lender hereunder, and shall replace the then existing Trust Receipt, Custodian Loan Data File and the then existing Exception Report. Notwithstanding anything to the contrary set forth herein, in the event that the Custodian Loan Data File or the Exception Report attached to this Trust Receipt is different from the most recently delivered Custodian Loan Data File or the most recently delivered Exception Report, then the most recently delivered Trust Recept, Custodian Loan Data File or the most recently delivered Exception Report, as applicable, shall control and be binding upon the parties hereto.

                                    NATIONAL CITY BANK OF KENTUCKY


                                    By:
                                       --------------------------
                                          Name:
                                          Title:

                                                                         Annex 3
                                                          to Custodial Agreement


                              Intentionally Omitted

                                                                         Annex 4
                                                          to Custodial Agreement


                                REVIEW PROCEDURES


    This Annex sets forth the Custodian's review procedures for each item listed below delivered by the Seller pursuant to the Custodial Agreement (the "Agreement") to which this Annex is attached. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Agreement.

    In the case of Dry Loans:

    1. The Mortgage Note and the Mortgage each appear to bear an original signature or signatures purporting to be the signature or signatures of the Person or Persons named as the maker and Mortgagor or grantor, or in the case of copies of the Mortgage permitted under Section 2 (I)(c) of the Agreement, that such copies bear a reproduction of such signature.

    2. The amount of the Mortgage Note is the same as the amount specified on the related Mortgage.

    3.  The original mortgagee is the same as the payee on the Mortgage Note.

    4. The Mortgage contains a legal description other than address, city and state.

    5. The notary section (acknowledgment) is present and attached to the related Mortgage and is signed.

    6. Neither the original Mortgage Note, nor the copy of the Mortgage delivered pursuant to the Agreement, nor the original Assignment of Mortgage contain any notations on their face.

    7. The Mortgage Note is endorsed in blank by the named holder or payee thereof.

    8. Each original Assignment of Mortgage and any intervening assignment of mortgage, if applicable, appears to bear the original signature of the named mortgagee or beneficiary including any subsequent assignors (and any other necessary party), as applicable, or in the case of copies permitted under
Section 2 (III) of the Agreement, that such copies appear to bear a reproduction of such signature or signatures and such copies have been certified by an officer as true, complete and correct copies of the originals, and the intervening assignments of mortgage evidence a complete chain of assignment and transfer of the related Mortgage from the originating Person to the borrower.

    9. The date of each intervening assignment is on or after the date of the related Mortgage and/or the immediately preceding assignment, as the case may be.

    10. The notary section (acknowledgment) is present and attached to each intervening assignment and is signed.

    11. Based upon a review of the Mortgage Note, items (iii), (iv), (v), (vi),
(vii) and (ix) of Annex 1 as set forth in the Mortgage Loan Tape delivered by the Borrower to the Custodian are correct.

         In the case of Wet Loans:

         1. To the extent of any items listed in Sections 2(I)(a)-(f) are available, the procedures set forth with respect to Dry Loans.

         2. To the extent the items listed in Sections 2(I)(a)-(f) are not available, the original Notice of Borrowing and Pledge has been received and matches the facsimile copy previously delivered.

                                                                       Annex 5-A
                                                          to Custodial Agreement

                         REQUEST FOR RELEASE AND RECEIPT

                                                          Date: __________, 19__

         The undersigned, SOURCE ONE MORTGAGE SERVICES CORPORATION (the "Borrower"), acknowledges receipt from NATIONAL CITY BANK OF KENTUCKY acting as bailee of, and custodian for, (in such capacity, the "Custodian") the exclusive benefit of GREENWICH CAPITAL FINANCIAL PRODUCTS, INC. (the "Lender") (capitalized terms not otherwise defined herein are defined in that certain Custodial Agreement, dated as of [___________] (the "Custodial Agreement") or if not defined in the Custodial Agreement, then in that certain Master Loan and
Security Agreement dated as of [    ], between the Borrower and the Lender (the
"Security Agreement")), of the following described documentation for the identified Mortgage Loan, possession of which is entrusted to the Borrower solely for the purpose referenced below:

         Mortgagor Name     Loan Number     Note Amount      Mtg. Loan Document


Reason for Requesting File (check one)

_____  1.         Mortgage Loan Paid in Full.

_____  2.         Correction of Document Deficiencies

_____  3.         Mortgage Required for Servicing.

_____  4.         Other [Describe].

         If item 2, 3 or 4 is checked, it is hereby acknowledged that a security interest pursuant to the Uniform Commercial Code in the Collateral
hereinabove described   and in the proceeds of said Collateral has been granted
to the Lender pursuant to the Loan Agreement.

         If item 2, 3 or 4 is checked, in consideration of the aforesaid delivery by the Custodian, the Borrower hereby agrees to hold said Collateral in trust for the Lender as provided under and in accordance with all provisions of the Custodial Agreement and to return said Collateral to the Custodian no later than the close of business on the fifteenth day following the date hereof or, if such day is not a Business Day, on the immediately succeeding Business Day or (b) for item 3, promptly upon completion of servicing requirement in accordance with Accepted Servicing Practices.



                                               SOURCE ONE MORTGAGE SERVICES

                                                  CORPORATION


                                                  By:___________________________
                                                     Name:
                                                     Title:

Acknowledged and Consented to:
GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.


By:  _______________________________
     Name:
     Title:
Date:_______________________________


Documents returned to Custodian:
NATIONAL CITY BANK OF KENTUCKY


By:  _______________________________
     Name:
     Title:

Date:_______________________________

CUSTODIAN SHALL USE THE FOLLOWING REPORTS TO TRACK THE MORTGAGE LOANS RELEASED PURSUANT TO ANNEX

                                      5-A:

              (5-A-1) COLLATERAL SHIPPED, NOT PAID AS OF _________

                                    (Insert)

                                                                       Annex 5-B
                                                          to Custodial Agreement

                               REQUEST FOR RELEASE

                                                          Date: __________, 19__

The undersigned, SOURCE ONE MORTGAGE SERVICES CORPORATION (the
"Borrower"), requests release from NATIONAL CITY BANK OF KENTUCKY acting as agent, bailee and custodian (in such capacity "Custodian") for the exclusive benefit of the Lender (as that term and other capitalized terms not otherwise defined herein are defined in that certain Master Loan and Security Agreement (the "Security Agreement"), dated as of May, 1998, between the Borrower and Greenwich Capital Financial Products, Inc., as Lender, of the following described documentation for the identified Mortgage Loans, possession of which shall be delivered to ____________________ (the "Approved Purchaser") in connection with the sale thereof. The anticipated closing date for such sale is ______________ and the anticipated purchase proceeds [MBS] shall equal:
$__________________.



Mortgagor Name       Loan Number         Note Amount        Loan Document
--------------       -----------         -----------        -------------
                                                            Delivered
                                                            ---------


Please send the referenced documentation to:

         [NAME OF APPROVED PURCHASER]
         [ADDRESS]
         [TELEPHONE]
         [ATTENTION:]

Please deliver documents to the Approved Purchaser via __________________, accompanied by a transmittal letter in the form of Annex [11][12].

                                   SOURCE ONE MORTGAGE SERVICES
                                   CORPORATION


                                   By:_________________________
                                      Name:
                                      Title:

Acknowledged and Consented to:
GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
By:  _______________________________
Name:
Title:
Date:_______________________________

                                                                         Annex 6
                                                          to Custodial Agreement

                      AUTHORIZED REPRESENTATIVES OF LENDER

         Name                                   Specimen Signature

         Joseph Bartolotta                      /s/ Joseph Bartolotta
         -------------------------              -------------------------
         Brett Kibbe                            /s/ Brett Kibbe
         -------------------------              -------------------------
         Kathleen O'Connor                      /s/ Kathleen O'Connor
         -------------------------              -------------------------
         Dawn Papaccio                          /s/ Dawn Papaccio
         -------------------------              -------------------------
         Andrew Snow                            /s/ Andrew Snow
         -------------------------              -------------------------

                                                                         Annex 7
                                                          to Custodial Agreement

                     AUTHORIZED REPRESENTATIVES OF BORROWER

         Name                                   Specimen Signature

         T. MCCRIGHT                            /s/ T. McCright
         -------------------------              -------------------------

         M. RINNA                               /s/ M. Rinna
         -------------------------              -------------------------

         K. RICHARDSON                          /s/ K. Richardson
         -------------------------              -------------------------

         TAMMY STONE                            /s/ Tammy Stone
         -------------------------              -------------------------

         S. KELLY                               /s/ S. Kelly
         -------------------------              -------------------------

         S. KILGORE                             /s/ A. Kilgore
         -------------------------              -------------------------

         J. CHILDRESS                           /s/ J. Childress
         -------------------------              -------------------------

         TOMIKO SMITH                           /s/ Tomiko Smith
         -------------------------              -------------------------

         NICOLE STEPHENS                        /s/ Nicole Stephens
         -------------------------              -------------------------

         M. POTTS                               /s/ M. Potts
         -------------------------              -------------------------

         K. GRAY                                /s/ K. Gray
         -------------------------              -------------------------

         J. PIOSZAK                             /s/ J. Pioszak
         -------------------------              -------------------------

         M. WASHINGTON                          /s/ M. Washington
         -------------------------              -------------------------

         DIANE BRUCKNER                         /s/ D. Bruckner
         -------------------------              -------------------------

         D. MONTGOMERY                          /s/ D. Montgomery
         -------------------------              -------------------------

         J. LIBICH                              /s/ J. Libich
         -------------------------              -------------------------

         M. MacDonald                           /s/ M. MacDonald
         -------------------------              -------------------------

         S. Royek                               /s/ S. Royek
         -------------------------              -------------------------

         K. Shirak                              /s/ K. Shirak
         -------------------------              -------------------------

         D. Spradlin                            /s/ D. Spradlin
         -------------------------              -------------------------

         S. Potter                              /s/ S. Potter
         -------------------------              -------------------------

         G. Mitchell                            /s/ G. Mitchell
         -------------------------              -------------------------

         T. Colvin                              /s/ T. Colvin
         -------------------------              -------------------------

         J. Goodman                             /s/ J. Goodman
         -------------------------              -------------------------

         T. Buchanan                            /s/ T. Buchanan
         -------------------------              -------------------------

         Cori Griffin                           /s/ Cori Griffin
         -------------------------              -------------------------

         J. Laskowski                           /s/ J. Laskowski
         -------------------------              -------------------------

         S. Boyd                                /s/ S. Boyd
         -------------------------              -------------------------

         Deborah L. Vahratian                   /s/ Deborah L. Vahratian
         -------------------------              -------------------------

         C. Mixon                               /s/ C. Mixon
         -------------------------              -------------------------

         V. Newton                              /s/ V. Newton
         -------------------------              -------------------------

         Stephen C. Manasco                     /s/ Stephen C. Manasco
         -------------------------              -------------------------

         M. Pastula                             /s/ M. Pastula
         -------------------------              -------------------------

         R. Reske                               /s/ R. Reske
         -------------------------              -------------------------

         M. Rousku                              /s/ M. Rousku
         -------------------------              -------------------------

         L. Stokes                              /s/ L. Stokes
         -------------------------              -------------------------

         L. Strock                              /s/ L. Strock
         -------------------------              -------------------------

         D. Taylor                              /s/ D. Taylor
         -------------------------              -------------------------

         B. Vallely                             /s/ B. Vallely
         -------------------------              -------------------------

         Kathlene D. Correa                     /s/ Kathlene D. Correa
         -------------------------              -------------------------

                                                                         Annex 8
                                                          to Custodial Agreement

                     AUTHORIZED REPRESENTATIVES OF CUSTODIAN

         Name                                   Specimen Signature

         Wilma Kuerzi                           /s/ Wilma Kuerzi
         -------------------------              -------------------------
         Sherry Murphy                          /s/ Sherry Murphy
         -------------------------              -------------------------
         Pat Morrison                           /s/ Pat Morrison
         -------------------------              -------------------------
         Lisa Cooper                            /s/ Lisa Cooper
         -------------------------              -------------------------

         -------------------------              -------------------------

                                                                         Annex 9
                                                          to Custodial Agreement

                           FORM OF LOST NOTE AFFIDAVIT


         I, as ___________________________ (title) (hereinafter called
"Deponent") of _______________________ (the "Custodian"), am authorized to make this Lost Note Affidavit (this "Affidavit") on behalf of the Custodian. In connection with the administration of the Mortgage Loans held by the Custodian on behalf of Greenwich Capital Financial Products, Inc. (the "Lender"), Deponent being duly sworn, deposes and says that:

         1.  Custodian's address is:

            [CUSTODIAN'S Address]

         2. Custodian previously delivered to the Lender a Custodian Loan Tape and an Exception Report with respect to that certain Mortgage Note made by ___ in an original principal balance of $___, secured by a Mortgage on a property located at____, which did not indicate such Mortgage Note is missing;

         3. Such Mortgage Note was assigned or sold to the Lender by __________ pursuant to the terms and provisions of a Master Loan and Security Agreement dated and effective as of [___________________];

         4. Such Mortgage Note is not outstanding pursuant to a Request for Release of Documents;

         5. Aforesaid Mortgage Note (hereinafter called the "Original") has been lost;

         6. Deponent has made or has caused to be made diligent search for the Original and has been unable to find or recover same;

         7. The Custodian was the Custodian of the Original at the time of loss; and

         8. Deponent agrees that, if said Original should ever come into Custodian's possession, custody or power, Custodian will immediately and without consideration surrender the Original to the Lender.

         9. Attached hereto is a true and correct copy of (i) the Mortgage Note, endorsed in blank by the Mortgagee, as provided by Source One Mortgage Services Corporation or its designee and (ii) the Mortgage which secures the Mortgage Note, which Mortgage is recorded at ___________________

         10. Deponent hereby agrees that the Custodian (a) shall indemnify and hold harmless the Lender, its successors, and assigns, against any loss, liability or damage, including reasonable attorney's fees, resulting from the unavailability of any Originals, including but not limited to any loss, liability or damage arising from (i) any false statement contained in this Affidavit, (ii) any claim of any party that it has already purchased a mortgage loan evidenced by the Originals or any interest in such mortgage loan, (iii) any claim of any borrower with respect to the existence of terms of a Mortgage Loan evidenced by the Originals,
(iv) the issuance of new instrument in lieu thereof and (v) any claim whether or not based upon or arising from honoring or refusing to honor the Original when presented by anyone (items (i) through (iv) above are hereinafter referred to as the "Losses").

         11. This Affidavit is intended to be relied on by the Lender, its successors, and assigns and Greenwich Capital Financial Products, Inc. represents and warrants that it has the authority to perform its obligations under this Affidavit.

                                    EXECUTED THIS ____ day of _______, 199_,
                                    on behalf of the Custodian by:


                                    ____________________________________________
                                    Signature


                                   _____________________________________________
                                   Typed Name

         On this _________ day of _______________________, 199_, before me appeared ____________________________________________, to me personally know, who being duly sworn did say that she/he is the ______________________________ of ______________________, and that said Lost Note Affidavit was signed and sealed on behalf of such corporation and said _____________________________ acknowledged this instrument to be the free act and deed of said corporation.


______________________________________
Notary Public in and for the
State of ____________________________.

My Commission expires: _______________.

                                                                        Annex 10
                                                          to Custodial Agreement

                                NOTICE OF PLEDGE

To:     [Custodian]

From:   ____________________________

Date:   ____________________________

        You are hereby notified that as of [date] the undersigned has pledged all of its right, title and interest in and to the Mortgage Loans identified in the schedule attached hereto to [Pledgee's name and address]. You are hereby instructed to hold such Mortgage Loans pursuant to the terms of the Custodial Agreement, dated as of May, 1998 (the "Custodial Agreement"), among [Borrower] (the "Borrower"), [Custodian} (the "Custodian") and Greenwich Capital Financial Products, Inc. (the "Lender"), for the sole and exclusive benefit of [name of Pledgee] subject to the terms of the Custodial Agreement by which [name of Pledgee] hereby agrees to be bound.

        When you have received written instructions from the Lender that the Mortgage Loans are no longer pledged by the Lender to the Pledgee, you shall change your records to reflect the release of the pledge of the Mortgage Loans and that you are holding the Mortgage Loans as custodian for, and for the benefit of, the Lender.

                                    GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.


                                    By:________________________
                                       Name:
                                       Title:

                                    Date:



                                    [NAME OF PLEDGEE]


                                    By:_______________________
                                       Name:
                                       Title:

                                    Date:

                                                                        Annex 11
                                                          to Custodial Agreement

                               TRANSMITTAL LETTER
                             [Custodian Letterhead]

[Approved Purchaser]

____________________
____________________

Re:      ______________________________

Ladies and Gentlemen:

        Attached please find those Mortgage Loans listed separately on the attached schedule, which Mortgage Loans are owned by Source One Mortgage Services Corporation (the "Borrower") and are being delivered to you for purchase.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in that certain Custodial Agreement dated as of [_____________], by and among National City Bank of Kentucky (the "Custodian"), the Borrower, and Greenwich Capital Financial Products, Inc., as lender (the "Lender"), and if not defined in the Custodial Agreement, then in that certain Master Loan and Security Agreement (the "Security Agreement"), dated as of [_____________], between the Borrower and the Lender.

The Mortgage Loans comprise a portion of the "Collateral." Each of the Mortgage Loans is subject to a security interest in favor of the Lender, which security interest shall be automatically released upon PAYMENT TO THE LENDER OF ITS ADVANCE RELATED TO such Mortgage Loans (the "Payoff Amount") by wire transfer to the following account controlled by the Lender:

                          WIRE INSTRUCTIONS TO ACCOUNT:

                         [to be provided by the Lender]

         Pending the purchase of each Mortgage Loan and until the Payoff Amount is received, the aforesaid security interest therein will remain in full force and effect, and you shall hold possession of such Collateral and the documentation evidencing same as custodian, agent and bailee for and on behalf of the Lender. In the event that any Mortgage Loan is unacceptable for purchase, return the rejected item directly to the Custodian at its address set forth below. In no event shall any Mortgage Loan be returned to, or sales proceeds remitted to, the Borrower, other than sale proceeds in excess of the Payoff Amount. The Mortgage Loan must be so returned or Payoff Amount remitted in full no later than twenty (20) days from the date hereof. If you are unable to comply with the above instructions, please so advise the undersigned Custodian immediately.

         NOTE: BY ACCEPTING THE MORTGAGE LOANS DELIVERED TO YOU WITH THIS LETTER, YOU CONSENT TO BE THE CUSTODIAN, AGENT AND BAILEE FOR THE LENDER ON THE TERMS DESCRIBED IN THIS LETTER. THE CUSTODIAN REQUESTS THAT YOU ACKNOWLEDGE RECEIPT OF THE ENCLOSED MORTGAGE LOANS AND THIS LETTER BY SIGNING AND RETURNING THE ENCLOSED COPY OF THIS LETTER TO THE CUSTODIAN; HOWEVER, YOUR FAILURE TO DO SO DOES NOT NULLIFY SUCH CONSENT.

                                                 Very truly yours,

                                                 NATIONAL CITY BANK OF KENTUCKY
                                                 as Custodian


                                                 By:____________________________
                                                       Name:
                                                       Title:

                                                 Address: ______________________

                                                          ______________________


RECEIPT ACKNOWLEDGED:

[APPROVED PURCHASER]


By________________________
   Name:
   Title:
Date:  ________________

                                                                        Annex 12
                                                          to Custodial Agreement

                               TRANSMITTAL LETTER
                             [Custodian Letterhead]

[Custodian/Trustee/Agency]

___________________________

___________________________

                Re: Shipment of Mortgage Loans for Pool Formation

Ladies and Gentlemen:

        Attached please find those Mortgage Loans listed separately on the attached schedule, which are owned by Source One Mortgage Services Corporation (the "Borrower") and are being delivered to you, as custodian/trustee, for certification in connection with the formation of a mortgage pool supporting the issuance of a mortgage-backed security (the "MBS") described as follows:
__________________________________.


Capitalized terms used herein and not otherwise defined shall have the meanings set forth in that certain Custodial Agreement dated as of [_____________], by and among National City Bank of Kentucky (the "Custodian"), the Borrower, and Greenwich Capital Financial Products, Inc., as lender (the "Lender"), and if not defined in the Custodial Agreement, then in that certain Master Loan and Security Agreement (the "Security Agreement"), dated as of [_____________], between the Borrower and the Lender.

The Mortgage Loans comprise a portion of the "Collateral." Each of the Mortgage Loans is subject to a security interest in favor of the Lender, which security interest shall be automatically released upon PAYMENT TO THE LENDER OF ITS ADVANCE RELATED TO such Mortgage Loans (the "Payoff Amount") by wire transfer to the following account controlled by the Lender:

                          WIRE INSTRUCTIONS TO ACCOUNT:

                         [to be provided by the Lender]

        Pending issuance of the MBS, the aforesaid security interest therein will remain in full force and effect, and you shall hold possession of such Collateral and the documentation evidencing same as custodian, agent and bailee for and on behalf of the Lender. In the event that any Mortgage Loan is unacceptable for purchase, return the rejected item directly to the Custodian at its address set forth below. In no event shall any Mortgage Loan be returned to, or securitization proceeds remitted to, the Borrower, other than securitization proceeds in excess of the Payoff Amount. The Mortgage Loan must be so returned or securitization proceeds remitted in full no later than [forty-five (45)] days from the date hereof.

If you are unable to comply with the above instructions, please so advise the undersigned Custodian immediately.


         NOTE: BY ACCEPTING THE MORTGAGE LOANS DELIVERED TO YOU WITH THIS LETTER, YOU CONSENT TO BE THE CUSTODIAN, AGENT AND BAILEE FOR THE LENDER ON THE TERMS DESCRIBED IN THIS LETTER. THE CUSTODIAN REQUESTS THAT YOU ACKNOWLEDGE RECEIPT OF THE ENCLOSED MORTGAGE LOANS AND THIS LETTER BY SIGNING AND RETURNING THE ENCLOSED COPY OF THIS LETTER TO THE CUSTODIAN; HOWEVER, YOUR FAILURE TO DO SO DOES NOT NULLIFY SUCH CONSENT.

                                                 Very truly yours,

                                                 NATIONAL CITY BANK OF KENTUCKY
                                                 as Custodian


                                                 By:__________________________
                                                 Name:
                                                 Title:

                                                 Address: ___________________

                                                          ___________________

RECEIPT ACKNOWLEDGED:

[CUSTODIAN/TRUSTEE]
By________________________
  Name:
  Title:
Date:  ________________

                                                                        Annex 13
                                                          to Custodial Agreement

                              INTENTIONALLY OMITTED

                                                                        Annex 14
                                                          to Custodial Agreement

           DOCUMENT EXCEPTION CODES

A01 - Borrower's name(s) missing or incorrect
A02 - Correction not initialed
A03 - Name affidavit missing or incorrect
A04 - Endorsement missing or incorrect
A05 - Closing city is missing
A06 - Lender's name is missing or incorrect
A07 - Date of month is missing or incorrect
A08 - P&I is missing or incorrect
A09 - Interest rate is missing or incorrect
A10 - First payment is missing or incorrect
A11 - Maturity date is missing or incorrect
A12 - Allonge/Rider to Note is missing or incorrect
A13 - POA is missing or incorrect
A14 - Assignment from SOMSC to blank is missing or incorrect
A15 - Assignment from TMA to blank is missing or incorrect
A16 - Interim assignment is missing or incorrect
A17 - Copy of mortgage is missing or incorrect
A18 - Rider/Modification Agreement is missing or incorrect
A19 - Cover Letter is missing or incorrect
A20 - Title Policy is missing or incorrect

Document Exceptions that are classified as Material Exceptions will be coded on the Custodial Loan Data File as a Borrowing Base Override or BBO.

Material Exceptions:
-  Note is missing
-  Note amount is missing or does not agree
-  Endorsements missing or do not agree
-  Lender's name missing
-  Property address missing or does not agree
-  Riders missing or do not agree
-  Mortgage is missing (certified copy)
-  Mortgage amount is missing or does not agree
-  Assignments missing or do not agree
-  POA is missing


Material Exceptions if on Note:
-  Date is missing
-  Correction(s) not initiated by Mortgagor(s)


Material Exceptions if Significant Difference:
-  Signatures differ (less) from typed name(s)
-  Mortgage name(s) differ(s) from schedule
- Legal descriptions missing or do not agree (with Mortgage/Deed of Trust and Title Policy)


Material Exception if on Title Policy
-  Amount of insurance is missing or is less than mortgage amount

                                                                        Annex 15
                                                          to Custodial Agreement


                       FORM OF BORROWING BASE CERTIFICATE


                   [Please See Exhibit H of the Master Loan
                           and Security Agreement]

                                                                        Annex 16
                                                          to Custodial Agreement


                               APPROVED PURCHASERS


1.  ASSOCIATES HOME EQUITY SERVICES
    8845 Governors Hill Drive, Suite 220
    Cincinnati, OH 45249

    Attn:  Carmon Cotto
           (513)697-5825

2.  CONTIMORTGAGE
    2 Electronic Drive
    Horsham, PA 19044

    Attn: Caroline Milnor
          (215)347-4103

3.  DELTA FUNDING CORPORATION
    1000 Woodbury Road, Suite 200
    Woodbury, NY 11797

    Attn: Tina Catrone or Randy Michaels
          (800)225-5335

4.  FIRST PLUS FINANCIAL, INC.
    Attn: Correspondent/Wholesale Underwriting Department
    1600 Viceroy, Suite 500
    Dallas, TX 75235

    Attn:  Linda Blanton
           (214)599-7941

5.  HOUSEHOLD FINANCIAL SERVICES, INC.
    2700 Sanders Road
    Prospect, IL  60070

    Attn: Derek Lewis
          (800)734-0626


6.  IMC MORTGAGE COMPANY
    5901 E. Fowler Avenue
    Tampa, FL 33617

    Attn: Jean Maslowski
          (215)654-0544

7.  RESIDENTIAL FUNDING CORPORATION
    8400 Normandale Lake Blvd.
    Suite 600
    Minneapolis, MN 55437


    Attn: Debra Severson
          (612)832-7517

                                                                        Annex 17
                                                          to Custodial Agreement


                         MORTGAGE LOAN EXCEPTION REPORT



COLLATERAL


COLLATERAL                              NOTE            OPEN            EXCEPTION
   ID           NAME            DATE    DATE            DATE                 DAYS               EXCEPTIONS
----------      ----            ----    -----           ----            ---------               ----------

BANK:   PROXY  - CUSTOMER:    TEST  - TEST COMPANY, INC.
LINE:   CT    - SUBLIMIT:   MMS    -  WAREHOUSE LINE

      3127455  LEES             03/16/98   03/18/98   10/22/97       148  OTHER
                                                                          MISSING NAME AFFIDAVIT



SUBLIMIT   (WHS)        # LOANS:        1               EXCEPTIONS:             1       AVG.    EXCEPTIONS/LOAN:        1

LINE       (CF):        # LOANS:        1               EXCEPTIONS:             1       AVG.    EXCEPTIONS/LOAN:        1

CUSTOMER   (TEST):      # LOANS:        1               EXCEPTIONS              1       AVG.    EXCEPTIONS/LOAN:        1


                                                                        Annex 18
                                                          to Custodial Agreement

                      FORM OF BLOCKED ACCOUNT AGREEMENT

                              _______________, 199_


____________________________________

____________________________________

____________________________________


         Re: Account Established by Source One Mortgage Services Corporation
             ("Borrower") in trust for Greenwich Capital Financial Products, Inc. ("Lender"), pursuant to that certain Custodial Agreement (as amended, supplemented or otherwise modified from time to time, the "Custodial Agreement"), dated as of April __, 1998, between the Borrower and Greenwich ("Borrower")

Ladies and Gentlemen:

         We refer to (a) the demand deposit account established by the Borrower in trust for the Lender pursuant to the Custodial Agreement, at [BANK], [CITY], [STATE], Account No. [ACCOUNT #], ABA# [ABA #], which account is maintained in accordance with the Custodial Agreement (the "Blocked Account") and all moneys, instruments, wire transfers, checks, items or property deposited, whether now or hereinafter, therein (collectively, "Items") (b) all indebtedness and other obligations now or hereafter arising which are owed to, and all rights of Borrower in connection with, arising from, or as part of the Blocked Account and the Items deposited therein (and (c) the products and proceeds thereof, the foregoing, collectively "Account").

         Borrower hereby acknowledges that it has granted, and does hereby grant, to Lender an assignment of, a security interest in, and a pledge of the Account (the foregoing, a "Security Interest") to secure the repayment of and interest on all Advances (as defined in the Custodial Agreement) and all other amounts owing to the Lender by Borrower.

         Certain third parties will, from time to time, remit funds into the Blocked Account in accordance with the Custodial Agreement in connection with the sale of certain mortgage loan (the "Mortgage Loans") by the Borrower. The Lender has established a secured loan arrangement with the Borrower. By execution of this letter, you acknowledge that Borrower has granted a Security Interest in all of Borrower's right, title and interest in and to the Blocked Account and any funds from time to time on deposit therein, that such funds are received in trust for the benefit of the Lender and are for application against Borrower's liabilities to Lender.

         By your execution of this letter, you agree: (a) that the Blocked Account and all funds from time to time hereafter in the Blocked Account are the property held in trust for the benefit of, and subject to a security interest in favor of, the Lender; (b) you will not exercise any right of set-off, recoupment, banker's lien or any similar right in connection with such funds; and (c) you will not permit withdrawals or transfers of funds from this account or other utilization of this Blocked Account by any person or entity other than the Lender unless otherwise instructed by the Lender.

         All bank statements in respect to the Blocked Account shall be sent to the Borrower with copies to:

                   Greenwich Capital Financial Products, Inc.
                   600 Steamboat Road
                   Greenwich, Connecticut  06830
                   Attention: Dawn Papaccio

         The Borrower hereby consents to your execution, delivery and performance of this letter. This letter, and the terms and conditions hereof may not be modified or amended unless Lender consents thereto and shall not be binding on Bank unless Bank also consents thereto.

         Bank acknowledges that the Blocked Account is not evidenced by a certificate of deposit or other certificate or instrument.

         Kindly acknowledge your agreement with the terms of this agreement by signing the enclosed copy of this letter and returning it to the undersigned.

                                     Very truly yours,

                                     GREENWICH CAPITAL FINANCIAL
                                     PRODUCTS, INC.


                                     By:______________________________________
                                     Title:___________________________________


                                     SOURCE ONE MORTGAGE SERVICES CORPORATION


                                     By:________________________________________
                                     Title:_____________________________________

COMERICA BANK

Agreed and acknowledged: By:____________________________________________________
                         Title:_________________________________________________

                                                                 EXHIBIT C


                 [FORM OF OPINION OF COUNSEL TO THE BORROWER]

           [MILLER, CANFIELD, PADDOCK AND STONE, P.L.C. LETTERHEAD]

                               May ______, 1998

TO: Greenwich Capital Financial Products, Inc.

Re: Master Loan and Security Agreement

Ladies and Gentlemen:

     We have acted as counsel to Source One Mortgage Services Corporation, a Delaware corporation (the "Company"), in connection with the negotiation execution and delivery of* (1) that certain Master Loan and Security Agreement (the "Credit Agreement"), dated as of _______, 1998, by and between the Lender (with the term "Lender" and capitalized terms not otherwise defined herein used with the same meanings as in the Credit Agreement) and the Company, and (2) the other Credit Documents executed by the Company in connection with the Credit Agreement. This opinion is being furnished to the Lender pursuant to the provisions of Section 5.01(d) of the Credit Agreement

     In connection With our representation, we have examined originals or, copies, certified or otherwise identified to our satisfaction being true and correct copies, of the following:

       (1) the Credit Agreement;

       (2) the Custodial Agreement;

       (3) the Notes;

       (4) a certain UCC-1, in the form attached hereto as Exhibit A (the "UCC Statement"; and

       (5) such other documents as we have deemed appropriate.

                 MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

Greenwich Capital Financial Products, Inc.
May 4, 1998
Page 2

The documents referred to in (1) through (3) above are hereinafter collectively referred to as the "Credit Documents".

         In connection with our representation we have also examined such records, certificates and other documents as we have deemed relevant for purposes of this opinion. As to questions of fact material, to such opinions, we have relied upon: (1) certificates of public officials, officers and representatives of the Company, including without limitation that certain certificate attached hereto as EXHIBIT B (the "Certificate), (2) searches of public records and other documents, and (3) representations, as to factual matters, made by the Company in response to our inquiries and in the credit Documents. We have (without any investigation or independent confirmation) relied upon, and assumed the accuracy of, such representations and such certificates, corporate records, searches and other documents with respect to factual matters. In addition, in rendering the opinions expressed below, we have made such investigations of law as we have deemed appropriate for the purposes of this letter.

         Whenever the phrase "to our knowledge" is used herein, it means to the actual knowledge of the core group of attorneys without investigation (except to the extent that we have made inquiry of the company as set forth in the Certificate). The "Core group of attorneys' means those attorneys at Miller, Canfield, Paddock & Stone, P.L.C. on the date hereof who have given substantive attention to the negotiation and closing of the Credit Documents the preparation of this opinion letter, or to the negotiation and closing of other loan agreements and related documents of the Company.

         In rendering the opinions expressed below, we have also assumed, with your permission and without independent verification, that:

         1. the signatures of persons signing all documents in connection with which our opinions herein are rendered are genuine and (other than officers or agents of the Company) authorized;

         2. all documents submitted to us as originals or duplicate originals are authentic;

         3. all documents submitted to us as copies, whether certified or not, conform to authentic original documents;

                   MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

Greenwich Capital Financial Products, Inc,
May 4, 1998
Page 3

         4. all parties (other than the Company) to the documents reviewed by us are duly organized validly existing and in good standing under the laws of all jurisdictions where they are conducting their businesses or otherwise required to be so qualified, and have full power and authority to execute, deliver and perform under such documents and all such documents have been duly authorized by all necessary corporate or other action on the part of such parties, have been duly executed by such parties and have been duly delivered by such parties;

         5. the Credit Documents constitute the valid and binding obligation of each party thereto (other than the Company); and

         6. the UCC Statement will be filed and recorded, with the appropriate fee being paid, with the Uniform Code Unit of the Secretary of state of the state of Michigan ("UCC office") substantially contemporaneously with the execution of the Credit Documents.

         Based upon the foregoing and subject to the further assumptions limitations and qualifications hereinafter set forth, it is our opinion that:

         1. The Company is a corporation duly incorporated, validly existing, in good standing and authorized to exercise its corporate powers, rights and privileges under the laws of the State of Delaware and is qualified to do business and is in good standing in the State of Michigan and, to our knowledge based solely upon inquiry of the Company, in all jurisdictions of the United States of America in which the conduct of its business makes such qualifications necessary and where the failure to be so qualified would have material adverse effect upon Its business, operations or financial condition and has all requisite corporate power and authority, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Credit Documents.

         2. The Company has full power and authority and the legal right to make, deliver and perform the Credit Documents and has taken all necessary action to authorize the execution, delivery and performance of the Credit Documents. Except for such consents as are expressly contemplated in the Credit Documents to be obtained by the Company, no consent or authorization of, filing with or other act by or in respect of any governmental authority or, to our knowledge, any other Person is required to be made or obtained by the Company in connection with the borrowings under the Credit

                    MILLER, CANFIELD PADDOCK AND STONE, P.L.C.

Greenwich Capital Financial Products, Inc,
May 4, 1998
Page 4

Documents, or with the execution, delivery, performance validity or enforceability of the Credit Documents other than such consents as may be required from counterparties to any assignments of options, future contracts or other interest rate protection products. The Credit Documents delivered the date hereof have been duly executed and delivered on behalf of the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         3. The execution, delivery and performance by the Company of the Credit Documents, the borrowing thereunder and the use of the proceeds thereof do not and will not (a) violate any existing provision of any law, rule, regulation (including, without limitation, Regulation U or X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Company or any of the Company's subsidiaries (as defined in the Certificate) or of the charter or by-laws of the Company or of any of the Company's Subsidiaries, (b) subject to the obligation to obtain the waivers and/or consents described in paragraph 2 above, to our knowledge, result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, indenture or loan or credit agreement or any other agreement, lease or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective properties may be bound or affected, or (c) to our knowledge, result in, or require, the creation or imposition of any mortgage, deed of trust, assignment, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the respective properties of the Company or any of the Company's Subsidiaries (other than that arising under the Credit Documents with respect to the Collateral); and, to our knowledge neither the Company nor any of the Company's Subsidiaries is in violation of, or default under, any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument that would have a material adverse effect upon the business, operations or financial condition of the Company or any of the Company's Subsidiaries.

         4. To our knowledge, the Company and each of the Company's Subsidiaries is in compliance with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, non-compliance with which would, singly or in the aggregate, have a material. adverse effect upon the business,

                   MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

Greenwich Capital Financial Products, Inc.
May 4, 1998
Page 5

operations or financial condition of the Company or any of the Company's subsidiaries.

         5. It the Company is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or an "investment adviser", within the meaning of the Investment Advisers' Act of 1940, as amended, then the appropriate registration has been made or there is an applicable exemption from such registration.

         6. We exempt from the opinion set forth in this Section actions, suits, and proceedings identified on Schedule A to the Certificate. To our knowledge there are no actions. suits or proceedings pending or, to our knowledge, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (including, without limitation, the SEC or any regulatory commission of any jurisdiction), which if determined adversely to the Company or any Subsidiary, as the case may be, would be reasonably likely to, singly or in the aggregate, have a material adverse effect on the financial condition, or on the respective properties or operations, of the Company and its subsidiaries or the transactions contemplated by the Credit Documents. For purposes hereof, it shall be understood that in the ordinary course of the mortgage banking and real estate financing business, the Company and its Subsidiaries are subject to market conduct examinations by governmental regulators and other agencies and accordingly, the term "proceeding" as used above shall not include such market conduct examinations being conducted in the ordinary course of the mortgage banking and real estate financing business of the Company and its Subsidiaries. For purposes of the opinions set forth in this Section 6, we have not included actions, suits, or proceedings, whether pending or threatened, in connection with which the loss contingencies coming within the scope of clause (a) of Paragraph 5 of the ABA Policy Statement either amounted to $100,000 or less or involved lessor amounts that do not exceed $100,000 in the aggregate. "ABA Policy Statement" means the American Bar Association Statement of Policy Regarding Lawyers' Responses to Auditors' Requests for Information (December,
1975) (together with the accompanying commentary which is an integral part thereof).

         7. The following opinions set forth in this paragraph are subject to the condition that the relevant Mortgage Loan and Mortgage Note must be described and identified in a Notice of

                   MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

Greenwich Capital Financial Products, Inc.
May 4, 1998
Page 6

Borrowing and Pledge (as defined in the Collateral Agreement) delivered to the Custodian pursuant to the Custodial Agreement. The provisions of the Credit Documents are sufficient to create in favor of the Lender a security interest in all right, title, and interest of the Company in the UCC Collateral (as hereinafter defined). "UCC Collateral" shall mean the Collateral in which a security interest may be and is created under Article 9 ("Article 9") of the Uniform Commercial Code as adopted in the State of Michigan, MCL 440.9103 et seq ("UCC"), but said term UCC Collateral shall not include, notwithstanding the foregoing, (A) any Collateral not located within the State of Michigan when the last event occurs on which is based the assertion that the security interest is perfected or unperfected, (B) any Collateral constituting goods covered by a certificate of title, (C) any Collateral constituting Accounts (as defined in Article 9) which result from the sale of minerals or the like at the wellhead or minehead, (D) any Collateral constituting a security (as defined in MCL 440.8102), (E) any Collateral constituting equipment used in farming operations, or farm products, or accounts or general intangibles or accounts arising from or relating to the sale of farm products by a farmer, or consumer goods, (F) any Collateral constituting timber to be cut or which is a mineral or the like, or any Collateral constituting a fixture, (G) the Mortgage File (as defined in the Custodial Agreement) other than the Mortgage Notes, (H) any Collateral which constitutes goods (as defined in MCL 440.9105), and (I) any Collateral which constitutes Collateral solely because of section (ix) of the definition of the Collateral (other than proceeds as set forth therein) unless the items set forth in said section (ix) are set forth by type or description in the UCC Statement.

         Upon the filing of the UCC Financing Statement with UCC Office (and assuming that the Custodian has at or before the relevant time of determination received the Notice of Borrowing and Pledge and such Notice of Borrowing and Pledge identifies and describes the mortgage loan and Mortgage Note being pledged to the Lender), and, in the case of the Mortgage Notes only, the Final Conditions (as hereinafter defined) have occurred which pertain thereto and during such time as the Custodian holds the Mortgage Notes as bailee for the Lender pursuant to the Custodial Agreement, the Lender will have a valid and duly first perfected security interest in the UCC Collateral. For purposes of the opinion set forth in the immediately preceding sentence, we have assumed that the UCC Collateral is not covered by a Financing Statement (as hereinafter defined) disclosed in the Search (as hereinafter defined) except to the extent that such UCC

                  MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

Greenwich Capital Financial Products, Inc.
May 4, 1998
Page 7

Collateral has been released from such Financing Statement by an amendment thereof pursuant to another Financing Statement or by a release thereof pursuant to another Financing Statement. "Financing Statements" shall mean the documents constituting the Search, copies of which are attached hereto as
Exhibit C.   For purposes of rendering the opinions set forth in this Section
7, we have assumed that the Mortgage Notes will be located within the State of Michigan when the last event occurs on which is based the assertion that the security interest in the Mortgage Notes is perfected or not perfected. We draw to your attention that the Collateral Agent is not located within the State of Michigan, the foregoing assumption is not contemplated to be true, and that MCL 440.9103 provides that the effect of perfection or nonperfection of a security interest in collateral, including instruments, are governed by the laws of the jurisdiction where the collateral is when the last event occurs on which is based the assertion that the security interest is perfected or unperfected. Furthermore, in rendering the foregoing opinion, we have assumed (A) that the Company has rights in the Collateral and (B) that value has been given. "Final Conditions" shall mean, as to each Mortgage Note, that
(A) such Mortgage Note has been delivered to the Collateral Agent in accordance with the Custodial Agreement and (B) the Custodian has received the Notice of Borrowing and Pledge (as defined in the Custodial Agreement) and such Notice of Borrowing and Pledge identifies the Mortgage Note as being pledged to the Lender.

    Furthermore, for purposes of rendering the opinions set forth in this
Section 7, we have assumed that there are no financing statements which have been presented for filing with the UCC Office, which have been accepted for filing by the UCC Office, or which are otherwise on file therewith naming the Company as a debtor other than those set forth on the uniform commercial code search ("Search") a copy of which is attached hereto as Exhibit C and that no financing statements naming the Company as debtor will be presented to the UCC Office for filing, be accepted for filing with the UCC Office, or otherwise become of record with the UCC Office, prior to the time at which the UCC Financing Statement is presented for filing with the UCC Office with the appro-priate filing fee therefor. We are furthermore assuming that (A) the Mortgage Notes are not covered by a negotiable document (as said term is used in MCL 440.9305), (B) the Custodian is not holding the Mortgage Notes as bailee on behalf of any other person or entity other than the Lender or on its own behalf (whether as agent for another person or entity or for itself) at the time said Custodian receives possession thereof pursuant to the

                   MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

Greenwich Capital Financial Products, Inc.
May 4, 1998
Page 8

Custodian Agreement and not received, prior to said Custodian receiving the relevant Notice of Borrowing and Pledge and the relevant Mortgage Notes, from any other person or entity notification of another person's or entity's security interest in the Mortgage Notes, (C) the chief executive office of the Company shall remain within the State of Michigan, and (D) that the Custodian will not be directly or indirectly controlled by the Borrower or any of its affiliates.

         Our opinions as expressed herein are subject to the following further qualifications, limitations, and assumptions:

         I. Our opinions as to the enforceability of the credit Documents are subject to (a) the effect of bankruptcy insolvency, reorganization, receivership, arrangement, moratorium or other similar laws from time to time in effect affecting or relating to the rights of the parties, (b) the general principles of equity (regardless of whether such enforceability is considered in a proceeding at equity or at law), (c) the doctrines of good faith and commercial reasonableness under the Uniform Commercial Code as in effect in the applicable jurisdiction, (d) applicable laws which may affect the remedies, covenants and provisions provided therein, particularly where a court having competent personal and subject matter jurisdiction finds that such remedies, covenants or provisions were at the time made, or are in application, unconscionable as a matter of law or public policy, which laws do not in our opinion make the remedies, covenants and provisions provided therein inadequate for the practical realization of the benefits intended to be provided thereby, (e) the enforceability of purported waivers of claims, rights and defenses, and (f) with respect to any choice of law provisions contained in the Credit Documents, we note that enforceability is subject to the existence of sufficient contacts of the instant transaction with the state whose law is chosen as the governing law.

         II. No opinion is expressed herein with regard to the availability of the remedies of specific performance and injunctive and other forms of equitable relief, or the availability of attorneys' fees.

         III. No opinion is expressed herein as to the validity, binding effect or enforceability of any provision in the credit Documents that purports (1) to permit the Agent, any Lender, or any other Person to sell or otherwise dispose of any collateral, or enforce any other remedy under the Credit Documents (including

                  MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

Greenwich Capital Financial Products, Inc.
May 4, 1998
Page 9

without limitation any self-help or taking possession remedy), except in compliance with the Uniform Commercial Code, and other applicable state and local laws, (2) to impose on the Agent, any Lender, or any other Person standards for the care of collateral in the possession of the Agent, any Lender or any other Person other than as provided in MCL 440.9207, or (3) to limit the ability of the Company or any other Person to transfer voluntarily or involuntarily (by way of sale, creation of a security interest, attachment, levy, garnishment or other judicial process) its right, title or interest in or to any collateral subject thereto, as contemplated by MCL 440.9311; provided, however, that in our opinion there exist in the Credit Documents or pursuant to applicable law legally adequate remedies for the realization of the principal benefits and security intended to be provided by the Credit Documents;

         IV. No opinion is given hereof, as to matters of title, priority or, except as to matters addressed in section with respect to any real or personal property or any security interests granted under the Credit Documents. For purposes of the opinions provided herein, we have, with your consent, assumed that the Company has rights in the Collateral.

         V. No opinion is expressed herein with regard to the effect of not filing or recording assignments of each pledged Mortgage Loan and the effect thereof upon the perfection of the security interests arising with regard to Mortgage Notes.

         VI. We have assumed for purposes hereof that with respect to the Credit Documents and opinions herein with regard to perfection of security interests in the Collateral, laws of other jurisdictions, except the United States, which may apply to such agreement, are identical in all respects to the laws of the State of Michigan.

         VII. The opinions expressed in Section 7 above with respect to your security interest in the Collateral are qualified in that we express no opinion as to any of the following:

              (a) The existence of perfected liens, encumbrances, security interests or other claims, if any, on the UCC Collateral or the Collateral created by the Borrower's predecessors in title;

                   MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

Greenwich Capital Financial Products, Inc.
May 4, 1998
Page 10

                 (b) The validity, perfection or priority of your security interest in proceeds (as defined in Section 9-306 of Article 9) ten days after receipt thereof by the debtor unless: (1) the proceeds are collateral in which a security interest may be perfected by filing in the office or offices where the UCC Statement has been filed, and, if the proceeds are acquired with cash proceeds, the description of collateral in the UCC Statement indicates the types of property constituting the proceeds, or (2) the proceeds are identifiable cash proceeds and UCC Financing Statement covers the original collateral from which the proceeds arise, or (3) the security interest in the proceeds is perfected before the expiration of the ten-day period.

                 (c) The effect of such security interest as against the rights of a trustee (or debtor in possession) in bankruptcy in proceeds in the event of insolvency proceedings instituted by or against the Company where such security interest in proceeds is not one of those described in MCLA 440.9306(4);

                 (d) A transfer of an interest or claim in or under any policy of insurance, except where such interest or claim constitutes proceeds of other UCC Property or Collateral as provided in MCLA 440.9306 and MCLA 440.9312;

                 (e) The effect of such security interest as against liens for unpaid present or future ad valorem personal property taxes, special assessments, charges of municipally-owned utilities and workers' compensation liabilities of a self-insured employer;

                 (f) The validity, perfection or priority of any security interest subject to any statute of the United States to the extent that such statute governs the rights of parties to and third parties affected by transactions in particular types of property, as provided in MCL 440.9104(a);

                 (g) A right represented by a judgment (other than a judgment taken on a right to payment which was UCC property or Collateral);

                 (h) A transfer in whole or in part of any claim arising out of tort;

                         MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

Greenwich Capital Financial Products, Inc.
May 4, 1998
Page 11

                 (i) If a debtor so changes its name, identity or corporate structure so that the UCC Statement becomes seriously misleading, the perfection of your security interest in collateral acquired by such debtor more than four months after the debtor notifies you in writing of the change, unless a new appropriate financing statement is filed before the expiration of that time;

                 (j) The perfection of such security interest in money or instruments (other than the Mortgage Notes or instruments which constitute part of chattel paper) unless the Lender or the Custodian pursuant to the Custodial Agreement has taken possession thereof;

                 (k) The perfection of such security interest as to any property subject to:

                     (1) A statute or treaty of the United States which provides for a national or international registration or certificate of title or which specifies a place of filing different from that specified in Article 9 of the UCC, as provided in MCLA 440. 9302(3)(a);

                     (2) The statutes of the State of Michigan pertaining to
                 certificates of title and registration for motor vehicles, water craft and mobile homes;

                     (3) A certificate of title statute of another jurisdiction under the law of which indication of a security interest on the certificate is required as a condition of perfection;

                 (1) As to the priority of your security interest as against conflicting interests of those parties which would take priority in accordance with Michigan law as follows:

                     (1) Any person who satisfies the requirements for
                 special priority under MCL 440.9310 afforded to persons furnishing services or materials with respect to goods and granted a lien upon goods in its possession by statute or rule of law for such materials or services, including, without limitation, liens in the nature of warehouseman's liens, artisan's liens, landlord's liens or mechanic's liens, unless such lien is statutory and the statute expressly provides otherwise;

                   MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

Greenwich Capital Financial Products, Inc.
May 4, 1998
Page 12

                          (2) A secured party having a security interest in
                 goods in possession of the issuer of a negotiable document covering such goods, to the extent that such secured party is a holder of such negotiable document to whom such document has been duly negotiated or has a perfected security interest in such document, as provided in MCL 440.9304(2) and MCL 440.9309;

                          (3) A secured party having a non-possessory security
                 interest in instruments or negotiable documents to the extent that such security interest has attached during the 21-day period prior to the date you file the Financing Statement and such secured party has given new value under a written security agreement, as provided in MCL 440.9304(4)

                          (4) A secured party having a perfected security
                 interest in an instrument, a negotiable document or goods in possession of a bailee (other than one who has issued a negotiable document therefor) who gives possession of such collateral to the debtor in one of the situations contemplated by MCL 440.9304(5) during the 21-day period described in that Section;

                          (5) A lien creditor (as defined in the UCC), except to
                 the extent that your security interest secures advances made before the person becomes a lien creditor or within 45 days thereafter or made without knowledge of the lien or pursuant to a commitment entered into without knowledge of the lien;

                          (6) A secured party having a purchase money security
                 interest in collateral other than inventory if such purchase money security interest is perfected at the time the Borrower receives possession of the collateral or within 20 days thereafter;

                          (7) A secured party having a security interest in
                 letters of credit, advices of credit, instruments (other than the Mortgage Notes), money, negotiable documents or chattel paper, having possession thereof (either directly or, other than for goods covered by a negotiable document, through a bailee) prior to filing of the UCC Statement, but only so long as such secured party continues to maintain such possession (either directly or, other than for goods covered by a

                         MILLER, CANFIELD, PADDOCK ANO STONE, P.L.C.

Greenwich Capital Financial Products, Inc.
May 4, 1998
Page 13

                 negotiable document, through a bailee) or otherwise continues the perfection of its security interest as provided in MCL 440.9305;

                          (8) Any person having a lien on personal property
                 relating to the removal or cleaning up of hazardous or toxic waste or other measures to alleviate conditions detrimental to the environment under the laws of the State of Michigan or the United States;

                          (9) Any person to whom accounts included in the
                 UCC Collateral or the Collateral were assigned prior to the date of filing the UCC Statement if such assignment did not, alone or in conjunction with other assignments to the same assignee, transfer a significant part of the outstanding accounts of the assignor within the meaning of MCL 440.9302(l)(e);

                          (10) A filed federal tax lien in circumstances other
                 than those in which your security interest securing a given advance is entitled to priority under Section 6323(c) of the Internal Revenue Code of 1986, as amended; or

                          (11) A filed State of Michigan tax lien to the extent
                 that your security interest secures an advance made on or after the earlier of (a) the 46th day after the filing of the State of Michigan tax lien or (b) the date you acquire actual knowledge that the State of Michigan tax lien has been filed.

         VIII. We express no opinion with respect to: (4) the enforceability of provisions in the Credit Documents relating to delay or omission of enforcement of rights or remedies, if any; (b) the enforceability of any provisions in the Credit Documents which purport to waive rights or benefits which, under applicable law, cannot be waived; or (c) the right of any person or entity to institute or maintain any action in any court or upon matters respecting the jurisdiction of any court.

         IX. We express no opinion with respect to the enforceability of any provisions of the Credit Documents with respect to late charges, indemnities, forfeitures liquidated damages, indemnities, compounding of interest, interest on interest, limitation on damages, or prepayment premiums or penalties, if any, and we

                   MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

Greenwich Capital Financial Products, Inc.
May 4, 1998
Page 14

express no opinion as to whether any of the fees or commissions provided for in the Credit Documents or related documents may be regarded as interest for purposes of applying Michigan's usury and other laws regulating the payment or charging of interest or whether such fees or commissions are reasonable. We furthermore express no opinion as to the enforceability of interest if the rate of interest is greater than 25% simple interest per annum based on a calendar year.

         X. Our opinions are subject to generally applicable rules of law which:
(a) limit the availability of a remedy under certain circumstances where another remedy has been elected; (b) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; (a) may permit a party who has materially failed to render or offer performance required by the contract to cure that failure unless permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance, or it was important in the circumstances to the agrieved party that performance occur by the date stated in the contract; or (d) limit the enforceability of provisions releasing, exculpating, or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction (to the extent the action or inaction involves negligence, willful misconduct unlawful conduct, or breach of its contractual obligations to the other party) or liabilities under federal or state securities laws.

         We are members of the Bar of the State of Michigan and do not purport to be an expert in, or to express any opinion concerning the laws of any jurisdiction other than the laws of the State of Michigan, the General Corporation Law of the State of Delaware and the federal law of the United States.

         This opinion is limited to matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion is as of the date hereof, and we undertake no, and hereby disclaim any obligation to advise you or any other person of a change in any matter set forth herein. This opinion is provided to the Lender and the Collateral Agent in connection with the Credit Agreement and is neither to be relied upon nor distributed to any other party, except to such banks as may become parties to the Credit Agreement from time to time in accordance with the provisions of such agreement, without our prior written consent.

                  MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

Greenwich Capital Financial Products, Inc.
May 4, 1998
Page 15

         We do not express any opinion, either implicitly or otherwise, on any issues not expressly addressed above, and no other or additional opinion is implied nor should be inferred from any statement herein.

                                    Very truly yours,

                                    Miller, Canfield, Paddock and Stone, P.L.C.

                                    EXHIBIT D

                     FORM OF NOTICE OF BORROWING AND PLEDGE

                                  [insert date]

Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
Attention: __________________________

       Notice of Borrowing and Pledge No.: __________________________


Ladies/ Gentlemen:

         Reference is made to the Master Loan and Security Agreement, dated as of _______________, 199_ (the "Loan Agreement"; capitalized terms used but not otherwise defined herein shall have the meaning given them in the Loan Agreement), between Source One Mortgage Services Corporation (the "Borrower") and Greenwich Capital Financial Products, Inc. (the "Lender").

         In accordance with Section 2.03(a) of the Loan Agreement, the undersigned Borrower hereby requests that you, the Lender, make Advances to us of approximately $_______ in connection with our delivery of Mortgage Loans on ___________________ [insert requested Funding Date], in connection with which we shall pledge to you as Collateral the Mortgage Loans (along with all previous pledges defined as Eligible Mortgage Loans for such date) set forth on the Mortgage Loan Schedule attached hereto.

         The Borrower hereby certifies, as of such Funding Date, that:

         (a) no Default or Event of Default has occurred and is continuing on the date hereof nor will occur after giving effect to such Advance as a result of such Advance;

         (b) each of the representations and warranties made by the Borrower in or pursuant to the Loan Documents is true and correct in all material respects on and as of such date (in the case of the representations and warranties in respect of Mortgage Loans, solely with respect to Mortgage Loans being included the Borrowing Base on the Funding Date) as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

         (c) the Borrower is in compliance with all governmental licenses and authorizations and is qualified to do business and is in good standing in all required jurisdictions; and

         (d) the Borrower has satisfied all conditions precedent in Section 5.02 of the Loan Agreement and all other requirements of the Loan Agreement.

     The undersigned duly authorized officer of Borrower further represents and warrants that (1) the documents constituting the Custodial File (as defined in the Custodial Agreement) with respect to the Mortgage Loans that are the subject of the Advance requested herein and more specifically identified on the mortgage loan schedule or computer readable magnetic tape delivered to both the Lender and the Custodian in connection herewith (the "Receipted Mortgage Loans") [WITH RESPECT TO DRY LOANS: have been or are hereby submitted] [WITH RESPECT TO WET LOANS: shall be delivered, within thirty (30) days of the date of the execution of this Notice of Borrowing and Pledge,] to Custodian and such Required Documents are to be held by the Custodian subject to Lender's first priority security interest thereon, (2) all other documents related to such Receipted Mortgage Loans (including, but not limited to, mortgages, insurance policies, loan applications and appraisals) have been or will be created and held by Borrower in trust for Lender, (3) all documents related to such Receipted Mortgage Loans withdrawn from Custodian shall be held in trust by Borrower for Lender, and Borrower will not attempt to pledge, hypothecate or otherwise transfer such Receipted Mortgage Loans to any other party until the Advance to which such Receipted Mortgage Loans are related has been paid in full by Borrower and (4) Borrower has granted a first priority perfected security interest in and lien on the Receipted Mortgage Loans.

Borrower hereby represents and warrants that (x) the Receipted Mortgage
Loans have an unpaid principal balance as of the date hereof of $_________ and
(y) the number of Receipted Mortgage Loans is _________.

                                              Very truly yours,

                                              SOURCE   ONE   MORTGAGE
                                              SERVICES CORPORATION

                                              By:_________________________
                                              Name:
                                              Title:

                                                                    SCHEDULE I
                                              TO NOTICE OF BORROWING AND PLEDGE

                    MORTGAGE LOANS PROPOSED TO BE PLEDGED
                          TO LENDER ON FUNDING DATE]

                       [attach Mortgage Loan Schedule]

                                                                    EXHIBIT E

                           UNDERWRITING GUIDELINES

                           [AVAILABLE UPON REQUEST]


        Guidelines include:

                - Source One Mortgage Services Corporation Subprime Underwriting Guidelines in effect as of May 1, 1998

                -  RFC Guidelines dated February, 1998

                -  First Plus Financial Guidelines dated as of January 1, 1998

                                                                    EXHIBIT F

                    REQUIRED FIELDS FOR BANKING LOAN DATA FILE

         The Borrower shall provide the following information electronically within 10 days of funding for each Mortgage Loan:

                  (i)      outstanding principal balance;

                  (ii)     Appraised Value;

                  (iii)    purchase price;

                  (iv) occupancy type (owner occupied/second/vacation/ investment property);

                  (v) property type (single family, 2-8 family, PUD, condominium, other);

                  (vi)     purpose of Mortgage Loan;

                  (vii)    interest paid to date;

                  (viii)   underwriting risk category (A, B, C, D);

                  (ix)     documentation (full, alternative, other);

                  (x) Mortgagor Profile (back-end debt ratio, monthly income, co-borrower flag); and

                  (xi)     FICO score.


         and in the case of Wet Loans:

                  (i)      date monthly payment due;

                  (ii)     amount of monthly payment; and

                  (iii)    first or second lien.

                                                                    EXHIBIT F-1

                   REQUIRED FIELDS FOR SERVICING LOAN DATA FILE

The Borrower shall provide the following information electronically for each Dry Loan:

                  (i)      outstanding principal balance;

                  (ii)     interest paid to date; and

                  (iii) delinquent Mortgage Loan data (foreclosure, bankruptcy).

        and in the case of Wet Loans:

                  (i)      date monthly payment due.

                                                                    EXHIBIT G

        REQUIRED FIELDS FOR MORTGAGE LOAN DATA FILE

        For each Mortgage Loan, the Borrower shall provide the following information electronically to Custodian and Lender:

        (i)     the type of Mortgage Loan;

        (ii)    Borrower's Mortgage Loan identifying number;

        (iii)   Mortgagor's name;

        (iv) street address of the Mortgaged Property including the state and zip code;

        (v)     original months to maturity;

        (vi)    original date of the Mortgage;

        (xvii)  the original principal amount of the Mortgage Loan;

        (xviii) whether the Mortgage Loan is a first lien or a second lien;

        (ix)    the Mortgage Interest Rate; and

        (x) such other information mutually agreed upon by Borrower and Lender.

                                                                    EXHIBIT H

                      FORM OF BORROWING BASE CERTIFICATE
                          [TO BE PROVIDED BY LENDER]

                                                                       EXHIBIT I


                      FORM OF CONFIDENTIALITY AGREEMENT

     In connection with your consideration of a possible or actual acquisition of a participating interest (the "Transaction") in an advance, note or commitment of Greenwich Capital Financial Products, Inc. ("Greenwich") pursuant to a Master Loan Security Agreement between Greenwich and Source One Mortgage Services Corporation ("Source One") dated _______________________, 1998, you have requested the right to review certain non-public information regarding Source One that is in the possession of Greenwich. In consideration of, and as a condition to, furnishing you with such information and any other information (whether communicated in writing or communicated orally) delivered to you by Greenwich or its affiliates, directors, officers, employees, advisors, agents or "controlling persons" (within the meaning of the Securities Exchange
Act of 1934, as amended (the "1934 Act")) (such affiliates and other persons being herein referred to collectively as Greenwich "Representatives") in connection with the consideration of a Transaction (such information being herein referred to as "Evaluation Material"), Greenwich hereby requests your agreement as follows:

      1. The Evaluation Material will be used solely for the purpose of evaluating a possible Transaction with Greenwich involving you or your affiliates, and unless and until you have completed such Transaction pursuant to a definitive agreement between you or any such affiliate and Greenwich, such Evaluation Material will be kept strictly confidential by you and your affiliates, directors, officers, employees, advisors, agents or controlling persons (such affiliates and other persons being herein referred to collectively as "your Representatives"), except that the Evaluation Material or portions thereof may be disclosed to those of your Representatives who need to know such information for the purpose of evaluating a possible Transaction with Greenwich (it being understood that prior to such disclosure your Representatives will be informed of the confidential nature of the Evaluation Material and shall agree to be bound by this Agreement). You agree to be responsible for any breach of this Agreement by your Representatives.

      2. The term "Evaluation Material" does not include any information which (i) at the time of disclosure or thereafter is generally known by the public (other than as a result of its disclosure by you or your Representatives) or (ii) was or becomes available to you on a nonconfidential basis from a person not otherwise bound by a confidential agreement with Greenwich or its Representatives or is not otherwise prohibited from transmitting the information to you. As used in this Agreement, the term "person" shall be broadly interpreted to include, without limitation, any corporation, company, joint venture, partnership or individual.

      3. In the event that you receive a request to disclose all or any part of the information contained in the Evaluation Material under the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction, you agree to (i) immediately notify Greenwich and Source One of the existence, terms and circumstances surrounding such a request, (ii) consult with Source One on the advisability of taking legally available steps to resist or narrow such request, and (iii) if disclosure of such information is required, exercise your best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such information.

      4. Unless otherwise required by law in the opinion of your counsel, neither you nor your Representative will, without our prior written consent, disclose to any person the fact that the Evaluation Material has been made available to you.

      5. You agree not to initiate or maintain contact (except for those contacts made in the ordinary course of business) with any officer, director or employee of Source One regarding the business, operations, prospects or finances of Source One or the employment of such officer, director or employee, except with the express written permission of Source One.

      6. You understand and acknowledge that Source One is not making any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material or any other information provided to you by Greenwich. Source One, its respective affiliates or Representatives, nor any of its respective officers, directors, employees, agents or controlling persons (within the meaning of the 1934 Act) shall have any liability to you or any other person (including, without limitation, any of your Representatives) resulting from your use of the Evaluation Material.

      7. You agree that neither Greenwich or Source One has not granted you any license, copyright, or similar right with respect to any of the Evaluation Material or any other information provided to you by Greenwich.

      8. If you determine that you do not wish to proceed with the Transaction, you will promptly deliver to Greenwich all of the Evaluation Material, including all copies and reproductions thereof in your possession or in the possession of any of your Representatives.

      9. Without prejudice to the rights and remedies otherwise available to Source One, Source One shall be entitled to equitable relief by way of injunction if you or any of your Representatives breach or threaten to breach any of the provisions of this Agreement. You agree to waive, and to cause your Representatives to waive, any requirement for the securing or posting of any bond in connection with such remedy.

      10. The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements made and to be fully performed therein (excluding the conflicts of law rules). You submit to the jurisdiction of any court of the State of New York or the United States District Court for the Southern District of the State of New York for the purpose of any suit, action, or other proceeding arising out of this Agreement.

      11. The benefits of this Agreement shall inure to the respective successors and assigns of the parties hereto, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon the respective successors and assigns.

      12. If it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that any term or provision hereof is invalid or unenforceable, (i) the remaining terms and provision hereof shall be unimpaired and shall remain in full force and effect and (ii) the invalid or unenforceable provision or term shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term or provision.

      13. This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understandings relating to the matters provided for herein. No alteration, waiver, amendments, or change or supplement hereto shall be binding or effective unless the same is set forth in writing by a duly authorized representative of each party and may be modified or waived only by a separate letter executed by Source One and you expressly so modifying or waiving such Agreement.

      14. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement.

      Kindly execute and return one copy of this letter which will constitute our Agreement with respect to the subject matter of this letter.


                                        By: ___________________________
                                            Greenwich Capital Financial
                                            Products, Inc.


Confirmed and agreed to
this _________ day of
_________________, 199__.



By: _____________________
Name:
Title:

                                    EXHIBIT J

                             BANK CREDIT AGREEMENT


[Filed as an 8-K on November 17, 1997 - Third Amended and Restated Revolving Credit Agreement dated as of July 25, 1997 by and among Source One Mortgage Services Corporation, The Mortgage Authority, Inc. and Central Pacific Mortgage Company (subsidiaries of Source One Mortgage Services Corporation), The First National Bank of Chicago (in its capacity as administrative agent for the lenders) and National City Bank, Kentucky, as collateral agent]